AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 13, 1998
                                                      REGISTRATION NO. 333-44419

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -----------------

                                AMENDMENT NO. 3

                                       TO
                                    FORM S-1

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -----------------

                        RECKSON SERVICE INDUSTRIES, INC.

                  (formerly Reckson Services Industries Inc.)
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                     6531/9999                    11-3383642
(STATE OR OTHER JURISDICTION       (PRIMARY STANDARD              (IRS EMPLOYER
            OF                        INDUSTRIAL                  IDENTIFICATION
INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE                  NO.)
                                        NUMBER)

   225 BROADHOLLOW ROAD                              DONALD J. RECHLER
  MELVILLE, NEW YORK 11747                          225 BROADHOLLOW ROAD
  TELEPHONE: (516) 719-7400                       TELEPHONE (516) 719-7400
(ADDRESS AND TELEPHONE NUMBER               (NAME, ADDRESS AND TELEPHONE NUMBER
  OF REGISTRANT'S PRINCIPAL                         OF AGENT FOR SERVICE)
     EXECUTIVE OFFICES)

                             -----------------------

                                   Copies to:

                           THOMAS R. SMITH, JR., ESQ.
                            EDWARD F. PETROSKY, ESQ.
                                BROWN & WOOD LLP
                             ONE WORLD TRADE CENTER
                            NEW YORK, NEW YORK 10048


         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as possible after the effective date of this registration statement.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), check the following box. (X)

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

         If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. ( )


================================================================================

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE AS SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================



PROSPECTUS

                        RECKSON SERVICE INDUSTRIES, INC.

                                  COMMON STOCK

                      RIGHTS TO SUBSCRIBE FOR COMMON STOCK

         This Prospectus is being furnished to both the stockholders of Reckson Associates Realty Corp., a Maryland corporation ("Reckson"), and the limited partners of Reckson Operating Partnership, L.P., a Delaware limited partnership ("Reckson Operating Partnership"), in connection with the distribution by Reckson Operating Partnership and Reckson of 3,905,855 shares of common stock, par value $.01 per share, of Reckson Service Industries, Inc., a Delaware corporation ("RSI" or the "Company"). Each share of RSI common stock will be accompanied by one Preferred Stock Purchase Right, the terms of which are described herein.

         Immediately after the distribution referred to above, RSI will grant at no cost to its stockholders (collectively, the "Holders") non-transferable rights (collectively, the "Subscription Rights") to purchase up to an aggregate of 20,557,130 shares of RSI common stock (the "Rights Offering"). Each Holder will receive one Subscription Right for each share of RSI common stock received in the distribution. Each Subscription Right will entitle the Holder to purchase one share of RSI common stock at a purchase price of $1.03 per share (the "Exercise Price") and, at the election of such Holder, four additional shares (but not less than four additional shares) at a purchase price of $1.03 per share. Holders may exercise their Subscription Rights in respect of one share or five shares of RSI common stock that they are entitled to purchase pursuant to the Subscription Rights. Holders will not be permitted to purchase more than one share and less than five shares in respect of a Subscription Right. The exercise period for the Subscription Rights will expire at 5:00 p.m., New York City time, on June 29, 1998, unless extended by RSI in its discretion (the "Expiration Date"). Once made, subscriptions are irrevocable, and no alternative, conditional or contingent rights will be accepted by RSI.

         SEE "RISK FACTORS" BEGINNING ON PAGE 19 OF THIS PROSPECTUS FOR A DISCUSSION OF MATERIAL RISKS RELEVANT TO THE OWNERSHIP OF RSI COMMON STOCK.

         It is expected that the distribution of RSI common stock will be made on June 11, 1998. The distribution of RSI common stock will be made on the basis of one share of RSI common stock for (i) every 12.5 units of limited partner interest in Reckson Operating Partnership held by the limited partners on May 26, 1998 (the "Record Date") and (ii) every 12.5 shares of common stock, $.01 par value, of Reckson held by Reckson stockholders on the Record Date. No certificates representing fractional shares of RSI common stock will be issued in connection with the distribution of RSI common stock. In lieu of such fractional shares, American Stock Transfer & Trust Company, as Distribution Agent, will pay to any person who would be entitled to a fractional share of RSI common stock an amount of cash (without interest) equal to $1.03 per share.

         RSI Standby LLC (the "Standby Purchaser") has entered into an agreement (the "Standby Agreement") pursuant to which the Standby Purchaser has agreed to purchase, and RSI has agreed to sell, any and all shares of RSI common stock that are the subject of Subscription Rights in the Rights Offering but are not subscribed for by the Holders thereof (the "Standby Commitment Shares") on the Expiration Date at the Exercise Price.

         As a result of certain considerations regarding Reckson's status as a real estate investment trust under Federal tax laws, ownership by any person of RSI common stock is limited to 9.9% of the number of shares or value of the RSI common stock, subject to certain exceptions.

         There is currently no public market for the RSI common stock and none is expected to develop prior to the termination of the exercise period for Subscription Rights. Subsequent to the Expiration Date, RSI anticipates that trading of the shares of RSI common stock may occur on the OTC Bulletin Board. However, shares of RSI common stock have not been approved for listing on any national securities exchange or for quotation on any quotation system, and there can be no assurance that such shares will be so approved or quoted or that a public market will develop or, if one develops, will be sustained or provide liquidity.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is May 13, 1998.





                                TABLE OF CONTENTS

AVAILABLE INFORMATION.......................................................   5
SUMMARY.....................................................................   6
SUMMARY CONDENSED PRO FORMA FINANCIAL INFORMATION...........................  18
RISK FACTORS................................................................  19
  LACK OF OPERATING HISTORY.................................................  19
  LACK OF MANAGEMENT EXPERIENCE.............................................  19
  NO ASSURANCE AS TO ABILITY TO MANAGE GROWTH...............................  19
  UNCERTAINTIES RELATING TO GROWTH BY ACQUISITIONS, INCLUDING LACK OF
     OPERATING HISTORY, COMPETITION AND POSSIBLE DILUTION TO EARNINGS.......  20
  RESTRICTIONS ON BUSINESS AND FUTURE OPPORTUNITIES.........................  20
  DEPENDENCE UPON RECKSON AND RECKSON OPERATING PARTNERSHIP.................  20
  POTENTIAL GEOGRAPHIC CONCENTRATION........................................  20
  RELIANCE ON KEY PERSONNEL; ALLOCATION OF MANAGEMENT'S TIME................  21
  LIMITED FINANCIAL RESOURCES; OBLIGATIONS UNDER FINANCING
     ARRANGEMENTS; LIMITED FUTURE FUNDING COMMITMENTS.......................  21
  CONFLICTS OF INTEREST.....................................................  21
  RELATED PARTY TRANSACTIONS................................................  22
  NO PRIOR SPONSORSHIP OF VENTURE CAPITAL VEHICLE; INVESTMENTS IN
     COMPANIES IN EARLY STAGE OF DEVELOPMENT OR WITH HISTORICAL
     OPERATING LOSSES.......................................................  23
  OWNERSHIP THROUGH JOINT VENTURES, INCLUDING LIMITS ON ABILITY TO
     CONTROL AND INABILITY OF JOINT VENTURER TO PERFORM.....................  23
  STUDENT HOUSING SECTOR UNDERGOING RAPID CHANGE; DEPENDENCE OF
     PROJECTS ON WELL-BEING OF RELATED SCHOOLS; COMPETITION.................  24
  ABSENCE OF A PUBLIC MARKET FOR RSI COMMON STOCK; VOLATILE TRADING
     PRICES.................................................................  24
  ABSENCE OF DIVIDENDS ON RSI COMMON STOCK FOLLOWING THE DISTRIBUTION.......  24
  RISKS OF LOW-PRICED STOCK.................................................  25
  REAL ESTATE INVESTMENT RISKS..............................................  25
  POTENTIAL ENVIRONMENTAL LIABILITY RELATED TO REAL ESTATE..................  26
  CERTAIN ANTITAKEOVER PROVISIONS...........................................  27
  FEDERAL INCOME TAX RISKS..................................................  28
  RISK OF DEFAULT UNDER STANDBY COMMITMENT..................................  28
  RISK OF DILUTION IN THE RIGHTS OFFERING; ACQUISITION OF STOCK UNDER
     STANDBY COMMITMENT.....................................................  28
THE DISTRIBUTION............................................................  29
  BACKGROUND OF, AND REASONS FOR, THE DISTRIBUTION..........................  29
  MANNER OF EFFECTING THE DISTRIBUTION......................................  29
  FEDERAL INCOME TAX CONSEQUENCES...........................................  30
  LISTING AND TRADING OF RSI COMMON STOCK...................................  34
  SHARES AVAILABLE FOR FUTURE SALE..........................................  35
THE RIGHTS OFFERING.........................................................  35
  PURPOSE...................................................................  35
  EXERCISE PRIVILEGE........................................................  36
  NO FRACTIONAL RIGHTS......................................................  36
  EXPIRATION DATE...........................................................  36
  NON-TRANSFERABILITY OF SUBSCRIPTION RIGHTS................................  36
  METHOD OF EXERCISING SUBSCRIPTION RIGHTS..................................  36
     STANDBY AGREEMENT......................................................  37
  FEDERAL INCOME TAX CONSEQUENCES...........................................  37
  USE OF PROCEEDS...........................................................  38
 DIVIDEND POLICY............................................................  38
SELECTED FINANCIAL DATA.....................................................  38
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS...................................................  40
  RESULTS OF OPERATIONS.....................................................  40
  LIQUIDITY AND CAPITAL RESOURCES...........................................  41
  IMPACT OF YEAR 2000.......................................................  42
  PRO FORMA CAPITAL RESOURCES...............................................  43
  PRO FORMA RESULTS OF OPERATIONS...........................................  43
BUSINESS....................................................................  44
  OVERVIEW..................................................................  44
  INITIAL ASSETS OF RSI.....................................................  46
  FUNDING SOURCES FOR RSI...................................................  50
  CHANGES IN INTEREST RATES.................................................  51
  THE INTERCOMPANY AGREEMENT................................................  52
  PROPERTY..................................................................  52
  EMPLOYEES.................................................................  52
  LEGAL PROCEEDINGS.........................................................  53
MANAGEMENT..................................................................  53
  DIRECTORS, DIRECTOR NOMINEE AND EXECUTIVE OFFICERS OF RSI.................  53
  COMMITTEES OF THE BOARD OF DIRECTORS......................................  55
  COMPENSATION OF DIRECTORS.................................................  56
  ANNUAL MEETING............................................................  56
  EMPLOYMENT AGREEMENTS.....................................................  56
  REGISTRATION RIGHTS.......................................................  56
  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AFTER
     THE DISTRIBUTION.......................................................  56
BENEFICIAL OWNERSHIP OF RSI COMMON STOCK....................................  57
  EXECUTIVE COMPENSATION....................................................  58
  RSI STOCK OPTION PLAN.....................................................  59
  CONFLICTS OF INTEREST.....................................................  61
CERTAIN TRANSACTIONS........................................................  61
  SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS............  61
  ACQUISITION OF ASSETS.....................................................  61
  FORMATION AND EQUITY CAPITALIZATION OF RSI; OWNERSHIP OF
     RSI COMMON STOCK ......................................................  62
  THE INTERCOMPANY AGREEMENT................................................  62
  STANDBY AGREEMENT.........................................................  62
DESCRIPTION OF RSI CAPITAL STOCK............................................  63
  AUTHORIZED CAPITAL STOCK..................................................  63
  COMMON STOCK..............................................................  63
  PREFERRED STOCK...........................................................  63
  SERIES A JUNIOR PREFERRED STOCK...........................................  64
  RESTRICTION ON OWNERSHIP OF RSI CAPITAL STOCK.............................  65
  EXCESS STOCK..............................................................  66
  RESTRICTIONS ON OWNERSHIP.................................................  66
CERTAIN ANTITAKEOVER PROVISIONS.............................................  68
  STAGGERED BOARD OF DIRECTORS..............................................  68
  NUMBER OF DIRECTORS; REMOVAL; FILLING VACANCIES...........................  68
  NO STOCKHOLDER ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS................  68
  ADVANCE NOTICE PROVISIONS FOR STOCKHOLDER NOMINATIONS AND
     STOCKHOLDER PROPOSALS .................................................  69
  RELEVANT FACTORS TO BE CONSIDERED BY THE RSI BOARD........................  69
  AMENDMENT.................................................................  70
  PREFERRED RIGHTS PLAN.....................................................  70
  DELAWARE BUSINESS COMBINATION STATUTE.....................................  72
  CONTROL SHARE ACQUISITIONS................................................  73
  LIABILITY OF DIRECTORS AND OFFICERS; INDEMNIFICATION......................  74
EXPERTS.....................................................................  75
LEGAL MATTERS...............................................................  75
INDEX TO FINANCIAL STATEMENTS............................................... F-1




                              AVAILABLE INFORMATION

         RSI  has  filed  with  the  Securities  and  Exchange  Commission  (the
"Commission") a registration statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to RSI common stock. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information, reference is made hereby to the Registration Statement, exhibits and schedules. Statements contained herein concerning any documents are not necessarily complete and, in each instance, reference is made to the copies of such documents filed as exhibits to the Registration Statement. Each such statement is qualified in its entirety by such reference. Copies of these documents may be inspected without charge at the principal office of the Commission at 450 5th Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048, at Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661, and at 5670 Wilshire Boulevard, Suite 1100, Los Angeles, California 90036, and copies of all or any part thereof may be obtained from the Commission upon payment of the charges prescribed by the Commission. Copies of such documents may also be obtained from the Commission's Web Site (http://www.sec.gov).

         Following the effectiveness of the Registration Statement, RSI will be required to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and will file annual, quarterly and other reports with the Commission. The Company will also be subject to the proxy solicitation requirements of the Exchange Act and, accordingly, will furnish audited financial statements to its stockholders in connection with its annual meetings of stockholders.

         NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.





                                     SUMMARY

         This Summary is qualified by the more detailed information set forth elsewhere in this Prospectus, which should be read in its entirety, including the discussion of certain matters set forth under "Risk Factors." Unless the context requires otherwise, references to "Reckson" herein include Reckson, its predecessors, and its direct and indirect subsidiaries, including Reckson Operating Partnership and, unless the context otherwise requires, references to "RSI" or the "Company" herein include RSI and its direct and indirect subsidiaries.

                         The Issuer and the Distribution

Issuer Reckson Service Industries, Inc., a Delaware corporation.

Distributing Entities               Reckson    Operating     Partnership    will
                                    distribute shares of RSI common stock to its
                                    partners,   including   Reckson   Associates
                                    Realty Corp. (which owns approximately 84% of the common units of limited partnership interest in Reckson Operating Partnership), whereupon Reckson Associates Realty Corp.
                                    will distribute to its stockholders the shares of RSI common stock received from Reckson Operating Partnership (collectively, the "Distribution").

Shares to be Distributed            Approximately 3,905,855 shares of RSI common
                                    stock,  representing  95% of the outstanding
                                    shares  of  RSI  common  stock  (subject  to
                                    reduction  to the extent that cash  payments
                                    are  made  in  lieu  of  the   issuance   of
                                    fractional shares of RSI common stock).

Distribution Ratio                  One  share  of  RSI  common  stock  will  be
                                    distributed to (i) Reckson  stockholders for
                                    every 12.5  shares of Reckson  common  stock
                                    held  on  May  26,  1998  and  (ii)  limited
                                    partners  of Reckson  Operating  Partnership
                                    for every 12.5 units of limited  partnership
                                    interest  in Reckson  Operating  Partnership
                                    held  on  May  26,  1998.  No   certificates
                                    representing fractional shares of RSI common
                                    stock will be issued in connection  with the
                                    Distribution.  In lieu of fractional shares,
                                    American Stock Transfer & Trust Company,  as
                                    Distribution  Agent,  will pay to any person
                                    who would be entitled to a fractional  share
                                    of  RSI  common  stock  an  amount  of  cash
                                    (without interest) equal to $1.03 per share.
                                    No  payment  need  be  made  by,  or will be
                                    accepted  from,   Reckson   stockholders  or
                                    limited   partners   of  Reckson   Operating
                                    Partnership  for  RSI  common  stock  to  be
                                    received   by  them  in  the   Distribution.
                                    Furthermore,  Reckson  stockholders will not
                                    be required to surrender or exchange Reckson
                                    common  stock,   and  limited   partners  of
                                    Reckson   Operating   Partnership  will  not
                                    be required to surrender or exchange units of limited partnership interest in Reckson
                                    Operating  Partnership,  in order to receive
                                    RSI common stock.

Background of, and Reasons
for, the Distribution               RSI has been  formed  primarily  to identify
                                    and acquire interests in operating companies
                                    that  engage  in  businesses   that  provide
                                    services for occupants of office, industrial
                                    and other  property  types that  Reckson may
                                    not be  permitted to provide  under  Federal
                                    tax  laws   applicable   to  a  real  estate
                                    investment  trust  ("REIT") or that have not
                                    traditionally   been  performed  by  Reckson
                                    (collectively,  "Commercial Services").  RSI
                                    will also  pursue real estate or real estate
                                    related  investment   opportunities  through
                                    Reckson  Strategic  Venture  Partners,   LLC
                                    ("RSVP"), a real estate venture capital fund
                                    created  as  a  "research  and  development"
                                    vehicle for Reckson to explore and invest in
                                    real   estate   sectors   outside   of   its
                                    traditional  office and industrial  sectors,
                                    thereby  providing the potential for Reckson
                                    to   incorporate   one  or  more  of   these
                                    alternative  sectors into its core business.
                                    RSVP may make or acquire  (a) real estate or
                                    real  estate-related  investments other than
                                    REIT-Qualified   Investments   (as   defined
                                    below) and (b)  investments  satisfying  the
                                    Federal   tax  laws   applicable   to  REITs
                                    ("REIT-Qualified      Investments")     made
                                    available to Reckson Operating Partnership that it has chosen not to pursue.

                                    RSI  will  enter  into  an  agreement   with
                                    Reckson    Operating     Partnership    (the
                                    "Intercompany  Agreement") pursuant to which
                                    RSI and Reckson  Operating  Partnership will
                                    agree  to  provide  each  other  with  first
                                    opportunity  rights in  respect  of  certain
                                    types  of   transactions   and   activities,
                                    thereby reducing the potential for conflicts
                                    of   interest   between   the   parties   by
                                    formalizing   their   relationship   at  the
                                    outset.  See   "Business--The   Intercompany
                                    Agreement."

Business Strategy
of RSI Service Sector Operations. RSI's primary business is to create and manage a system of interrelated services to be offered to the marketplace through a centralized infrastructure. RSI will focus on service sectors that present opportunities to provide Commercial Services to Reckson Operating Partnership and its tenants and to the tenants and customers of RSVP and RSI's other affiliates (collectively, the "Reckson Customer Base"), as well as to other third parties. Currently, the Reckson Customer Base retains third parties to provide many services for their day-to-day operations. Of these services, RSI may seek to offer the Reckson Customer Base telecommunications, document storage, document reproduction and logistics services (i.e., inventory services, messenger services and delivery services), as well as with other services that RSI determines may be utilized by the Reckson Customer Base.

                                    Management    believes    that   there   are
                                    significant    opportunities    to   provide
                                    Commercial  Services to the Reckson Customer
                                    Base and third  parties  that are  currently
                                    provided by third  parties in a more limited
                                    and  fragmented  manner or not  provided  at
                                    all. The opportunities  that the Company may
                                    determine       to      pursue       include
                                    telecommunications,     document    storage,
                                    document    reproduction    and    logistics
                                    services.  Management also believes that RSI
                                    will  benefit from  Reckson's  relationships
                                    with  its   tenants   and   from   Reckson's
                                    reputation   for   providing   high  quality
                                    service     to     its     tenants.      See
                                    "Business--Overview."

                                    Real  Estate  Venture   Capital  Fund.  RSI,
                                    through a subsidiary,  is a managing  member
                                    of RSVP.  RSVP's strategy is to identify and
                                    acquire     interests     in     established
                                    entrepreneurial enterprises with experienced management teams in market sectors which are in the early stages of their growth cycle or offer unique circumstances for attractive investments. RSVP has made an investment in the area of student housing and is targeting additional market sectors. RSVP has retained highly experienced real estate investment professionals that will source, structure and execute transactions within each market sector, as well as manage the day-to-day operations of RSVP, subject to the overall management of RSI's executive officers. RSI has committed to invest up to $100 million in RSVP over a period of three years. In addition, as further described below, RSVP has obtained a $200 million preferred equity facility (the "PaineWebber Equity Facility") from PaineWebber Real Estate Securities Inc. ("PWRES"), which will be partially funded by an investment fund that is jointly sponsored by financier George Soros and PWRES.





Initial Assets of
RSI                                 RSI's initial  investments  are comprised of
                                    (i)   convertible   loans   made  to  OnSite
                                    Ventures,   L.L.C.,   a  company   providing
                                    advanced   telecommunication   systems   and
                                    services  within  commercial and residential
                                    buildings,  (ii) a 9.9%  equity  interest in
                                    Reckson  Executive Centers LLC, an executive
                                    office suites  business  operated at Reckson
                                    properties  that was  acquired  from Reckson
                                    Operating  Partnership for $200,000,  and an
                                    option to acquire a majority equity interest
                                    in InterOffice Superholdings  Corporation, a
                                    privately-held   national  executive  office
                                    suites    business   (the   "Office   Suites
                                    Company"),  and (iii) its indirect interests
                                    in the assets of RSVP  (currently  interests
                                    in  American  Campus  Lifestyles  Companies,
                                    LLC,  a  student  housing   enterprise  that
                                    develops, constructs, manages and acquires on-and off-campus student housing projects, and the Dobie Center, a student housing facility). See "Business--Initial Assets of RSI."

Funding Sources for RSI             RSI expects to  establish a credit  facility
                                    with Reckson Operating Partnership (the "RSI
                                    Facility") in the amount of $100 million for
                                    RSI's service  sector  operations  and other
                                    general  corporate  purposes.  In  addition,
                                    Reckson  Operating  Partnership has approved
                                    the  funding  of  investments  of up to $100
                                    million  with or in RSVP,  through (i) loans
                                    for the funding of RSVP investments prior to
                                    the Distribution, (ii) RSVP-controlled joint
                                    venture  REIT-  Qualified  Investments,   or
                                    (iii) advances made to RSI subsequent to the Distribution under a credit facility (the
                                    "RSVP-ROP Facility", and together with the RSI Facility, the "Credit Facilities") with terms similar to those of the RSI Facility.

                                    RSVP has  obtained  the  PaineWebber  Equity
                                    Facility  which provides for PWRES to invest
                                    up to $200  million in RSVP in the form of a
                                    preferred   equity   interest,   subject  to
                                    certain conditions. Such investment by PWRES
                                    will be  partially  funded by an  investment
                                    fund that is jointly  sponsored by financier
                                    George     Soros     and     PWRES.      See
                                    "Business-Funding Sources for RSI."

Management of RSI                   Donald  J.  Rechler,  Scott H.  Rechler  and
                                    Michael   Maturo  will  serve  as  executive
                                    officers  of  RSI  in  the   capacities   of
                                    Chairman of the Board,  President  and Chief
                                    Executive   Officer   and   Executive   Vice
                                    President,  Treasurer  and  Chief  Financial
                                    Officer,  respectively.  Each RSI  executive
                                    officer  currently  serves  as an  executive
                                    officer of Reckson. Mr. Daniel A. DiSano and
                                    Mr.  Jeffrey D. Neumann will serve as Senior
                                    Vice Presidents of RSI and will be primarily
                                    responsible   for   executing  the  business
                                    strategy  of  RSI.  In  addition,   RSI  has
                                    established a management  advisory committee
                                    to  assist  RSI's   executive   officers  in
                                    developing    investment    strategies   and
                                    evaluating  investment  opportunities.  This
                                    committee  will  consist  of Roger  Rechler,
                                    Mitchell D.  Rechler  and Gregg M.  Rechler,
                                    all  of  whom  are  executive   officers  of
                                    Reckson.   It  is  anticipated   that  RSI's
                                    executive   officers   and  members  of  the
                                    management  advisory committee that are also
                                    officers  of  Reckson   initially  will  not
                                    receive  base  salaries  from RSI.  However,
                                    they have received stock options under RSI's
                                    stock option plan and may receive additional
                                    options,  bonuses  or other  incentive-based
                                    compensation    in    the    future.     See
                                    "Management."

Interests of Certain
Officers and Directors
and Affiliates                      In  addition to each RSI  executive  officer
                                    serving as an executive  officer of Reckson,
                                    Donald J. Rechler,  Scott H. Rechler,  Roger
                                    Rechler and  Mitchell D.  Rechler will serve
                                    as  directors  of both  Reckson  and RSI and
                                    Michael  Maturo  and Gregg M.  Rechler  will
                                    serve as directors of RSI.  RSI's  executive
                                    officers  and the members of the  management
                                    advisory  committee  also have a significant
                                    interest   in   Reckson   and  RSI   through
                                    beneficial ownership of common stock of each
                                    of these  entities and ownership of units of
                                    limited  partnership   interest  in  Reckson
                                    Operating Partnership. As of April 27, 1998,
                                    RSI's executive  officers and the members of
                                    the    management     advisory     committee
                                    beneficially owned approximately 9.77% of the common equity interests of Reckson and, as of the Distribution of RSI common stock and consummation of the Rights Offering
                                    (assuming the full exercise of Rights by the Holders), are expected to beneficially own approximately 12.56% of RSI.

                                    Due to considerations  relating to Reckson's
                                    status as a REIT under Federal tax laws, RSI
                                    was  initially  formed  as a  subsidiary  in
                                    which Reckson  Operating  Partnership  owned
                                    95% of the outstanding  capital stock of RSI
                                    in the  form  of  non-voting  common  stock.
                                    Lightpost  LLC owns the  remaining 5% of the
                                    outstanding capital stock of RSI in the form
                                    of common stock. Donald J. Rechler, Scott H.
                                    Rechler,   Michael  Maturo,  Roger  Rechler,
                                    Mitchell D. Rechler and Gregg M. Rechler and
                                    trusts   controlled   by   certain  of  such
                                    executive  officers  own  70% of the  member
                                    interests of Lightpost LLC and the other 30%
                                    of the member  interests is owned by members
                                    of Reckson  management who are not executive
                                    officers  or  directors  of  Reckson  and  a
                                    Rechler family member who is not a member of
                                    Reckson  management.  The  shares of capital
                                    stock owned by Reckson Operating Partnership
                                    and  Lightpost LLC were issued by RSI on the
                                    same  dates and at the same per share  price
                                    of   $1.10.   Immediately   prior   to   the
                                    Distribution,   the  shares  of   non-voting
                                    common  stock  owned  by  Reckson  Operating
                                    Partnership will be exchanged by RSI for RSI common stock.

                                    RSI expects to obtain the Credit  Facilities
                                    from  Reckson   Operating   Partnership  and
                                    borrowings  thereunder  are expected to bear
                                    interest at the rate equal to the greater of
                                    (i) the prime  rate plus 2% and (ii) 12% per
                                    annum,  with the rate  referred to in clause
                                    (ii) increasing  annually at a rate of 4% of
                                    the prior year's rate. The Credit Facilities
                                    are   expected   to   be   payable   on   an
                                    interest-only   basis  from  net  cash  flow
                                    during its five-year  term.  Advances  under
                                    the  Credit   Facilities  will  be  recourse
                                    obligations  of RSI.  See  "Business-Funding
                                    Sources for RSI."

                                    Jon L. Halpern,  a director of Reckson,  and
                                    affiliated  parties own a 39.13% interest in
                                    OnSite Ventures L.L.C., a 331/3% interest in
                                    a joint venture that owns 76.09% of American
                                    Campus Lifestyles  Companies,  LLC, a 331/3%
                                    interest in a joint  venture that owns a 70%
                                    interest  in the Dobie  Center  and a 22.75%
                                    interest in the Office Suites  Company,  and
                                    may   participate   in  the  management  and
                                    operation of these companies. Management believes that RSI's participation, or, in the Office Suites Company's case, possible participation, in such investments with Mr. Halpern has been the subject of arm's-length negotiations. See "Certain Transactions."

                                    In  addition,  RSI  Standby  LLC,  an entity
                                    owned  by  Donald  J.   Rechler,   Scott  H.
                                    Rechler,   Michael  Maturo,  Roger  Rechler,
                                    Mitchell  D.  Rechler,   Gregg  M.  Rechler,
                                    certain non-executive officers of RSI and Reckson and certain trusts controlled by executive officers of Reckson, has entered into the Standby Agreement relating to the Rights Offering as described below under "Rights Offering."


Organization Chart                  The    following    chart    indicates   the
                                    organizational structure of the Company.

                                    [Description of Organizational Diagram]

                                    The   organizational   diagram   shows  that
                                    Reckson   Service   Industries,   Inc.  (the
                                    "Company" or "RSI") is the 100% owner of RSI
                                    Fund Management LLC. RSI Fund Management LLC
                                    acts as the  managing  member of, and owns a
                                    100% stake in, RSVP Holdings  LLC.  Managing
                                    directors  of  RSVP   Holdings  LLC  have  a
                                    "carried  interest"  in profits  through New
                                    World  Realty,  LLC  which  also  acts  as a
                                    managing  member.  RSVP Holdings LLC acts as
                                    managing  member  of,  and owns  100% of the
                                    common   ownership   interest  of,   Reckson
                                    Strategic  Venture  Partners,  LLC ("RSVP").
                                    PWRES  and  a  fund  jointly   sponsored  by
                                    financier George Soros and PWRES own 100% of
                                    the preferred equity  ownership  interest of
                                    RSVP. The diagram also shows that RSI is the
                                    100% owner of RSI-OSA  Holding Inc.  RSI-OSA
                                    Holding   Inc.   has   invested  in  On-Site
                                    Ventures LLC. Such investment consists of a $1.125 million senior convertible loan and a commitment to loan $6.5 million in the form of subordinated debt convertible into a 58.69% interest in On-Site.


Federal Income Tax
Consequences of the
Distribution                        The  Distribution  of RSI  common  stock  by
                                    Reckson   will  be   treated  as  a  taxable
                                    dividend  to  Reckson  stockholders  to  the
                                    extent  that it is  treated  as made  out of
                                    Reckson's  current or  accumulated  earnings
                                    and  profits  (as   determined  for  federal
                                    income tax purposes). To the extent that the
                                    value of the RSI common stock distributed to
                                    a Reckson  stockholder  exceeds the earnings
                                    and  profits  of Reckson  allocated  to such
                                    distribution,  such  excess  will be treated
                                    first as a  nontaxable  return of capital to
                                    the  extent of such  stockholder's  basis in
                                    its Reckson  common stock and  thereafter as
                                    gain  from  a  deemed   disposition  of  its
                                    Reckson common stock. Reckson will recognize
                                    gain in connection with the  Distribution if
                                    and to the extent  that the value of the RSI
                                    common stock  distributed by Reckson exceeds
                                    Reckson's  basis  in the RSI  common  stock,
                                    which   will   equal    Reckson    Operating
                                    Partnership's  basis therein.  Any such gain
                                    will give rise to additional  taxable income
                                    for Reckson  stockholders  because such gain
                                    will  result  in an  increase  in  Reckson's
                                    earnings and profits.  Reckson  stockholders
                                    will receive a basis in the RSI common stock
                                    equal to the  value  thereof  at the time of
                                    the  Distribution.  The  Distribution of RSI
                                    common  stock will  generally  be taxable to
                                    limited   partners   of  Reckson   Operating
                                    Partnership  only if and to the extent  that
                                    the value of the RSI  common  stock plus any
                                    cash   in   lieu   of   fractional    shares
                                    distributed to them exceeds their respective
                                    bases in their units of limited  partnership
                                    interest in Reckson  Operating  Partnership,
                                    but  certain  limited  partners  may  not be
                                    required to recognize gain equal to the full
                                    amount of such  excess.  Reckson will make a
                                    determination  of the fair  market  value of
                                    the RSI  common  stock as of the date of the
                                    Distribution.  There  can  be no  assurance,
                                    however,  that the Internal  Revenue Service
                                    (the  "Service")  or the  courts  will agree
                                    with the fair  market  value  determined  by
                                    Reckson.  Brown & Wood LLP has  rendered its
                                    opinion  that  the   foregoing   discussion,
                                    together  with  the  discussion  of  federal
                                    income    tax     consequences     discussed
                                    hereinafter,  fairly  summarizes the federal
                                    income  tax  considerations   likely  to  be
                                    material to a recipient of RSI common stock in the Distribution. A copy of the opinion is filed as an exhibit to the Registration
                                    Statement.


Preferred Stock Purchase
Rights Plan of RSI                  RSI will adopt a  Preferred  Stock  Purchase
                                    Rights Plan (the  "Preferred  Rights  Plan")
                                    prior    to    the    Distribution     after
                                    consideration  by the  directors  of the RSI
                                    Board  of   their   fiduciary   duties   and
                                    applicable law. As a result, shares of RSI common stock issued in the Distribution and the Rights Offering will also initially represent Preferred Stock Purchase Rights of
                                    RSI.

Additional Antitakeover
Provisions                          Certain  provisions  of  RSI's  charter  and
                                    bylaws,  as each  will be in  effect  on the
                                    date of the  Distribution  of the RSI common
                                    stock,   and   of   the   Delaware   General
                                    Corporation Law (the "DGCL"),  will have the
                                    effect of making more  difficult a change of
                                    control of RSI in a transaction not approved
                                    by  the  RSI  Board  of   Directors.   These
                                    provisions  include  (i) a  provision  for a
                                    classified  Board,  with only  approximately
                                    one-third  of the Board to be elected in any
                                    year, to serve for three-year  terms, (ii) a
                                    requirement  that  directors be removed only
                                    for  cause  upon  the  affirmative  vote  of
                                    holders of at least 80% of the total  voting
                                    power,    (iii)   a   prohibition   on   the
                                    stockholders'  ability  to  call  a  special
                                    meeting,  (iv) a requirement that actions of
                                    stockholders   be  taken  at  a  meeting  of
                                    stockholders,   rather   than   by   written
                                    consent,  (v) an advance notice  requirement
                                    for  stockholders  to  make  nominations  of
                                    candidates  for  directors or to bring other
                                    business   before  an  annual   meeting   of
                                    stockholders, (vi) a requirement that, under
                                    certain  circumstances,  two-  thirds of RSI
                                    common  stock  approve any merger or similar
                                    business combination  involving RSI, (vii) a
                                    provision   that  the  holder  of   "control
                                    shares" of RSI  acquired in a control  share
                                    acquisition   have  no  voting  rights  with
                                    respect to such control shares except to the
                                    extent  approved  by the vote of the holders
                                    of  two-thirds  of the RSI common stock (for
                                    an  explanation  of  "control  shares" and a
                                    control  share  acquisition,   see  "Certain
                                    Antitakeover    Provisions--Control    Share
                                    Acquisitions"), (viii) subject to certain exceptions, a limitation on the ownership of RSI common stock by any person or entity of 9.9% of the number of shares or value of the RSI common stock and a limitation on the ownership by any person of RSI capital stock to 9.9% of the aggregate value of all classes of RSI capital stock, and (ix) a requirement that amendments to the foregoing provisions be approved by the affirmative vote of at least 80% of the total voting power. The Preferred Rights Plan will also make more difficult a change of control of RSI in a transaction not approved by the RSI
                                    Board of Directors.

                                    The Preferred Rights Plan and the business combination and control shares provisions do not and will not apply to Reckson and its affiliates.

Distribution Agent                  American Stock Transfer & Trust Company will
                                    be   the   Distribution    Agent   for   the
                                    Distribution of the RSI common stock.

Record Date                         May 26, 1998.

Distribution Effective Date         June 11,  1998.  Commencing  on or about the
                                    date of the  Distribution  of the RSI common
                                    stock,  the  Distribution  Agent  will begin
                                    mailing   account   statements    reflecting
                                    ownership of RSI common stock to holders of Reckson common stock and units of limited partnership interest in Reckson Operating
                                    Partnership as of the Record Date. Reckson stockholders and Limited Partners will not be required to make any payment or to take any other action in order to receive the RSI common stock to which they are entitled in the Distribution.

Trading Market                      There is currently no public  market for the
                                    RSI  common  stock and none is  expected  to
                                    develop  prior  to  the  termination  of the
                                    Rights    Offering.    Subsequent   to   the
                                    Expiration   Date,  RSI   anticipates   that
                                    trading of the shares of RSI common stock may occur on the OTC Bulletin Board.

Post-Distribution Dividend
Policy Following the Distribution, RSI intends to use its available funds to pursue investment and business opportunities and, therefore, does not anticipate the payment of any
                                    dividends   on  RSI  common   stock  in  the
                                    foreseeable   future.   Any  declaration  of
                                    dividends  will be subject to the discretion
                                    of the RSI Board of Directors.  In addition,
                                    payment of  dividends  on RSI  common  stock
                                    will  be   prohibited   under   the   Credit
                                    Facilities  until  all  amounts  outstanding
                                    thereunder are paid in full and will also be
                                    subject  to  such   limitations  as  may  be
                                    imposed by any other credit facilities or debt securities that RSI may obtain or issue, as the case may be, from time to time.

Transfer Agent and
Registrar                           American Stock Transfer & Trust Company will
                                    be the Transfer Agent and Registrar for the RSI common stock after the Distribution.



                              The Rights Offering

Purpose of the Rights Offering      RSI is  commencing  a  rights  offering  for
                                    purposes    of    (i)    funding     certain
                                    organizational and start-up costs (estimated
                                    to be $1.5 million) and short-term losses of
                                    the Company,  (ii)  providing RSI sufficient
                                    initial  equity  capital  in order to pursue
                                    its business  objectives and (iii) providing
                                    capital   towards  meeting  minimum  capital
                                    requirements to commence trading in the future on an organized trading system.

Grant of Subscription Rights        Immediately  after the  Distribution  of RSI
                                    common   stock,   RSI  will   grant  to  its
                                    stockholders  (collectively,  "Holders") one
                                    Subscription  Right  for  each  share of RSI
                                    common stock. Each  Subscription  Right will
                                    entitle the Holder to purchase  one share of
                                    RSI  common  stock  at a  purchase  price of
                                    $1.03 per share (the "Exercise  Price") and,
                                    at  the  election  of  such   Holder,   four
                                    additional  shares  (but not less  than four
                                    additional  shares) at a  purchase  price of
                                    $1.03 per share.  Holders may exercise their
                                    Subscription  Rights  in  respect  of one or
                                    five  shares of RSI  common  stock that they
                                    are  entitled to  purchase  pursuant to each
                                    Subscription  Right.  Holders  will  not  be
                                    permitted  to  purchase  more than one share
                                    and less than five  shares in  respect  of a
                                    Subscription Right.  Holders of Subscription
                                    Rights will have the  opportunity to acquire
                                    up  to   an   aggregate   of   approximately
                                    20,557,130 shares of RSI common stock.

Expiration Date                     June 29,  1998 at 5:00  p.m.,  New York City
                                    time.

Non-transferability                 Subscription  Rights  will be  evidenced  by
                                    non-transferable  certificates  that will be
                                    exercisable   by  the   Holder   until   the
                                    Expiration  Date, at which time  unexercised
                                    Subscription Rights will become null and void and subject to the Standby Agreement.

Standby Agreement                   RSI and the Standby  Purchaser  have entered
                                    into the Standby Agreement pursuant to which
                                    the   Standby   Purchaser   has   agreed  to
                                    purchase,  and RSI has  agreed to sell,  any
                                    and all shares of RSI common  stock that are
                                    the  subject of  Subscription  Rights in the
                                    Rights  Offering but are not  subscribed for
                                    by  the  Holders   thereof   (the   "Standby
                                    Commitment Shares") on the Expiration Date at the Exercise Price.

Rights Agent                        American Stock Transfer & Trust Company will
                                    be the  Rights  Agent  of RSI in the  Rights
                                    Offering.


Number of shares of RSI
common stock to be
outstanding after
the Rights Offering                 24,668,556 shares

                                  Risk Factors

         Reckson stockholders and Limited Partners of Reckson Operating Partnership should consider certain matters discussed under "Risk Factors," including risks associated with the limited assets that RSI owns, RSI's lack of operating history, management's lack of experience in certain sectors in which RSI is expected to operate, potential conflicts of interest between Reckson and its affiliates and RSI and its affiliates (including RSVP), RSI's dependence on Reckson Operating Partnership, RSI's current limited access to the capital markets and other funding sources, the existence of certain antitakeover provisions applicable to RSI, the limited trading of the RSI common stock and RSI's intention not to pay any dividends in the foreseeable future.



                SUMMARY CONDENSED PRO FORMA FINANCIAL INFORMATION

         The following table sets forth certain unaudited summary pro forma condensed combined financial information for RSI after giving effect to the acquisition of (i) through its interest in RSVP, a 331/3% interest in a joint venture that owns a 76.09% interest in American Campus Lifestyles Companies, LLC ("ACLC"), (ii) through its interest in RSVP, a 331/3% interest in a joint venture that owns a 70% interest in the Dobie Center, (iii) convertible loans to OnSite Ventures L.L.C. ("OnSite") and (iv) a 9.9% equity interest in Reckson Executive Centers LLC (collectively the "Acquired Investments"), as if they had been consummated, with respect to statement of operations data for the year ended December 31, 1997, as of January 1, 1997, or, with respect to balance sheet data as of December 31, 1997. The information presented is derived from, should be read in conjunction with, and is qualified in its entirety by reference to, the historical financial statements and the notes thereto and the unaudited pro forma condensed combined financial data and the notes thereto appearing elsewhere in this Prospectus. The unaudited summary pro forma condensed combined financial information has been included for comparative purposes only and does not purport to be indicative of the results of operations or financial position which would have been obtained if the acquisition of the Acquired Investments had been effected at the dates indicated or of the financial position or results of operations which may be obtained in the future. See "RSI Pro Forma Financial Statements."


                                                   Pro Forma                 Historical
                                            -------------------------   --------------------
                                                                            Period from
                                                  Year Ended                Inception to
                                             December 31, 1997(1)        December 31, 1997
                                            -------------------------   --------------------


Operations Summary:
  Equity in earnings of RO Partners
   Management, LLC                                $       397,922            $     245,593
  Equity in earnings (loss) of ACLC                       123,886                  (22,156)
  Interest income                                         162,565                   30,383
  Total revenues                                          675,245                  253,820
  Interest expense                                        331,222                   24,380
  Corporate operating expenses                            579,113                  479,113
  Net (loss)                                            (243,304)                  (257,887)

                                                    Pro Forma                Historical
                                               December 31, 1997         December 31, 1997
                                            -----------------------     --------------------
Financial Position:
  Investment in RO Partners Management, LLC       $     3,868,093            $     3,868,093
  Investment in ACLC                                    1,652,165                  1,652,165
  Investment in Reckson Executive Centers,
   LLC                                                    200,000                       --
  Loans receivable                                      1,125,000                  325,000
  Organization and pre-acquisition costs                  681,694                  681,694
  Total assets                                          8,519,695                  7,519,695
  Loans payable to Affiliates                           4,177,857                  3,177,857
  Total liabilities                                     4,297,241                  3,297,241
  Shareholders' equity                                  4,222,454                  4,222,454

  ---------------
  (1) The above historical information is presented from the date of inception of RSI, July 15, 1997.


                                    RISK FACTORS

         Reckson stockholders and limited partners of Reckson Operating Partnership ("Limited Partners") should carefully consider and evaluate all of the information set forth in this Prospectus, including the risk factors listed below. All statements, other than statements of historical facts, included in this Prospectus that address activities, events or developments that RSI expects, believes or anticipates will or may occur in the future, including such matters as future capital expenditures, dividends, acquisitions (including the amount and nature thereof), expansion and other development trends of the real estate or other industries, business strategies, expansion and growth of the operations of RSI and its affiliates and other such matters, are forward-looking statements. These statements are based on certain assumptions and analyses made by RSI in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, including the risk factors discussed below, general economic and business conditions, the business opportunities that may be presented to and pursued by RSI and its affiliates, changes in laws or regulations and other factors, many of which are beyond the control of RSI and its affiliates. Reckson stockholders and Limited Partners are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those anticipated in the forward-looking statements.

LACK OF OPERATING HISTORY

         RSI was formed in July 1997 and has sustained operating losses since its inception. The financial information relating to RSI and its subsidiaries and their respective assets presented elsewhere in this Prospectus is not necessarily indicative of the future consolidated financial condition or results of operations of RSI and its subsidiaries.

LACK OF MANAGEMENT EXPERIENCE

         RSI is likely to pursue investments in sectors, either directly or through RSVP, in which RSI's management has little or no experience. Although RSI's acquisitions of businesses may include retaining management of such businesses, it is anticipated that in most cases RSI's management will be actively involved in overall management and control of the strategic direction of such businesses. However, with the exception of certain officers retained by RSI that are not officers of Reckson and management retained from acquired businesses in the future, if applicable, RSI's management is comprised primarily of officers of Reckson whose primary experience, unlike that of RSI, is acquiring, developing, and re-developing suburban office and industrial properties in the New York "Tri- State" area.

NO ASSURANCE AS TO ABILITY TO MANAGE GROWTH

         RSI intends to expand its operations through the acquisition of Commercial Services businesses. In addition, RSVP may also expand rapidly through the acquisition of real estate and real estate operating companies. The success of RSI's and RSVP's growth strategies will depend, in large part, on their ability to identify attractive business opportunities and effectively operate and integrate any newly acquired businesses, as to which there can be no assurance. The growth plans of RSI and RSVP will require the participation of, and place demands upon, their management and operating personnel. The ability to manage future growth effectively will require the development of operational, financial and management information systems. If RSI or RSVP is unable to manage its growth effectively, RSI's business, results of operations and financial condition may be adversely affected.



UNCERTAINTIES RELATING TO GROWTH BY ACQUISITIONS, INCLUDING LACK OF OPERATING HISTORY, COMPETITION AND POSSIBLE DILUTION TO EARNINGS

         A significant source of RSI's growth will be through acquisition. There can be no assurance that suitable acquisition opportunities will be available to RSI or its affiliates or that RSI or its affiliates will not overpay for acquisitions or that such acquisitions will be efficiently and adequately integrated. There may be significant competition for targeted acquisitions. Some of the companies in which RSI or its affiliates acquire an interest may have little or no operating histories, may have historical operating losses, and have competitors that are larger and more well capitalized. Certain of the acquisitions of RSI or its affiliates may be involved in sectors that are subject to increasing competition. As a result, the costs incurred to acquire or reposition companies may be significant and may not be recovered. Furthermore, there can be no assurance that acquisitions will not be dilutive to RSI's earnings.

RESTRICTIONS ON BUSINESS AND FUTURE OPPORTUNITIES

         RSI will be prohibited under the Intercompany Agreement from making REIT- Qualified Investments unless Reckson Operating Partnership has been given the right of first opportunity in respect thereof and has failed to pursue such investments. In addition, in the event that any such investment becomes available to an affiliate of RSI, including RSVP, such affiliate will be required to allow Reckson Operating Partnership to participate in such investment to the extent of RSI's interest, if any, therein. RSI's charter provides that one of the corporate purposes of RSI is to perform its obligations under the Intercompany Agreement. See "Business--The Intercompany Agreement." RSI also will be required to assist Reckson Operating Partnership in structuring and consummating any REIT-Qualified Investment presented to Reckson Operating Partnership which Reckson Operating Partnership has elected to pursue, on terms determined by Reckson Operating Partnership. As a result, the business and future opportunities of RSI and its affiliates are significantly restricted.

DEPENDENCE UPON RECKSON AND RECKSON OPERATING PARTNERSHIP

          RSI will rely significantly on Reckson for the provision of management expertise and for the financing of its operations. As a result, if Reckson is unable to access the financial markets, RSI's ability to finance its operations may be severely restricted. The Credit Facilities will prohibit advances thereunder to the extent such advances could, in the determination of Reckson, endanger Reckson's status as a REIT. In addition, if in the future Reckson should fail to qualify as a REIT or have a decline in its condition (financial or other) or earnings, affairs or prospects, there is likely to be a substantial adverse effect on RSI's business opportunities, financial condition and results of operations.

POTENTIAL GEOGRAPHIC CONCENTRATION

         RSI will seek to provide various Commercial Services to the Reckson Customer Base and third parties. In light of the geographic concentration of Reckson's properties in the New York tri-state metropolitan area, in providing services to the Reckson Customer Base, RSI will be subject to economic factors impacting such area. The New York tri-state metropolitan area has experienced periodic economic fluctuations and a future decline in its economy may adversely impact the results of operations and financial condition of RSI. To the extent RSI acquires interests in companies that are concentrated geographically, it will be subject to similar risks in respect of such acquisitions.



RELIANCE ON KEY PERSONNEL; ALLOCATION OF MANAGEMENT'S TIME

         The success of RSI and its affiliates depends to a significant degree upon the contribution of its executive officers and senior management referred to under "Management", its management advisory committee and other key personnel that they retain, including the investment professionals employed by RSVP. None of RSI's executive officers or members of its management advisory committee has an employment agreement with RSI; two of the investment professionals of RSVP (the "RSVP Managing Directors") have entered into employment contracts with RSVP. See "Business--Overview--Real Estate Venture Capital Fund." Conversely, each of RSI's executive officers have employment agreements with Reckson pursuant to which they have agreed to spend such time as may be necessary in carrying out their duties thereunder. These executive officers will not have similar obligations to RSI. Furthermore, there can be no assurance that RSI and its affiliates will be able to retain their key managerial and other personnel or to attract suitable replacements or additional personnel if required. Neither RSI nor any of its affiliates has obtained key-man insurance for any of its executive officers, members of its management advisory committee or other key personnel.

LIMITED FINANCIAL RESOURCES; OBLIGATIONS UNDER FINANCING ARRANGEMENTS; LIMITED FUTURE FUNDING COMMITMENTS

         RSI initially will rely primarily on funds raised in the Rights Offering and amounts to be provided to it by Reckson Operating Partnership in connection with the formation and capitalization of RSI, including the Credit Facilities, in order to finance its operations. In connection with the formation and capitalization of RSI, RSI anticipates that under the Credit Facilities it will have the right, subject to certain conditions, to borrow from Reckson Operating Partnership up to an aggregate of $100 million in respect of the RSVP-ROP Facility and $100 million in respect of the RSI Facility. The Credit Facilities will have a term of five years and advances thereunder will be recourse obligations of RSI. Interest will accrue on advances made under the Credit Facilities at a rate equal to the greater of (i) the prime rate plus 2% and (ii) 12% per annum, with the interest rate referred to in clause (ii) increasing annually at a rate of 4% of the prior year's rate. Prior to maturity, interest will be payable quarterly but only to the extent of available net cash flow and on an interest-only basis and will be prepayable without penalty at the option of RSI. As long as there are outstanding advances under either of the Credit Facilities, RSI will be prohibited from paying dividends on any shares of its capital stock. The Credit Facilities will be subject to certain other covenants and will prohibit advances thereunder to the extent such advances could, in the determination of Reckson, endanger Reckson's status as a REIT. There can be no assurance that RSI will be able to satisfy all of its obligations under the Credit Facilities. RSI has obtained the PaineWebber Equity Facility which provides for PWRES to invest $200 million in RSVP in the form of a preferred equity interest, subject to certain conditions. RSI has not received any commitment with respect to any additional borrowings. Other than under the Credit Facilities, Reckson Operating Partnership is not currently obligated to provide any additional funds to RSI or to assist it in obtaining additional financing.

CONFLICTS OF INTEREST

          Donald J. Rechler will serve as Chairman of the Board and Chief Executive Officer of Reckson and Chairman of the Board of RSI, Scott H. Rechler will serve as the President and Chief Operating Officer of Reckson and President and Chief Executive Officer of RSI and a director of Reckson and RSI and Michael Maturo will serve as Executive Vice President, Treasurer and Chief Financial Officer of Reckson and RSI and a director of RSI. Although each of them is committed to the success of RSI, they are also committed to the success of Reckson. None of Donald J. Rechler, Scott H. Rechler or Michael Maturo is committed to spending a particular amount of time on RSI's affairs, nor will any of them devote his full time to RSI. As a result, such officers may spend more time acting in their positions with Reckson, particularly if Reckson encounters operating difficulties or is engaged in significant transactions. Donald Rechler, Roger Rechler, Scott Rechler, Michael Maturo, Gregg M. Rechler and Mitchell D. Rechler are members of the RSI Board of Directors and will also be either insiders of RSI or members of the Reckson board of directors. In addition, it is anticipated that the RSI Board will include only two members who are unaffiliated with RSI and Reckson. As noted below in "--Related Party Transactions," Jon L. Halpern, a director of Reckson, has an interest in certain entities in which RSI has made an investment.

         Officers and directors of a corporation owe fiduciary duties to the stockholders of that corporation. There is a risk that the common membership of management and members of the Boards of Directors of RSI and Reckson will lead to conflicts of interest in the fiduciary duties owed to stockholders by common directors and officers in connection with transactions between the two companies. However, RSI was formed with the specific purpose of entering into and performing the Intercompany Agreement with Reckson Operating Partnership in an effort to avoid conflict of interest issues by identifying at the outset which types of opportunities will be pursued by each company. See "Management--Conflicts of Interest."

         In respect of services to be provided to Reckson Operating Partnership by RSI, management will have a conflict of interest in determining the market rates that Reckson Operating Partnership may be charged for such services. In addition, management will have a conflict of interest in determining whether a REIT-Qualified Investment opportunity outside of Reckson's core business strategy should be pursued by RSI or Reckson.

         In addition, RSVP has been formed as a "research and development" vehicle for Reckson to identify and invest in operating companies in real estate sectors outside of its traditional office and industrial sectors. Under the terms of the PaineWebber Equity Facility, it is contemplated that Reckson Operating Partnership and RSVP will form a joint venture in respect of any such investments and that Reckson Operating Partnership would fund the common equity component of such investment in lieu of RSI. However, RSVP Holdings LLC, the entity through which RSI holds an interest in RSVP, will continue to be entitled to the carried interest component of its interest in RSVP. Furthermore, Reckson will be entitled to integrate such investments into its core business if such investment's platform reaches the maximum investment allocation of RSVP (i.e. 25% of RSVP's initial capital).

         Finally, in respect of the Rights Offering, RSI Standby LLC, an entity owned by Donald J. Rechler, Scott H. Rechler, Michael Maturo, Roger Rechler, Mitchell D. Rechler, Gregg M. Rechler, certain non-executive officers of RSI and Reckson and certain trusts controlled by executive officers of Reckson, has agreed to purchase, and RSI has agreed to sell, any and all shares of RSI common stock that are the subject of Subscription Rights in the Rights Offering but are not subscribed for by the Holders thereof. To the extent the Standby Purchaser fails to perform under the Standby Agreement, management will have a conflict of interest in enforcing such arrangement.

RELATED PARTY TRANSACTIONS

          Jon L. Halpern, a former executive officer and current director of Reckson, beneficially owned substantially all of the OnSite business prior to RSI's acquisition of an interest therein (and will own beneficially a 25.97% interest in OnSite after giving effect to RSI's acquisition of the OnSite business, assuming RSI converts its subordinated convertible note into a 58.69% interest), and owns a 331/3% interest in a joint venture that owns a 70% interest in the Dobie Center, a 331/3% interest in joint venture that owns a 76.09% interest in ACLC, and a 22.75% interest in the Office Suites Company, and may participate in the operation of such entities. Based upon its understanding of the market generally and discussions with third parties specifically, management believes that RSI's participation, or, in the Office Suites Company's case, possible participation, in such investments with Mr. Halpern has been the subject of arm's-length negotiations.

         Related party transactions involve the risk that the related party is in a position to obtain transaction terms, including price and other terms, that are more favorable than the terms that an unrelated party would obtain in an arm's- length negotiation. It had been anticipated previously that Mr. Halpern would have an ongoing role with respect to RSI's real estate venture capital fund. However, it was subsequently determined that the two individuals retained as managing directors for RSVP would serve in such capacity. As a result, RSI and Mr. Halpern entered into an arrangement regarding the projects that the real estate venture capital fund pursued during the time Mr. Halpern was involved with such fund. RSI and Mr. Halpern were represented by separate counsel in determining the arrangement between the parties regarding such projects. Mr. Halpern has also agreed that he will discontinue serving as a member of the Board of Directors of Reckson at the request of the Board of Directors of Reckson at any time after July 1998.

        In addition, RSI Standby LLC, an entity owned by Donald J. Rechler, Scott H. Rechler, Michael Maturo, Roger Rechler, Mitchell D. Rechler, Gregg M. Rechler, certain non-executive officers of RSI and Reckson and certain trusts controlled by executive officers of Reckson, has entered into the Standby Agreement relating to the Rights Offering as described below under "Rights Offering."

NO PRIOR SPONSORSHIP OF VENTURE CAPITAL VEHICLE; INVESTMENTS IN COMPANIES IN EARLY STAGE OF DEVELOPMENT OR WITH HISTORICAL OPERATING LOSSES

         RSVP is a real estate venture capital fund formed to invest in real estate and real estate-related operating companies. RSI has committed to invest up to $100 million in RSVP, and a subsidiary of RSI will serve as the managing member of RSVP. Neither Reckson nor RSI has previously sponsored a real estate venture capital fund. Investments of RSVP may include, among other things, investments in companies in an early stage of development that have historical operating losses. In addition, decreases in values in the property markets, volatility in the securities markets, interest rate increases and unfavorable conditions in the economy generally, and in the real estate industry in particular, may have a negative impact on the performance of RSVP.

         RSVP has obtained the $200 million PaineWebber Equity Facility from PWRES, which will be partially funded by an investment fund that is jointly sponsored by financier George Soros and PWRES. Under the terms of the PaineWebber Equity Facility, RSVP is subject to various covenants and events of default and related remedies. Such remedies include increased control rights of PWRES over the operation of RSVP under certain circumstances. In addition, PWRES and such investment fund, if applicable, will receive a priority or preferred distribution from the operations of RSVP prior to the distribution of cash to the subsidiary of RSI serving as the managing member of RSVP. The RSVP Managing Directors will be entitled to a portion of the profits of the managing member of RSVP after RSI has obtained a return of its capital plus a minimum return thereon. As a result, no assurance can be given that the RSVP Managing Directors will not pursue investments involving greater risk in seeking higher profits. Any investments identified by the RSVP Managing Directors are subject to the approval of RSI.

OWNERSHIP THROUGH JOINT VENTURES, INCLUDING LIMITS ON ABILITY TO CONTROL AND INABILITY OF JOINT VENTURER TO PERFORM

        It is anticipated that RSI and RSVP may hold a significant portion of their assets through joint ventures. Joint venture investments may, under certain circumstances, involve risks not otherwise present, including the possibility that the partners or co-venturer might become bankrupt, that such partners or co- venturer might at any time have economic or other business interests or goals which are inconsistent with the business interests or goals of RSI and its affiliates, and that such partners or co-venturer may be in a position to take action contrary to their instructions or their requests and contrary to their policies or objectives. Such investments may also have the potential risk of impasse on decisions, such as a sale, because neither RSI or its affiliates nor the partner or co-venturer would have full control over the partnership or joint venture. Consequently, actions by such partner or co-venturer might result in subjecting properties owned by the partnership or joint venture to additional risk. RSI and its affiliates will, however, seek to maintain sufficient control of such partnerships or joint ventures to permit their business objectives to be achieved. There is no limitation under RSI's organizational documents as to the amount of available funds that may be invested in partnerships or joint ventures.

STUDENT HOUSING SECTOR UNDERGOING RAPID CHANGE; DEPENDENCE OF PROJECTS ON WELL-BEING OF RELATED SCHOOLS; COMPETITION

         The student housing business is a fragmented sector undergoing rapid development and change. In addition to traditional real estate risks, risks in respect of student housing include economic, social, governmental and demographic factors as they relate to the number of students attending colleges and universities in need of student housing. Student housing facilities are to a large extent reliant upon the well-being of the colleges or universities to which such facilities relate and may be subject to competition from such colleges and universities as well as other providers of student housing. In addition, the maintenance and insurance costs of student housing may exceed the costs typical of multifamily housing. Furthermore, due to the nature of student housing, turnover of tenants is significant and such housing is less utilized during summer months.

ABSENCE OF A PUBLIC MARKET FOR RSI COMMON STOCK; VOLATILE TRADING PRICES

         There is currently no public market for the common stock of RSI, par value $0.01 per share (the "RSI Common Stock"), and none is expected to develop prior to the termination of the Rights Offering. Subsequent to the termination of the Rights Offering, RSI anticipates that trading of the shares of RSI Common Stock may occur on the OTC Bulletin Board. However, shares of RSI Common Stock have not been approved for listing on any national securities exchange or for quotation on any quotation system, and there can be no assurance that such shares will be so approved or quoted, or that a public market will develop, or, if a public market develops, will be sustained or provide liquidity. Furthermore, there can be no assurance as to the prices at which trading in RSI Common Stock will occur after the Distribution. Until the RSI Common Stock is fully distributed and if and until a regular trading market develops, the prices at which trading in the RSI Common Stock occurs may fluctuate significantly. In the event a regular trading market fails to develop for the RSI Common Stock, holders of the RSI Common Stock may not be able to sell their shares promptly at a desired price. Accordingly, holders of the RSI Common Stock should consider an investment therein to be long-term.

ABSENCE OF DIVIDENDS ON RSI COMMON STOCK FOLLOWING THE DISTRIBUTION

         Following the Distribution of RSI Common Stock, RSI intends to use its available funds to pursue investment and business opportunities and, therefore, does not anticipate the payment of any dividends on RSI Common Stock in the foreseeable future.

         Payment of dividends on RSI Common Stock will be prohibited under the Credit Facilities until all amounts outstanding thereunder have been paid in full and will also be subject to such limitations as may be imposed by any other credit facilities and debt securities that RSI may obtain or issue, as the case may be, from time to time. See "Dividend Policy."

RISKS OF LOW-PRICED STOCK

         Since RSI's Common Stock is not expected to be listed on any national securities exchange or quoted on any quotation system, such stock could become subject to Rule 15g-9 under the Exchange Act, which imposes additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and "accredited investors" (generally, individuals with net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, such rule may adversely affect the ability of broker-dealers to sell RSI's Common Stock and may adversely affect the ability of purchasers to sell such stock in the secondary market.

         Commission regulations define a "penny stock" to be any equity security that is not traded on a national securities exchange or quoted on NASDAQ and that has a market price (as therein defined) of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain rules. The Commission's penny stock regulations require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

         The foregoing penny stock restrictions will not apply to RSI's Common Stock if such securities are eventually listed on Nasdaq and have certain price and volume information provided on a current and continuing basis or meet certain minimum net tangible assets or average revenue criteria. There can be no assurance that the RSI Common Stock will qualify for exemption from these restrictions. In any event, even if the RSI Common Stock were exempt from such restrictions, such stock would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to prohibit any person that is engaged in unlawful conduct while participating in a distribution of a penny stock from associating with a broker-dealer or participating in a distribution of a penny stock, if the Commission finds that such a restriction would be in the public interest. At any time that the RSI Common Stock is subject to the rules on penny stocks, the market liquidity for the RSI Common Stock is likely to be severely adversely affected.

REAL ESTATE INVESTMENT RISKS

        RSI may invest in real estate, particularly through its holdings in RSVP. Investments in real estate are subject to the risks incident to the ownership and operation of real estate. The following information discusses the material risks relating to the real estate investments of RSI. The yields available from equity investments in real estate depend on the amount of income generated and expenses incurred. RSI, through RSVP, has made an initial investment in the area of student housing. RSVP will likely make additional investments in commercial real estate, although it has not yet determined the types of real estate that RSVP will pursue. The revenues received by RSI from RSVP's real estate investments and the value of such investments may be adversely affected by the national, state and local economic climate and real estate conditions (such as oversupply of or reduced demand for space and changes in market rental rates). The rents which properties may command and the ability to re-let space are dependent upon the perceptions of prospective tenants of the safety, convenience and attractiveness of the properties. The cash flow received from real estate investments may be negatively effected by the inability to collect on a timely basis all rent from tenants, the expense of periodically renovating, repairing and reletting spaces, and increasing operating costs (including real estate taxes and utilities) which may not be passed through to tenants. Each of the foregoing factors may ultimately result in decreases in cash flows from real estate properties and losses for RSI's real estate investments, or may cause such investments to be less profitable than they otherwise would be. Certain significant expenditures associated with investments in real estate (such as mortgage payments, real estate taxes, insurance and maintenance costs) are generally not reduced when circumstances cause a reduction in rental revenues from the property. If a property is mortgaged to secure the payment of indebtedness and if the owner is unable to meet its mortgage payments, a loss could be sustained as a result of foreclosure on the property or the exercise of other remedies by the mortgagee. In addition, the value of RSVP's real estate investments and income from such investment are also affected by such factors as compliance with laws, including tax laws, interest rate levels and the availability of financing. Also, the rentable square feet of commercial property is often affected by market conditions and may therefore fluctuate over time. In addition, equity real estate investments are relatively illiquid and, as a result, RSVP may not be able to realize the full value of its real estate investments if it has to dispose of such investments at inopportune times.

         RSI and its affiliates, including RSVP, may engage in the selective development and construction of real estate properties. Development and construction activities include the risk that development opportunities may be abandoned after expending resources to determine feasibility, in which case RSI will incur losses from pursuing such opportunities. In addition, RSI's construction and development activities may generate less net income or losses for RSI as a result of construction costs of a project exceeding original estimates; occupancy rates and rents at a newly completed property being insufficient to make the property profitable; financing not being available on favorable terms for development of a property; and construction and lease-up not being completed on schedule, resulting in increased debt service expense and construction costs. Development activities are also subject to risks relating to the inability to obtain, or delays in obtaining, all necessary zoning, land-use, building, occupancy and other required governmental permits and authorizations. Each of these factors may lead to losses or less income for RSI. In addition, new development activities, regardless of whether or not they are ultimately successful, typically require a substantial portion of management's time and attention.

POTENTIAL ENVIRONMENTAL LIABILITY RELATED TO REAL ESTATE

        Under various federal, state and local laws, ordinances and regulations (including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Occupational Safety and Health Act, the Resource Conservation and Recovery Act and federal, state and local laws governing the management of asbestos abatement), an owner of real estate is liable for the costs of removal or remediation of certain hazardous or toxic substances on or in such property. These laws often impose such liability without regard to whether the owner knew of, or was responsible for, the presence of such hazardous or toxic substances. The cost of any required remediation and the owner's liability therefor as to any property is generally not limited under such enactments and could exceed the value of the property and/or the aggregate assets of the owner. The presence of such substances, or the failure to properly remediate such substances, may adversely affect the owner's ability to sell or rent such property or to borrow, using such property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at a disposal or treatment facility, whether or not such facility is owned or operated by such person. Certain environmental laws govern the removal, encapsulation or disturbance of asbestos-containing materials
("ACMs") when such materials are in poor condition, or in the event of renovation or demolition. Such laws impose liability for release of ACMs into the air and third parties may seek recovery from owners or operators of real properties for personal injury associated with ACMs. In connection with the ownership (direct or indirect), operation, management and development of real properties, RSI and its affiliates may be considered an owner or operator of such properties or as having arranged for the disposal or treatment of hazardous or toxic substances and, therefore, potentially liable for removal or remediation costs, as well as certain other related costs, including governmental fines and injuries to persons and property.

CERTAIN ANTITAKEOVER PROVISIONS

         RSI's charter and bylaws, the Preferred Rights Plan and applicable sections of the DGCL may make more difficult the acquisition of control of RSI without the approval of the RSI Board of Directors. Certain provisions of RSI's charter and bylaws, among other things: (i) classify the RSI Board of Directors into three classes, each of which serves for staggered three-year terms; (ii) provide that a director of RSI may be removed by the affirmative vote of stockholders having at least 80% of the total voting power only for cause; (iii) provide that only the Chairman of the Board, President or the RSI Board of Directors may call special meetings of the stockholders; (iv) provide that the stockholders may take action only at a meeting of RSI stockholders, not by written consent; (v) provide that stockholders must comply with certain advance notice procedures in order to nominate candidates for election to the RSI Board of Directors or to place stockholders' proposals on the agenda for consideration at meetings of the stockholders; (vi) provide that, under certain circumstances, the affirmative vote of the holders of two-thirds of the RSI Common Stock is required to approve any merger or similar business combination involving RSI;
(vii) provide that the holder of "control shares" of RSI acquired in a control share acquisition have no voting rights with respect to such control shares except to the extent approved by the vote of the holders of two-thirds of the RSI Common Stock (the "control shares provision"); (viii) subject to certain exceptions, limit the ownership by any person of RSI Common Stock to 9.9% of the number of shares or value of the RSI Common Stock and limit the ownership by any person of RSI capital stock to 9.9% of the aggregate value of all classes of RSI capital stock; and (ix) provide that the stockholders may amend or repeal any of the foregoing provisions of the charter or bylaws only by a vote of at least 80% of the stock entitled to vote generally in the election of directors. With certain exceptions, Section 203 of the DGCL ("Section 203") imposes certain restrictions on mergers and other business combinations between RSI and any holder of 15% or more of the RSI Common Stock. The charter provides that the control shares provision, the Preferred Rights Plan and Section 203 do not apply to Reckson and its affiliates. Accordingly, Reckson and its affiliates will be in a position to effect a business combination or other transaction with RSI in situations where others would be restricted from effecting a similar transaction. RSI's charter authorizes the Board of Directors to issue up to 25 million shares of preferred stock, par value $.01 per share, in series, and to establish the rights and preferences (including the exchange of such shares of preferred stock into shares of RSI Common Stock) of any series of preferred stock so issued. The issuance of certain types of preferred stock could have the effect of delaying or preventing a change in control of RSI, even if such a change in control were in the best interests of some, or a majority, of RSI's stockholders. See "Description of RSI Capital Stock" and "Certain Antitakeover Provisions."

        The Preferred Rights Plan would cause substantial dilution to a person or group that attempts to acquire RSI on terms not approved in advance by the RSI Board of Directors. Under the Preferred Rights Plan, until 10 business days following such time as a person or group has acquired beneficial ownership of, or has proposed a tender offer or exchange offer that would result in such person or group owning, 10% or more of the outstanding shares of RSI Common Stock (the "Preferred Rights Distribution Effective Date"), the Preferred Rights will be transferred only with the RSI Common Stock. Following the Preferred Rights Distribution Effective Date, separate certificates evidencing the Preferred Rights will be mailed to each holder of record on the Preferred Rights Distribution Effective Date. Thereafter, each holder of a Preferred Right (other than the person or group) will have the right to receive, upon exercise of such Preferred Right, that number of shares of RSI Common Stock having a market value equal to two times the exercise price of the Preferred Right. Similar provisions apply in the event of a merger or other business combination as a result of which an acquiring person or group will own 10% or more of the outstanding shares of RSI common stock. Prior to the time that any such person or group acquires 10% or more of the outstanding shares of RSI Common Stock, the RSI Board of Directors may redeem the Preferred Rights in whole for $.01 per Preferred Right. After the time that any such acquiring person or group acquires 10% or more, but less than 50%, of the outstanding shares of RSI Common Stock, the RSI Board of Directors may exchange the Preferred Rights, in whole or in part, at an exchange ratio of one share of RSI Common Stock, or one-hundredth of a share of Series A Junior

Preferred   Stock,   per  Preferred  Right.  See  "Description  of  RSI  Capital
Stock--Series A Junior Preferred Stock."

FEDERAL INCOME TAX RISKS

          On the Distribution Effective Date, in the opinion of Brown & Wood LLP, counsel to RSI and Reckson ("Tax Counsel"), Reckson will recognize gain measured by the excess, if any, of the value of the RSI Common Stock distributed by Reckson over the basis of Reckson in such stock, which will depend in turn on the basis of Reckson Operating Partnership in such stock. Any such gain will give rise to additional taxable income for Reckson stockholders because such gain will result in an increase in Reckson's earnings and profits. In addition, the Distribution will be taxable to a Limited Partner if and to the extent that the value of the RSI Common Stock and any cash received in lieu of fractional shares exceeds the Limited Partner's basis in his unit of limited partner interest in Reckson Operating Partnership, but certain Limited Partners may not be required to recognize gain equal to the amount of such excess. Because of its factual nature, Tax Counsel is unable to render an opinion with respect to the value of the RSI Common Stock to be distributed by Reckson. Reckson will make a determination of the fair market value of the RSI Common Stock as of the date of the Distribution. There can be no assurance, however, that the Service or the courts will agree with the amount determined by Reckson. See "The Distribution--Federal Income Tax Consequences."

RISK OF DEFAULT UNDER STANDBY COMMITMENT

         Under the terms of the Standby Agreement, the Standby Purchaser will be obligated to purchase any and all shares of RSI Common Stock that are the subject of Subscription Rights in the Rights Offering but are not subscribed for by Holders thereof. However, the obligations of the Standby Purchaser under the Standby Agreement are not secured by any collateral or letters of credit. As a result, there can be no assurance that the Standby Purchaser will perform its obligations under the Standby Agreement.

RISK OF DILUTION IN THE RIGHTS OFFERING; ACQUISITION OF STOCK UNDER STANDBY COMMITMENT

         Holders not subscribing for shares of RSI Common Stock pursuant to Subscription Rights will be subject to dilution of their ownership interest in RSI. Such dilution may be significant.

         The Rights Offering involves the offering of 20,557,130 shares (or approximately 83%) of the 24,668,556 shares of RSI that will be issued and outstanding after the Distribution and the Rights Offering. As a result of the Standby Agreement, to the extent a large number of Holders do not exercise their Subscription Rights, the Standby Purchaser may acquire a significant portion of the issued and outstanding shares of RSI Common Stock.



                                THE DISTRIBUTION

BACKGROUND OF, AND REASONS FOR, THE DISTRIBUTION

          RSI has been formed primarily to identify and acquire interests in operating companies that engage in businesses that provide Commercial Services. RSI will also pursue real estate and real estate related investment opportunities through RSVP, a real estate venture capital fund created as a "research and development" vehicle for Reckson to explore and invest in real estate sectors outside of its traditional office and industrial sectors, thereby providing the potential for Reckson to incorporate one or more of these alternative sectors into its core business. RSI will enter into the Intercompany Agreement pursuant to which RSI and Reckson Operating Partnership have agreed to provide each other with first opportunity rights in respect of certain types of transactions and activities thereby reducing the potential for conflicts of interest between the parties by formalizing their relationship at the outset. In this regard, management believes that by identifying the opportunities to be offered to the other party and establishing the process by which such opportunities will be offered, the potential conflicts of interest are reduced. For information regarding the types of such transactions and activities, see "Business--The Intercompany Agreement."

         RSI intends to (i) provide various Commercial Services to the Reckson Customer Base and third parties, (ii) invest in and manage RSVP and (iii) make or acquire (a) real estate or real estate-related investments other than REIT-Qualified Investments and (b) REIT-Qualified Investments made available to Reckson Operating Partnership that it has chosen not to pursue. RSI, directly or through its affiliates, may also act as a lessee and operator of real estate owned by Reckson Operating Partnership and others.

         Due to considerations relating to Reckson's status as a REIT under Federal tax laws, RSI was initially formed as a subsidiary in which Reckson Operating Partnership owned 95% of the outstanding capital stock of RSI in the form of non-voting common stock. Lightpost LLC owns the remaining 5% of the outstanding capital stock of RSI in the form of voting common stock. The shares of capital stock owned by Reckson Operating Partnership and Lightpost LLC were issued by RSI on the same dates and at the same per share price. Immediately prior to the Distribution, the shares of non-voting common stock of RSI owned by Reckson Operating Partnership will be exchanged by RSI for RSI Common Stock.

         The Distribution will afford investors who own both common stock of Reckson, par value $0.01 ("Reckson Common Stock") and RSI Common Stock the opportunity to participate in the benefits of the REIT operations of Reckson (including ownership of real property) and the non-REIT operations of the Company. A small number of REITs, operating under tax provisions that no longer are available to other REITs, have shares that are "paired" or "stapled" with shares of an operating company that is liable for regular corporate income tax. The shares of RSI Common Stock and the Reckson Common Stock are not, and will not be, paired or stapled in any manner and may be owned and transferred separately and independently of each other. However, investors who choose to own both shares of RSI Common Stock and Reckson common stock will, in effect, have the economic equivalent of a "stapled" investment in the Company and Reckson.

MANNER OF EFFECTING THE DISTRIBUTION

         It is expected that the date of the Distribution will be June 11, 1998 (the "Distribution Effective Date"). At the time of the Distribution, share certificates for RSI Common Stock will be delivered to the Distribution Agent. Commencing on or about the date of the Distribution, the Distribution Agent will begin mailing account statements reflecting ownership of RSI Common Stock to holders of Reckson Common Stock and units of limited partnership interest in Reckson Operating Partnership (the "Units") as of the Record Date. The Distribution will be made on the basis of one share of RSI Common Stock for every 12.5 shares of Reckson Common Stock held by Reckson stockholders on the Record Date and one share of RSI Common Stock for every 12.5 Units held by Limited Partners on the Record Date. No certificates representing fractional shares of RSI Common Stock will be issued in connection with the Distribution. In lieu of fractional shares, the Distribution Agent will pay to any person who would be entitled to a fractional share of RSI Common Stock an amount of cash (without interest) equal to $1.03 per share. All shares of RSI Common Stock will be fully paid and nonassessable. See "Description of RSI Capital Stock."

         Prior to the Distribution Effective Date, inquiries relating to the Distribution should be directed to the Distribution Agent at American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005, or by telephone at (718) 921-8200 (telecopier (718) 234-5001)), Monday through Friday, 9:00 a.m. to 5:00 p.m. (New York City time). After the Distribution Effective Date, inquiries may be directed to the Distribution Agent or RSI Investor Relations, at 225 Broadhollow Road, Melville, New York 11747, or by telephone at
(516) 719-7400, Monday through Friday, 9:00 a.m. to 5:00 p.m. (New York City time).

         NO HOLDER OF SHARES OF RECKSON COMMON STOCK OR UNITS WILL BE REQUIRED TO MAKE ANY PAYMENT FOR THE SHARES OF RSI COMMON STOCK TO BE RECEIVED IN THE DISTRIBUTION OR TO SURRENDER OR EXCHANGE SHARES OF RECKSON COMMON STOCK OR UNITS OR TO TAKE ANY OTHER ACTION IN ORDER TO RECEIVE RSI COMMON STOCK TO WHICH SUCH HOLDER IS ENTITLED IN THE DISTRIBUTION.

FEDERAL INCOME TAX CONSEQUENCES

         Introduction. The following is a summary of the material federal income tax considerations associated with the Distribution. This discussion is based upon the laws, regulations and reported rulings and decisions in effect as of the date of this Prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. This discussion does not purport to deal with the federal income or other tax consequences applicable to all investors in light of their particular investment circumstances or to all categories of investors, some of whom may be subject to special rules (including, for example, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States). No ruling on the federal, state or local tax considerations relevant to the operation of Reckson or RSI or to the Distribution is being requested from the Service or from any other tax authority. Brown & Wood LLP ("Tax Counsel") has rendered certain opinions discussed herein, which Tax Counsel believes address the material issues with respect to the Distribution and with respect to the qualification of Reckson as a REIT which are raised by the structure and currently anticipated activities of RSI. Such opinion is filed as an exhibit to the Registration Statement. Tax Counsel believes that if the Service were to challenge the conclusions of Tax Counsel, such conclusions would prevail in court. However, opinions of counsel are not binding on the Service or on the courts, and no assurance can be given that the conclusions reached by Tax Counsel would be sustained in court.

ALL RECKSON STOCKHOLDERS AND RECKSON OPERATING PARTNERSHIP LIMITED PARTNERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE DISTRIBUTION TO THEM, INCLUDING THE APPLICATION OF STATE, LOCAL AND FOREIGN TAX LAWS.

        Taxation of Reckson in General. Reckson has made an election to be treated as a real estate investment trust under Sections 856 through 860 of the Code (as used in this section, a "REIT"), commencing with its taxable year ended December 31, 1995. Reckson believes that it was organized and has operated in such a manner so as to qualify as a REIT, and Reckson intends to continue to operate in such a manner, but no assurance can be given that it has operated in a manner so as to qualify, or will operate in a manner so as to continue to qualify as a REIT.

         The sections of the Code relating to qualification and operation as a REIT are highly technical and complex. In the opinion of Tax Counsel, commencing with its taxable year ended December 31, 1995, Reckson has been organized in conformity with the requirements for qualification as a REIT, and its proposed manner of operation will enable it to meet the requirements for qualification as a REIT in the future. It must be emphasized that this opinion is based on various assumptions relating to the organization and operation of Reckson and Reckson Operating Partnership and is conditioned upon certain representations made by Reckson as to certain relevant factual matters, including matters related to the organization, expected operation, and assets of Reckson and Reckson Operating Partnership. Moreover, continued qualification as a REIT will depend upon Reckson's ability to meet, through actual annual operating results, the distribution levels, stock ownership requirements and various qualification tests and other requirements imposed under the Code, as discussed below. Tax Counsel will not review Reckson's operations. Accordingly, no assurance can be given that the actual stock ownership of Reckson, the mix of its assets, or the results of its operations for any particular taxable year will satisfy such requirements.

         Tax Counsel has also addressed what Tax Counsel believes to be the material issues with respect to the qualification of Reckson as a REIT which are raised by the structure and currently anticipated activities of RSI. In particular, Tax Counsel has opined that Reckson and RSI will be treated as separate corporate entities, that RSI will not be treated as an agent of Reckson and that Reckson and RSI will not constitute stapled entities under Section 269B of the Code.

         Taxation of RSI. RSI will not seek to qualify for taxation as a real estate investment trust. Accordingly, RSI will be taxed as a C corporation, subject to regular corporate income tax rates.

         Income Recognition by Reckson as a Result of the Distribution. On the Distribution Effective Date, Reckson will, in the opinion of Tax Counsel, recognize gain on the Distribution if and to the extent that the value of the RSI Common Stock distributed by Reckson exceeds the basis of Reckson in such stock, which will equal Reckson Operating Partnership's basis therein. Because of the factual nature of the valuation issue, Tax Counsel is unable to render an opinion on it. Reckson will make a determination of the fair market value of the RSI Common Stock as of the Distribution Effective Date. There can be no assurance, however, that the Service or the courts will agree with the amount determined by Reckson. The amount of gain, if any, will increase Reckson's earnings and profits.

         Taxation of Taxable Domestic Stockholders of Reckson as a Result of the Distribution. The Distribution will be treated as a distribution whose amount equals the value of the RSI Common Stock distributed plus any cash in lieu of fractional shares. As described above under "--Income Recognition by Reckson as a Result of the Distribution," the amount of gain, if any, to be recognized by Reckson as a result of the Distribution will increase Reckson's earnings and profits. As a result the Distribution will give rise to additional taxable income for Reckson stockholders to the extent of any such gain.

         Reckson stockholders will receive a basis in RSI Common Stock equal to the value thereof at the time of the Distribution. A Reckson stockholder's holding period in the RSI Common Stock will not include any period during which such stock was held by Reckson or Reckson Operating Partnership. As long as Reckson qualifies as a REIT in the year of the Distribution, the portion of the Distribution made to Reckson's taxable U.S. stockholders out of Reckson's current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by such U.S. stockholders as ordinary income and, for corporate stockholders, will not be eligible for the dividends received deduction. The portion of the Distribution in excess of current and accumulated earnings and profits allocable to the Distribution will not be taxable to a stockholder to the extent that such portion does not exceed the adjusted basis of the stockholder's Reckson Common Stock, but rather will reduce the adjusted basis of such shares. To the extent that the portion of the Distribution in excess of current and accumulated earnings and profits allocable to the Distribution exceeds the adjusted basis of a stockholder's Reckson Common Stock, the Distribution will be included in income as capital gain (taxable at the short-term, mid-term or long-term rates depending on the period of time that the stockholder has held the shares) assuming the shares are a capital asset in the hands of the stockholder.

         To the extent that Reckson designates a portion of the Distribution as a capital gain dividend, such portion will be taxable to Reckson stockholders as gain from the sale of a capital asset held for more than one year, without regard to the period for which the stockholder has held its Reckson Common Stock. U.S. stockholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

         Preferred Rights Plan. Based on a published ruling of the Service, since at the time of the adoption of the Preferred Rights Plan the exercise of the Rights at any time will likely be both remote and speculative, the adoption of the Preferred Rights Plan should not constitute the distribution of stock or property by RSI to its stockholders or an exchange of property or stock by such stockholders and, therefore, should not result in any income tax consequences to the holders of the RSI Common Stock.

         Taxation of Tax-Exempt Stockholders of Reckson as a Result of the Distribution. Most tax-exempt employees' pension trusts are not subject to federal income tax except to the extent of their receipt of "unrelated business taxable income" as defined in Section 512(a) of the Code ("UBTI"). The Distribution to a stockholder that is a tax-exempt entity should not constitute UBTI, provided that the tax-exempt entity has not financed the acquisition of its Reckson Common Shares with "acquisition indebtedness" within the meaning of the Code and the Reckson Common Shares are not otherwise used in an unrelated trade or business of the tax-exempt entity. In addition, certain pension trusts that own more than 10% of a "pension-held REIT" must report a portion of the dividends that they receive from such a REIT as UBTI. Reckson has not been and does not expect to be treated as a pension-held REIT for purposes of this rule.

         Taxation of Foreign Stockholders of Reckson as a Result of the Distribution. The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders (collectively, "Non-U.S. Stockholders") are complex, and no attempt will be made in this Prospectus to provide more than a summary of such rules. Non-U.S. Stockholders should consult with their own tax advisors to determine the impact of federal, state and local tax laws with regard to the Distribution, including any reporting requirements. In general, as is the case with domestic taxable stockholders of Reckson, the Distribution is treated as a distribution whose amount equals the value of the RSI Common Stock distributed plus any cash in lieu of fractional shares, and Reckson stockholders will receive a basis in RSI Common Stock equal to the fair market value thereof at the time of the Distribution.

        The Distribution will be treated as an ordinary income dividend to the extent that it is made out of current and accumulated earnings and profits of Reckson and is neither attributable to gain from sale or exchange by Reckson of United States real property interests nor designated by Reckson as a capital gain dividend. The portion of the Distribution that will be treated as an ordinary income dividend ordinarily will be subject to a withholding tax equal to 30% of the gross amount thereof, unless an applicable tax treaty reduces or eliminates that tax. Reckson expects to withhold U.S. income tax at the rate of 30% on the gross amount of the Distribution made to a Non-U.S. Stockholder unless (i) a lower treaty rate applies and the Non-U.S. Stockholder has filed the required IRS Form 1001 with Reckson or (ii) the Non-U.S. Stockholder files an IRS Form 4224 with Reckson claiming that the distribution is effectively connected with the Non-U.S. Stockholder's conduct of a U.S. trade or business. The portion of the Distribution that is in excess of Reckson's current and accumulated earnings and profits allocable to the Distribution will be subject to a 10% withholding requirement but will not be taxable to a stockholder to the extent that such excess does not exceed the adjusted basis of the stockholder's Reckson Common Shares, but rather will reduce the adjusted basis of such shares. To the extent that the portion of the Distributions in excess of current and accumulated earnings and profits allocable to the Distribution exceeds the adjusted basis of a Non-U.S. Stockholder's shares, the Distribution will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of the Reckson Common Shares.

         Provided that Reckson is a "domestically controlled REIT" for federal income tax purposes, a Non-U.S. Stockholder would be subject to taxation on gain from the sale or disposition of Reckson Common Shares only if (i) the investment in the Reckson Common Shares were treated as effectively connected with the Non-U.S. Stockholder's U.S. trade or business, in which case the Non-U.S. Stockholder would be subject to the same treatment as U.S. stockholders with respect to such gain, or (ii) the Non-U.S. Stockholder were a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and either the individual has a "tax home" in the United States or the gain is attributable to an office or other fixed place of business maintained by the individual in the United States, in which case the gain would be subject to a 30% tax. RSI believes that Reckson is and will continue to be a domestically controlled REIT.

         As Reckson will not be able to determine, at the time that the Distribution is made, the portion of the Distribution, if any, that will be in excess of the current and accumulated earnings and profits allocable to the Distribution, the Distribution will be subject to withholding as though the entire Distribution (apart from any portion designated as a capital gain dividend) were an ordinary income dividend. However, a Non-U.S. Stockholder may seek a refund of such amounts from the Service if it is subsequently determined that a portion of the Distribution was, in fact, in excess of Reckson's current and accumulated earnings and profits allocable to the Distribution.

         Management believes that the RSI Common Stock may constitute a United States real property interest. However, because management anticipates that any gain to be recognized by Reckson as a result of the Distribution will be nominal, as described above under "--Income Recognition by Reckson as a Result of the Distribution," management does not anticipate that a significant portion of the Distribution will be treated as attributable to gain upon the disposition of United States real property interests. To the extent that a portion of the Distribution were to be treated as attributable to gain upon the disposition of a United States real property interest, a non-U.S. Stockholder would be subject to tax on such portion as though it were gain that was effectively connected with a United States trade or business of such Non-U.S. Stockholder. Thus, Non-U.S. Stockholders would be taxed on such portion of the Distribution at the normal capital gain rates applicable to U.S. stockholders. Reckson is required under applicable Treasury Regulations to withhold 35% of any distribution to a Non-U.S. Stockholder that could be designated by Reckson as a capital gain dividend. The amount so withheld is creditable against the Non-U.S.

Stockholder's U.S. tax liability.

         Amounts required to be withheld from payments to Non-U.S. Stockholders will be collected by converting a portion of the Common Stock to be distributed into cash.

         Taxation of Limited Partners of Reckson Operating Partnership as a Result of the Distribution. The Distribution will generally result in the recognition of gain by a Limited Partner of the Operating Partnership to the extent that the sum of the value of the RSI Common Stock plus any cash in lieu of fractional shares received by him exceeds his basis in his Units. The basis of a Limited Partner in the RSI Common Stock he receives will generally equal such value and the holding period of a Limited Partner in the RSI Common Stock he receives should include the period that the RSI stock was held by Reckson Operating Partnership. However, a Limited Partner who has not contributed appreciated property to the Operating Partnership, or who has contributed appreciated property where the excess of the value of such property over its basis at the time of the contribution (the "Precontribution Gain") was less than the excess of the value of the RSI Common Stock he received in the Distribution over the Operating Partnership's basis in such stock immediately before the Distribution, will not recognize gain on the Distribution in the full amount described above. Such a Limited Partner will generally recognize gain in an amount not greater than the sum of (i) the excess of (x) the Operating Partnership's basis in the RSI Common Stock received by him plus the amount of any cash received by him in lieu of fractional shares over (y) his basis in his Units and (ii) the amount of taxable gain that would have been allocated to him as Precontribution Gain if the Operating Partnership would have sold, in a taxable transaction prior to the Distribution, all of the property that he had contributed to it. Such a Limited Partner's basis in the RSI Common Stock received in the Distribution will be equal to not less than the sum of the Operating Partnership's basis in such stock immediately before the Distribution plus any gain recognized by the Limited Partner upon the Distribution.

LISTING AND TRADING OF RSI COMMON STOCK

         There is currently no public market for RSI Common Stock and none is expected to develop prior to the termination of the Rights Offering. Shares of RSI Common Stock have not been approved for listing on any national securities exchange or for quotation on any quotation system, and there can be no assurance that such shares will be so approved or quoted. There can be no assurance as to the prices at which trading in RSI Common Stock will occur after the Distribution. Until RSI Common Stock is fully distributed, the Rights Offering terminates and if and when a regular trading market develops, the prices at which trading in such stock occurs may fluctuate significantly. There can be no assurance that a regular trading market in RSI Common Stock will develop or, if a public market develops, will be sustained or provide liquidity.

         The prices at which RSI Common Stock trades will be determined by the marketplace and may be influenced by many factors, including, among others, the performance and prospects of RSI and its affiliates, the depth and liquidity of the market for RSI Common Stock, investor perception of RSI and its affiliates and of the sectors in which they operate and economic conditions in general, RSI's dividend policy, and general financial and other market conditions. In addition, financial markets have experienced extreme price and volume fluctuations that have affected the market price of many stocks and that, at times, could be viewed as unrelated or disproportionate to the operating performance of such companies. Such fluctuations have also affected the share prices of many newly public issuers. Such volatility and other factors may materially adversely affect the market price of RSI Common Stock.

          At the time of the Distribution, RSI will have approximately 455 stockholders of record, based on the number of record holders of Reckson Common Stock and the number of Limited Partners on the Record Date. The Transfer Agent and Registrar for the RSI Common Stock will be American Stock Transfer & Trust Company.


SHARES AVAILABLE FOR FUTURE SALE

         RSI Common Stock issued in the Distribution and the Rights Offering will be freely transferable, except for securities received by persons who may be deemed to be "affiliates" of RSI under the Securities Act. Persons who may be deemed to be affiliates of RSI after the Distribution generally include individuals or entities that control, are controlled by, or are under common control with, RSI and may include certain officers and directors of RSI as well as principal stockholders of RSI. Persons who are affiliates of RSI will be permitted to sell their shares of RSI Common Stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act. RSI has granted certain demand and "piggyback" registration rights to Donald J. Rechler, Scott H. Rechler, Michael Maturo, Roger Rechler, Mitchell D. Rechler and Gregg M. Rechler in respect of shares of RSI Common Stock received by them in the Distribution and the Rights Offering or owned by them through Lightpost LLC. RSI is not able to predict whether substantial amounts of RSI Common Stock currently not freely transferable will be sold in the open market following the Distribution. Sale of substantial amounts of RSI Common Stock in the public market, or the perception that such sales might occur, could adversely affect the market price of RSI Common Stock.

                               THE RIGHTS OFFERING

PURPOSE

         RSI has determined to proceed with the Rights Offering as a means for RSI to (i) fund certain organizational and start-up costs (estimated to be $1.5 million) and anticipated short-term losses of the Company, (ii) provide RSI sufficient initial equity capital in order to pursue its business objectives, and (iii) provide capital towards meeting minimum capital requirements to commence trading in the future on an organized trading system. There can be no assurance that the Rights Offering will be successful or, even if it is successful, that it will enable the Company to achieve the foregoing purposes.

         Prior to the Distribution and the Rights Offering, there has been no public market for the RSI Common Stock or the Subscription Rights, and there can be no assurance that a public market for the RSI Common Stock will develop following completion of the Rights Offering. Since the Subscription Rights are not transferable, no public market will develop for the Subscription Rights.

         Immediately after the Distribution, RSI will grant to Holders of RSI Common Stock received in the Distribution Subscription Rights to purchase up to an aggregate of approximately 20,557,130 shares of RSI Common Stock.

         Each Holder will receive one Subscription Right for every share of RSI Common Stock received in the Distribution. Each Subscription Right will entitle the Holder to purchase one share of RSI Common Stock at a purchase price of $1.03 per share and, at the election of such Holder, four additional shares (but not less than four additional shares) at a purchase price of $1.03 per share. The Exercise Price was determined based upon the fair market value of a share of RSI Common Stock, which was determined to be its book value. Holders may exercise their Subscription Rights in respect of one share or five shares of RSI Common Stock that they are entitled to purchase pursuant to each Subscription Right. Holders will not be permitted to purchase more than one share and less than five shares in respect of a Subscription Right.

         At the time of the Distribution, there will be approximately 4,111,426 shares of RSI Common Stock, based on the outstanding shares of Reckson Common
Stock and Units of Reckson Operating Partnership as of the Record Date. Accordingly, a total of 4,111,426 Subscription Rights with respect to an aggregate of 20,557,130 shares of RSI Common Stock will be issued in the Rights Offering.

EXERCISE PRIVILEGE

         Each Subscription Right will entitle the Holder thereof to receive one share of RSI Common Stock upon the payment of the Exercise Price of $1.03 per share and four additional shares of RSI Common Stock (but not less than four additional shares) upon the payment of $1.03 per share, subject to the restrictions described herein (the "Exercise Privilege").

NO FRACTIONAL RIGHTS

         No  fractional  Subscription  Rights  will  be  issued  in  the  Rights
Offering.

EXPIRATION DATE

         The Rights Offering will terminate, and the Subscription Rights will expire, at 5:00 p.m., New York City time, on June 29, 1998, unless extended by the Company (the "Expiration Date"). After the Expiration Date, unexercised Subscription Rights will be null and void, subject to the provisions of the Standby Agreement.

NON-TRANSFERABILITY OF SUBSCRIPTION RIGHTS

         The Subscription Rights are not transferable by the Holders thereof, and may only be exercised on or prior to the Expiration Date by the Holders thereof.

METHOD OF EXERCISING SUBSCRIPTION RIGHTS

         Subscription Rights may be exercised by completing and signing the relevant information appearing on the back of each Subscription Rights certificate. The completed and signed certificate, accompanied by payment in full of the Exercise Price for all shares for which the Exercise Privilege has been exercised, must be delivered by hand or sent by mail to American Stock
Transfer & Trust Company (the "Rights Agent"), and must be received by the Rights Agent on or before the Expiration Date. The Company will not be obligated to honor any purported exercise of Subscription Rights received by the Rights Agent after the Expiration Date, regardless of when the documents relating to such exercise were sent.

         The Company recommends, for the Holders' protection, that exercised Subscription Rights, if applicable, be delivered to the Rights Agent by hand, overnight or express mail courier, or, if mailed, by registered mail. The Subscription Rights certificate and Exercise Price should be mailed or delivered to the Rights Agent as follows:

         By First Class Mail, Hand or Overnight/Express Mail Courier:

                  American Stock Transfer & Trust Company
                  40 Wall Street, 46th Floor
                  New York, New York  10005
                  (718) 921-8200

Payment of the Exercise Price must be made in U.S. dollars by cash, check or money order payable to "American Stock Transfer & Trust Company." American Stock Transfer & Trust Company will serve as the escrow agent of the RSI Escrow Account.

        A Holder of Subscription Rights who purchases less than all the RSI Common Stock represented by the related Subscription Rights certificate will receive from the Rights Agent a new Subscription Rights certificate representing the balance of the unexercised Subscription Rights, to the extent that the Rights Agent is able to reissue a Subscription Rights certificate prior to the Expiration Date.

         Certificates representing the RSI Common Stock purchased by exercising the Exercise Privilege will be issued as soon as practicable after the Expiration Date. All funds received by the Rights Agent in payment of the Exercise Price will be retained in escrow by the Escrow Agent and will not be delivered to the Company until the certificates representing RSI Common Stock have been issued.

         Record holders of shares of Reckson Common Stock who hold such shares for the account of others (e.g., brokers or depositories for securities), and who thus receive shares of RSI Common Stock in the Distribution and Subscription Rights certificates representing Subscription Rights for the account of more than one beneficial owner, should provide such beneficial owners with copies of this Prospectus and should ascertain and execute on their behalf the intentions of such beneficial owners as to the exercise of such Subscription Rights.

         All questions as to the validity, form, eligibility (including times of receipt and beneficial ownership) and acceptance of subscription forms and the Exercise Price will be determined by the Company, whose determination will be final and binding. Once made, subscriptions are irrevocable, and no alternative, conditional or contingent subscriptions will be accepted. The Company reserves the absolute right to reject any or all purchases not properly submitted or the acceptance of which would, in the opinion of its counsel, be unlawful. The Company also reserves the right to waive any irregularities (or conditions) and its interpretations of the terms (and conditions) of the Rights Offering shall be final and binding. Any irregularities in connection with purchases must be cured within five business days of the giving of notice of defect by the Rights Agent, but not later than the Expiration Date, unless waived by the Company. The Company and the Rights Agent are not under any duty to give notification of defects in such subscriptions and will not have any liability for failure to give such notifications. Exercises will not be deemed to have been made until such irregularities have been cured or waived, and rejected exercises and the Exercise Price paid therefor, without interest, will be returned promptly by the Rights Agent to the appropriate holders of the Subscription Rights.

STANDBY AGREEMENT

         RSI and the Standby Purchaser have entered into the Standby Agreement pursuant to which the Standby Purchaser has agreed to purchase, and RSI has agreed to sell, any and all shares of RSI Common Stock that are the subject of Subscription Rights in the Rights Offering but are not subscribed for (the "Standby Commitment Shares") on the Expiration Date at an Exercise Price of $1.03 per share.

         The  Company  has  entered  into  the  Standby   Agreement  to  provide
additional assurance that the Company would, with the sale of the Standby Commitment Shares, sell all of the shares of RSI Common Stock that are the subject of Subscription Rights in the Rights Offering and thereby achieve its stated purposes.

FEDERAL INCOME TAX CONSEQUENCES

         The following summary of the material federal income tax consequences affecting Holders of RSI Common Stock receiving Subscription Rights in the Rights Offering under the Code is based upon current law:

         Distribution of Subscription Rights to Holders of RSI Common Stock. Pursuant to Section 305(a) of the Code, holders of RSI Common Stock will not recognize taxable income in connection with the distribution of the Subscription Rights.

         Basis and Holding Period of Subscription Rights. If either (i) the fair market value of the Subscription Rights on the date of the Distribution is 15% or more of the fair market value (on such date) of the RSI Common Stock with respect to which the Subscription Rights are received, or (ii) a Rights Holder elects, in its federal income tax return for the taxable year in which the Subscription Rights are received, to allocate part of the basis of such RSI Common Stock to the Subscription Rights, then upon exercise of any of the Subscription Rights, the Rights Holder's basis in such RSI Common Stock will be allocated between such RSI Common Stock and the Subscription Rights exercised in proportion to the fair market values of each on the date the Subscription Rights are issued. If neither of the foregoing applies, the basis of Subscription Rights received by a holder of RSI Common Stock will be zero. In any event, no allocation of basis will be made to the Subscription Rights if the Subscription Rights are not exercised (e.g., if the Subscription Rights expire unexercised).

         Lapse of Subscription Rights. Upon the lapse of any Subscription Rights received by Rights Holders, such Rights Holders will not recognize any gain or loss and, as indicated above, no allocation of basis in such Rights Holders' RSI Common Stock will be made to the Subscription Rights.

         Exercise of Subscription Rights; Basis and Holding Period of the Common Stock Acquired Through Exercise. Rights Holders will not recognize any gain or loss upon the exercise of Subscription Rights. The basis of the RSI Common Stock acquired upon the exercise of Subscription Rights will be equal to the sum of the Exercise Price therefor and the Rights Holder's basis in the Subscription Rights exercised. The holding period for the RSI Common Stock acquired through the exercise of Subscription Rights will begin on the day following the date on which the Subscription Rights are exercised.

USE OF PROCEEDS

         The net proceeds from the Rights Offering are estimated to be approximately $21.1 million (the "Net Proceeds"). The Company intends to use the Net Proceeds to acquire interests in operating companies providing Commercial Services, including the funding of a portion of its $6.5 million commitment to OnSite, and to fund investments in RSVP. To the extent not utilized for the foregoing, the Net Proceeds will be used by the Company for working capital and general corporate purposes, including the funding of certain organizational and start-up costs (estimated to be $1.5 million) and short-term losses.

                                 DIVIDEND POLICY

         Following the Distribution, RSI intends to use its available funds to pursue investment and business opportunities and, therefore, does not anticipate the payment of any cash dividends on RSI Common Stock in the foreseeable future. The declaration of dividends will be subject to the discretion of the RSI Board of Directors. In addition, payment of dividends on RSI Common Stock will be prohibited under the Credit Facilities to be provided to RSI by Reckson Operating Partnership until all amounts outstanding thereunder are paid in full, and will also be subject to such limitations as may be imposed by any other credit facilities or debt securities that RSI may obtain or issue, as the case may be, from time to time.

                             SELECTED FINANCIAL DATA

        The selected financial information set forth below has been derived from the historical financial statements of Reckson Service Industries Inc. The financial information for the period from July 15, 1997 (date of inception) to December 31, 1997 is not necessarily indicative of results for subsequent periods or the full year. This selected financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" of Reckson Service Industries, Inc. and the historical financial statements and related notes thereto of Reckson Service Industries, Inc. contained herein.

                                                                  Period from
                                                                 July 15, 1997
                                                                    through
                                                               December 31, 1997


Operations Summary:
   Equity in earnings of RO Partners Management, LLC           $    245,593
   Equity in (loss) of ACLC                                         (22,156)
   Total revenues                                                   253,820
   Corporate operating expenses                                     479,113
   Net loss                                                    $   (257,887)

Financial Position:

         Investment in RO Partners Management, LLC             $  3,868,093
         Investment in ACLC                                       1,652,165
         Loan receivable                                            325,000
         Organization and pre-acquisition costs                     681,694
         Total assets                                             7,519,695
         Loans payable to affiliates                              3,177,857
         Total liabilities                                        3,297,241
         Shareholders' equity                                     4,222,454




           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

         The following discussion should be read in conjunction with the "Summary Condensed Pro Forma Financial Information," "Selected Financial Data" and the financial statements appearing elsewhere in this Prospectus.

         This discussion is based on an analysis of the historical financial statements of RSI and the pro forma financial statements of RSI. The RSI historical financial statements include RSI's investment in RO Partners Management, LLC, which is the general partner of the predecessor to RSVP. The RSI pro forma financial statements include the pro forma effects of the acquisition of interests in Dobie Center, ACLC and Reckson Executive Centers LLC which are accounted for under the equity method of accounting and working capital convertible loans to OnSite.

         RSI was formed on July 15, 1997, to identify and acquire interests in operating companies that engage in businesses that provide certain services primarily directed towards occupants of office, industrial and other property types and to invest in and manage a real estate venture capital fund. On June 4, 1997, the Company formed and acquired a 331/3% equity interest in RO Partners Management LLC ("RO"). RO is the general partner of Reckson Opportunity Partners, L.P. ("Opportunity Partners"), predecessor to RSVP. The Company, through a subsidiary, acts as the managing member of RSVP and PWRES is a non-managing member. RSVP was formed on January 23, 1998, to succeed to the operating activities of Opportunity Partners. On July 15, 1997, the Company invested approximately $3.62 million in RO, which then acquired a 70% interest in Dobie Center, a 27-story off-campus student housing project located directly opposite the campus of the University of Texas at Austin. On October 17, 1997, the Company invested approximately $1.51 million to acquire a 331/3% interest in RFG Capital Management Partners, L.P. ("RFG Capital"), which acquired a 76.09% interest in ACLC, a student housing enterprise which develops, constructs and acquires on- and off-campus student housing projects.

         RSI financed the acquisitions of its indirect interests in Dobie Center and ACLC with proceeds from initial capital contributions and loans from Reckson Operating Partnership. RSI anticipates financing certain short-term working capital requirements of OnSite with working capital loans from Reckson Operating Partnership. In addition, RSI is commencing the Rights Offering and anticipates making borrowings under the Credit Facilities for purposes of meeting its investment commitment to RSVP, making additional investments and providing working capital for operations (see "Liquidity and Capital Resources").

RESULTS OF OPERATIONS

         For the period from July 15, 1997 (commencement of operations) to December 31, 1997 the Company reported total revenues of $253,820. Total revenues include (i) equity in earnings of RO of $245,593 and substantially represent RO's 331/3% interest in a joint venture that owns a 70% interest in Dobie Center (i.e., for the period July 15, 1997 through December 31, 1997, Dobie Center reported total revenues of $4.4 million, operating income of $2.1 million and net income of $.8 million), (ii) equity in loss of ACLC of $22,156 (i.e., for the period from October 17, 1997 (date of Company's investment) through December 31, 1997 ACLC reported total revenues of $1.5 million, operating income of $.6 million and a net loss of $87,354) and (iii) interest income of $30,383 relating to loans made to certain affiliates. The Company also reported total operating expenses of $479,113 which substantially represents payroll and office costs. The following represents summarized historical operations of Dobie Center and ACLC for the year ended December 31, 1997 and for the period from the investment acquisition date through December 31, 1997.



                                                              For the Period from            For the Period
                                                                 July 15, 1997              from October 17,
                                   Year Ended                       through                   1997 through
Description                    December 31, 1997               December 31, 1997           December 31, 1997
-----------                    -----------------               -----------------           -----------------
                           Dobie                                     Dobie
                          Center                 ACLC                Center                       ACLC
Total Revenues           $9,276,908           $5,414,054           $4,395,907                  $1,484,654

Total Operating           5,050,591            2,925,395           2,280,857                    867,252
Expenses
Operating Income          4,226,317            2,488,659           2,115,050                    617,402
Non-operating             2,795,934            2,000,213           1,337,506                    704,756
                          ---------           ----------           ---------                    -------
Expenses

Net Income               $1,430,383           $  488,446           $ 777,456                   ($87,354)
                         ==========           ==========           =========                   =========
Company's share              --                   --               $ 181,406                   ($22,156)
                         ==========              ====              =========                   =========


LIQUIDITY AND CAPITAL RESOURCES

         In connection with the formation and capitalization of RSI, Reckson Operating Partnership contributed $4,256,324 to RSI for a 95% non-voting equity interest. Simultaneously, certain officers of Reckson contributed $224,017 of notes to RSI in exchange for a 5% voting equity interest, which notes were subsequently paid off. RSI will rely primarily on funds raised in the Rights Offering and on Reckson through borrowings under the RSI Facility for the financing of RSI's operations.

         RSI will commence the Rights Offering as a means for RSI to raise sufficient capital to (i) fund certain organizational and start-up costs and fund anticipated short-term operating losses of the Company, (ii) provide RSI sufficient initial equity capital in order to pursue its business objectives, and (iii) provide capital towards meeting minimum capital requirements to commence trading in the future on an organized trading system.

         RSI expects to establish the RSI Facility with Reckson Operating Partnership in the amount of $100 million for RSI's service sector operations and other general corporate purposes. In addition, Reckson Operating Partnership has approved the funding of investments of up to $100 million with or in RSVP, through (i) loans for the funding of RSVP investments prior to the Distribution,
(ii) RSVP-controlled joint venture REIT-Qualified Investments, or (iii) advances made to RSI subsequent to the Distribution under the RSVP-ROP Facility. Advances under the RSVP-ROP Facility in excess of $25 million in respect of any single platform will be subject to approval by Reckson's board of directors, while advances under the RSI Facility in excess of $10 million in respect of any single investment in Commercial Services, as well as advances for investments in opportunities in non-Commercial Services, will be subject to approval by Reckson's board of directors, or a committee thereof. It is expected that the Credit Facilities will each have a term of five years and advances thereunder will be recourse obligations of RSI. Interest will accrue on advances made under the Credit Facilities at a rate equal to the greater of (i) the prime rate plus 2% and (ii) 12% per annum, with the rate referred to in clause (ii) increasing annually at a rate of 4% of the prior year's rate. Prior to maturity, interest will be payable quarterly but only to the extent of net cash flow and on an interest-only basis and will be prepayable without penalty at the option of RSI. As long as there are outstanding advances under the Credit Facilities, RSI will be prohibited from paying dividends on any shares of its capital stock. The Credit Facilities will be subject to certain other covenants and will prohibit advances thereunder to the extent such advances could, in the determination of Reckson, endanger Reckson's status as a REIT. Additional indebtedness may be incurred by subsidiaries of RSI.

        Additionally, RSVP has obtained the PaineWebber Equity Facility from PWRES which provides for the investment by PWRES of up to $200 million in RSVP in the form of preferred equity, subject to certain conditions. Amounts available under the PaineWebber Equity Facility will be used by RSVP to make investments consistent with its business objectives and to fund working capital. Under the terms of the PaineWebber Equity Facility, RSVP is subject to various covenants and events of default and related remedies. Such remedies include increased control rights of PWRES over the operation of RSVP under certain circumstances. Advances under the PaineWebber Equity Facility will be partially funded by an investment fund that is jointly sponsored by financier George Soros and PWRES. In addition, PWRES and such investment fund will receive a priority or preferred distribution from RSVP prior to the distribution of cash to RSI.

         The Company will use the proceeds from the Rights Offering and the RSI Facility to support its capital requirements, as described above. The Company will use the proceeds from the Rights Offering and advances under the RSI Facility primarily to make investments in operating companies that provide services directed towards occupants of office, industrial and other property types. The Company may make additional investments in these operating companies to accommodate their respective growth plans. The Company's investments in interests in operating companies are anticipated to produce net cash flow as a result of their operating activities. Although the level and timing of net cash flow for each investment in the short term and long term may vary based upon the stage of the respective operating companies growth cycle. The Company will target investments in operating companies that will produce net cash flow in the long term. Net cash flow produced by the Company's investments will be used for debt service under the RSI Facility and for the Company's operating costs. The Company expects to meet its short term liquidity requirements generally through its net cash flow produced by its operations along with the proceeds from the Rights Offering and advances under the RSI Facility. The Company expects that it will refinance indebtedness under the RSI Facility at maturity or retire such debt through the issuance of debt securities or equity securities, although there can be no assurance that the Company will be able to refinance or retire such indebtedness. The Company anticipates that cash on hand, from proceeds of the Rights Offering and net cash flows from operating activities, together with cash available from borrowings under the RSI Facility, will be adequate to meet the capital and liquidity requirements of the Company in both the short and long term.

         The Credit Facilities will bear interest at the greater of the Prime Rate plus 2% or 12% (increasing 4% per year, as described above). The rate of interest on the Credit Facilities will be influenced by changes in short term rates and is sensitive to inflation and other economic factors. A significant increase in interest rates may have a negative impact on the earnings of the Company due to the variable interest rate under the Credit Facilities.

IMPACT OF YEAR 2000

         Some of the Company's older computer programs were written using two digits rather than four to define the applicable year. As a result, those computer programs have time-sensitive software that recognizes a date using "00" as the year 1900 rather than the year 2000. This could cause a system failure or miscalculation causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

         The Company has completed an assessment to modify or replace portions of its software so that its computer systems will function properly with respect to dates in the year 2000 and thereafter. Currently, the entire property management system is year 2000 compliant and has been thoroughly tested. Since the Company's accounting software is maintained and supported by a third party, the total year 2000 project cost is estimated to be minimal.

        The project is estimated to be completed not later than September 30, 1998, which is prior to any anticipated impact on its operating systems. The Company believes that with modifications to existing software and conversions to new software the year 2000 issue will not pose significant operational problems for its computer systems. However, if such modifications and conversions are not made, or are not completed timely, the year 2000 issue could have a material impact on the operations of the Company.

         The costs of the project and the date on which the Company believes it will complete the year 2000 modifications are based on management's best estimates, which were derived utilizing numerous assumptions of future events, including the continued availability of certain resources and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those anticipated. Specific factors that might cause such material differences include, but are not limited to, the availability and costs of personnel trained in this area, the ability to locate and correct all relevant computer codes, and similar uncertainties.

PRO FORMA CAPITAL RESOURCES

         RSI has entered into a letter of intent to purchase an interest in OnSite. Financing for this acquisition is expected to be provided through either proceeds from the Rights Offering or a loan from Reckson Operating Partnership under the RSI Facility. RSI has no other external sources of financing except as described above in "Liquidity and Capital Resources." RSI's ability to make additional investments will be dependent upon availability under the RSI Facility and the PaineWebber Equity Facility and securing additional financing on adequate terms as required. Recently the Clinton administration has made legislative proposals regarding the tax advantages enjoyed by "paired" or "stapled" REITs. As currently proposed, such legislative initiatives would not impact the operations of the Company. RSI is not aware of any material unfavorable trends in either capital resources or the outlook for long-term cash generation, nor does it anticipate any material change in the availability and relative cost of such capital resources.

PRO FORMA RESULTS OF OPERATIONS

         For the year ended December 31, 1997 on a pro forma basis, after giving effect to the completion of the formation and initial capitalization of RSI, the acquisition of the Dobie Center interest, and the making of the working capital loans to OnSite and the ACLC interest, RSI would have incurred a net loss of $243,304. This pro forma net loss reflects (i) the historical operating results of RSI for the period from July 15, 1997 (inception) to December 31, 1997, which includes RSI's equity in earnings of RO Partners Management, LLC of $245,593, primarily attributable to RSVP's interest in Dobie Center, (ii) $152,329 of equity in earnings related to the pro forma results of Dobie Center for the preacquisition period, (iii) the $146,042 equity in earnings related to the pro forma results of ACLC for the preacquisition period, (iv) the $9,128 equity in loss related to the pro forma results of Reckson Executive Centers LLC for the preacquisition period, and (v) the $132,182 interest income related to RSI's convertible working capital loans to OnSite. The pro forma net loss also reflects the pro forma increase in interest expense on borrowings from Reckson Operating Partnership in connection with the financing of the acquisitions of the ACLC interest and the working capital loans to OnSite and incremental corporate general and administrative expenses of $100,000.



                                    BUSINESS

OVERVIEW

         Service Sector Operations. RSI's primary business is to create and manage a system of interrelated services to be offered to the marketplace through a centralized infrastructure. RSI's growth strategy is to acquire primarily established businesses within each of its targeted service sectors, and, where appropriate, to retain the existing management of such businesses ("Service Platforms"). Specifically, RSI will seek opportunities for which there is broad demand in the Reckson Customer Base, strong entrepreneurial management, a reputation for high quality services and growth potential. Such platform investment will serve as a basis for future acquisitions in such sectors. RSI will establish a platform position in service sectors (each, a "Service Platform") that present significant opportunities to provide Commercial Services to the Reckson Customer Base and other third parties. Currently, the Reckson Customer Base retains third parties to provide many services for their day-to-day operations. Of these services, the Company may seek to provide the Reckson Customer Base with telecommunications, document storage, document reproduction and logistics services (i.e., inventory services, messenger services and delivery services), as well as with other services that the Company determines may be utilized by the Reckson Customer Base. RSI will seek growth in each Service Platform by (i) accessing the Reckson Customer Base as an anchor for growth opportunities in Reckson's markets, (ii) integrating each Service Platform into RSI's centralized infrastructure and (iii) acquiring similar businesses or making additional investments within such Service Platform.

         Management believes that there are significant opportunities to provide Commercial Services to the Reckson Customer Base and third parties that are currently provided by third parties in a more limited and fragmented manner or not provided at all. The opportunities that the Company may determine to pursue include telecommunications, document storage, document reproduction and logistics services. Management also believes that RSI will benefit from Reckson's relationships with its tenants and from Reckson's reputation for providing high quality service to its tenants. RSI will offer to the marketplace Commercial Services at a uniformly high quality level and on competitive market terms which RSI shall facilitate through its centralized infrastructure. In support of this arrangement, the Intercompany Agreement will require Reckson Operating Partnership to provide RSI with a right of first opportunity in respect of Commercial Service opportunities that it develops or that otherwise become available to it, as well as to provide RSI with access to its tenants so that RSI may offer Commercial Services directly to such tenants; provided, however, that RSI must offer to provide such Commercial Services to Reckson Operating Partnership at market rates and on terms and conditions as attractive as the best available for comparable services in the market or those offered by RSI to third parties. Such market rates and terms will be determined based upon a review of the services provided by competitors in the markets. RSI will provide this information to Reckson Operating Partnership in connection with Reckson Operating Partnership's review of whether to retain RSI to perform such services.

         Real Estate Venture Capital Fund. RSI, through a subsidiary, is a managing member of RSVP, a real estate venture capital fund formed to invest in real estate and real estate-related operating companies outside of Reckson's core office and industrial focus. RSVP's strategy is to identify and acquire interests in established entrepreneurial enterprises with experienced management teams in market sectors which are in the early stages of their growth cycle or offer unique circumstances for attractive investments as well as platforms for future growth. RSVP has established a platform in the area of student housing and is targeting additional market sectors. RSVP has retained highly experienced investment professionals who will source, structure and execute transactions within each platform as well as manage the day-to-day operations of RSVP, subject to the overall management of RSI's executive officers.

         RSI's investments in RSVP will occur in the following manner: Reckson Operating Partnership has approved the funding of investments of up to $100 million with or in RSVP. This $100 million will be invested at the early stages of establishing platforms in real estate and real estate-related sectors in which RSVP determines to make investments. Although RSVP has reviewed opportunities in certain sectors, it has not yet determined the sectors in which it may seek to invest, other than the student housing sector. Reckson Operating Partnership will fund such investments (i) indirectly through advances to RSI under the RSVP-ROP Facility or (ii) directly in joint ventures with RSVP in REIT- Qualified Investments. Under the terms of the PaineWebber Equity Facility, RSVP may invest up to 25% of its capital into a single platform. After a platform has reached this limit, RSVP may not make any further investment therein and Reckson may determine to incorporate that platform into its core business and make additional investments in other opportunities within such platform; any such investments would be in addition to the RSVP-ROP Facility. Reckson Operating Partnership and/or RSI may make investments managed by RSVP in which RSVP has no ownership interest. It is anticipated that Reckson Operating Partnership and RSI will pay an asset management fee to RSVP Holdings LLC equal to 1% and 0.50%, respectively, of such investments. In addition, as further described below, RSVP has obtained the $200 million PaineWebber Equity Facility from PWRES, which will be partially funded by an investment fund that is jointly sponsored by financier George Soros and PWRES. RSI will be required to comply with the terms of the PaineWebber Equity Facility, including the funding requirements and covenants thereof. See "--Funding Sources for RSI."

         RSVP Holdings LLC, the managing  member of RSVP,  has retained Mr. Seth
B. Lipsay and Mr. Steven H. Shepsman (the "RSVP Managing Directors") to manage the day-to-day operations of RSVP, subject to the strategic direction of RSI. Mr. Lipsay previously served as a Managing Director of PaineWebber Real Estate Securities Inc. and Mr. Shepsman served as regional managing partner of the E&Y Kenneth Leventhal Real Estate Group of Ernst & Young LLP. Each of the RSVP Managing Directors has entered into an employment agreement with RSVP Holdings LLC which provides for an annual base salary of $500,000 and has a term of the earlier of seven years or the term of RSVP, but not less than five years. Each of the RSVP Managing Directors has received from RSI a $3 million grant of common stock of Reckson that will vest over a five-year period. New World Realty, LLC ("New World"), an entity owned by Messrs. Lipsay and Shepsman, acts as a managing member of RSVP Holdings LLC. The RSVP Holdings LLC operating agreement (the "Managing Member Operating Agreement") provides for the payment to New World of distributions out of the cash flow of RSVP Holdings LLC, after RSI and affiliated persons have received a return of their capital contributions to RSVP investments plus a 12% internal rate of return ("IRR") thereon, of $15 million and, thereafter, a share of cash flows ranging from 15% to 27.75% based upon the IRR of RSI and affiliated persons in respect of RSVP investments. New World will also be entitled to one-half of any asset management fee earned by RSVP Holdings from Reckson Operating Partnership and RSI. Additionally, it is anticipated that New World will receive transaction fees of up to $1 million a year for identifying investment opportunities for RSVP.

         The Managing Member Operating Agreement provides New World with certain rights regarding major capital decisions of RSVP, including the making or disposition of RSVP's investments (except for dispositions at an independently determined fair value), unless one of the RSVP Managing Directors approves of such decision. The Managing Member Operating Agreement obligates RSI to contribute 100% of the capital contributions to be made by RSVP Holdings LLC to RSVP in an amount up to $100 million. In the event that RSI defaults in making its capital contributions, among other things, distributions of cash to RSI will be subordinated to certain distributions to New World and RSI's management rights will be reduced and RSI will be obligated to purchase, at the election of New World, a portion of New World's interest in RSVP Holdings LLC for a minimum of $15 million. At the termination of RSVP, New World has a right of first refusal to purchase any RSVP investment proposed for sale.

         The foregoing is only a summary of the material aspects of the referenced documents. Copies of such documents have been filed as exhibits to the Registration Statement on file with the Securities and Exchange Commission, of which this Prospectus is a part.

INITIAL ASSETS OF RSI

         RSI's initial investments are comprised of (i) convertible loans made to OnSite Ventures, L.L.C. ("OnSite"), a company providing advanced telecommunications systems and services within commercial and residential buildings and/or building complexes, (ii) a 9.9% equity interest in Reckson Executive Centers LLC, an executive office suites business operated at Reckson's properties that was acquired from Reckson Operating Partnership for $200,000, and an option to acquire a majority equity interest in InterOffice (Superholdings) Corporation (the "Office Suites Company"), a joint venture that owns 100% of InterOffice (Holdings) Corporation, a national executive office suites business, and (iii) RSI's indirect interest in ACLC and Dobie Center.

         OnSite. On February 20, 1998, RSI entered into a contract to acquire through its wholly-owned subsidiary, RSI-OSA Holding Inc., an interest in OnSite, which has been formed as a joint venture entity to acquire and hold 100% of the equity interests of OnSite Access LLC and OnSite Access Local LLC
(collectively, "OSA"). OSA is engaged in the business of installing state-of-the-art telecommunications infrastructure in commercial and residential buildings and complexes, including wiring, cabling and transmission equipment and providing telecommunication, computer and Internet services. OSA commenced operations in February 1997. The OnSite transaction has been closed in escrow pending the receipt of regulatory approvals from the Federal Communications Commission, the State of New York and the State of Connecticut. Although such approvals are pending and management believes that such approvals will be obtained, there can be no assurance that the approvals will be received. As of the date of this prospectus, RSI has made an aggregate of $1.125 million of senior convertible loans to Veritech Ventures LLC, an entity controlled by Jon
L. Halpern, a director of Reckson who is one of the founders of OSA ("Veritech") for the working capital of OSA pending receipt of the regulatory approvals. Such loans are unconditionally guaranteed by OSA and secured by Veritech's equity interest in OSA. RSI has also purchased a membership interest in OnSite equal to 1% of the aggregate membership interests. Such loans accrue interest at a 12% rate, payable together with principal not later than March 1, 1999. If regulatory approval is obtained, the senior convertible indebtedness of Veritech to RSI will be subsumed into the $6.5 million dollar Subordinated Loan Agreement and Promissory Note executed in connection with the OnSite transaction. Under the terms of this Subordinated Loan Agreement and Promissory Note, RSI is committed to loan OnSite up to $6.5 million (less the aggregate subsumed amount of the senior convertible notes). The Company may fund such $6.5 million from borrowings under the RSI Facility or out of cash flow from operations, or from a combination thereof. This subordinated convertible note, in the sole discretion of RSI, may be converted into a membership interest equal to 58.69% of the aggregate membership interests in OnSite for an aggregate purchase price equal to $6.5 million less the aggregate amount previously loaned by RSI to Veritech or OnSite. Interest on the subordinated note accrues at a rate of 12% and is payable to the extent of available cash flow of OSA. Under the subordinated note, RSI also receives equity distributions equal to 45.19% of the aggregate distributions as and when distributed to the members in OnSite. The subordinated convertible note is convertible only during the two year period subsequent to its issuance. If RSI does not convert the subordinated convertible note during such two year period, the subordinated convertible note will be automatically converted into a non-convertible subordinated note with a term of ten years and accruing interest at a rate of 7%. Veritech contributed all of the assets used in the OnSite business, including 100% of the ownership interest in OSA, in return for an interest in OnSite. Veritech and former members in Veritech own a 39.13% interest in OnSite.

         OnSite has been formed as a Delaware limited liability company managed by a management committee comprised of three designees of RSI and two designees of Veritech. The Limited Liability Company Agreement of OnSite (the "OnSite LLC Agreement") provides that certain significant decisions (i.e., liquidation or dissolution of OnSite, affiliated transactions, the issuance of equity securities, changing the nature of the business of OnSite, the hiring of certain executives, incurring indebtedness above a specified limit, an initial public offering of interests in OnSite and any transaction which results in RSI, Veritech and another member not controlling the business and affairs of the Company) by the management committee require the approval of both a representative of RSI and an OSA Representative. The OnSite LLC Agreement also provides RSI and Veritech with buy/sell rights in the event of a deadlock with respect to a significant decision. In accordance with the OnSite LLC Agreement, Veritech will have the right, but not the obligation, to purchase all of RSI's interest if (i) RSI authorizes the dissolution of OnSite any time after its initial capital contribution has been spent or (ii) OnSite does not within the first two years of its operations spend RSI's capital contribution of $6.5 million for the wiring of buildings or building complexes, provided that Veritech proposed transactions in accordance with the OnSite business plan sufficient to expend such $6.5 million. In addition, Veritech will have the right to sell all of its membership interest to RSI at any time after the first two years of the joint venture if RSI does not consent to an initial public offering by OnSite proposed by Veritech. RSI also will have the right for a period of six months to require OnSite to purchase 18.6% of the aggregate percentage interest in OnSite for a purchase price equal to $2 million commencing two years after the formation of the joint venture. The terms of the OnSite LLC Agreement provide RSI and Veritech a right of first refusal with respect to the sale of the other's membership interest, provides customary "tag-along" and "drag-along" rights and contemplates the adoption of an employee stock option or similar plan.

         Under the terms and conditions of the OnSite LLC Agreement, OnSite has a right of first opportunity to deliver or provide communication, wiring and other related services with respect to Reckson's office buildings and complexes. The cost to Reckson for such services by OnSite will be the lesser of the best price offered by OnSite to its other customers and the lowest price otherwise available in the market, for a period through one year after RSI no longer holds an interest in OnSite.

         Jon L. Halpern, a director of Reckson, beneficially owned substantially all of the OnSite business prior to the transactions described above. Prior to RSI's conversion of any of the subordinated indebtedness that it acquires in OnSite, Mr. Halpern will continue to own substantially all of the OnSite business. Mr. Halpern will own beneficially a 25.97% interest in OnSite after giving effect to its acquisition of the OnSite business, assuming RSI converts its subordinated convertible note into a 58.69% interest.

         RSI and the entity controlled by Jon L. Halpern have also agreed to invest an additional $300,000 and $200,000 in OnSite Commerce and Content LLC, a newly formed Delaware Limited Liability Company which has been established to develop and acquire various forms of software products, content and other related computerized commercial products which may be delivered primarily by telecommunications and computer equipment service providers to their respective end users. The terms and conditions of the Limited Liability Company Agreement of OnSite Commerce and Content LLC will be substantially similar to the OnSite LLC Agreement.

         OnSite Industry. Building centric communications, the sector in which OnSite operates, is a newer sector of the telecommunications industry, having evolved largely as a result of the Telecommunications Act of 1996. The sector includes those companies involved in providing local and long-distance telecommunications and high-speed internet access. The industry and the sector are regulated on both the federal and state level. Competing in this sector requires significant capital expenditures for wiring and equipment. Companies with access to lower-cost capital have a competitive advantage due to the significant capital expenditures incurred by participants in this sector. The sector is undergoing rapid change, development and innovation. As a result, OnSite and other participants in its sector are subject to the risk of obsolescence of their technology. Changes in office vacancy rates and interest rates have an impact on the performance of the sector. OnSite (including its predecessors) has operated in New York City, Long Island and Westchester County, NY for two years. The New York tri-state market is a fragmented market comprised of large, national firms (such as Bell Atlantic and Worldcom) and smaller, regional companies (such as OnSite). OnSite is one of several companies seeking to establish a significant presence in the market.

         Executive Office Suites. RSI has obtained a 9.9% ownership interest in Reckson Executive Centers LLC, an executive office suites business which currently operates at nine of Reckson's properties encompassing approximately 100,800 rentable square feet. RSI acquired the 9.9% interest in Reckson Executive Centers LLC from Reckson Operating Partnership for $200,000. Reckson Executive Centers LLC provides tenants with furnished office suites and immediate support services, including secretarial services, telecommunication services and conference facilities. In addition, RSI is presently seeking to acquire a portion of the remaining 90.1% interest from the owner of such interest, who presently manages the day-to-day operations of Reckson Executive Centers LLC. Such owner, Arnold Widder, also currently serves as a non-executive officer of Reckson.

         Reckson Executive Centers LLC leases space at the related Reckson properties as well as office furniture and equipment from Reckson Operating Partnership pursuant to five-year leases that provide for rental payments to Reckson. Reckson Executive Centers LLC effectively subleases such space to tenants on a short-term basis (generally one to five years).

         RSI has also obtained an option from Reckson Management Group, Inc., a company in which Reckson Operating Partnership owns a 97% non-voting interest (the "Reckson Management Company"), to acquire a majority equity interest in the Office Suites Company. Reckson Management Company closed the acquisition of the Office Suites Company in January 1998. Each of the RO Partners Managing
Directors (as defined below) owns a minority interest in the Office Suites Company. Jon L. Halpern owns a 22.75% interest in the Office Suites Company. RSI's option to acquire Reckson Management Company's interest in the Office Suites Company has a five-year term and is exercisable at any time at a price equal to Reckson Management Company's cost in acquiring the interest (estimated to be approximately $13.8 million), increasing at 8% per annum from January 27, 1998 (the date on which Reckson Management Company acquired such interest in the Office Suites Company). Management has determined that RSI will not exercise its option to acquire Reckson Management Company's interest in the Office Suites Company unless significant due diligence and an audit of such company's financial statements have been completed to its satisfaction.

         The Executive Office Suites Industry. The executive office suite ("EOS") business began approximately 35 years ago. There has been a significant expansion in the business during the last decade. This growth resulted largely from corporate downsizing and the development of technology which decreased the need for employees to be present in large corporate offices. Instead, more work has been outsourced to consultants, or smaller groups, who often work closer to their homes. A wide range of services are now offered by EOS businesses and are only paid for on an "as-used" basis. The EOS business meets the needs of a broad range of businesses from individual entrepreneurs to branch offices of Fortune 500 firms offering basic telephone and clerical services, as well as more advanced services such as teleconferencing, Internet access and virtual office concepts.

         The industry combines many aspects of the real estate business - supply and demand and location -- with those of a service intensive business, including technology. The industry is currently fragmented, with only four large participants operating on a national basis, with many operating under an affiliation, or networking basis.

         Initial Investments of RSVP. RSVP (the successor to Opportunity Partners) has acquired an indirect interest in two investments: ACLC and Dobie Center. Jon L. Halpern, a director of Reckson, and Martin Rabinowitz were formerly partners of Opportunity Partners (the "Non-RSI Partners"). Each of the Non-RSI Partners owns a minority interest in ACLC and Dobie Center and have certain rights for additional investment in that platform. Jon L. Halpern owns a 331/3% interest in the joint venture that owns 76.09% of ACLC and a 331/3% interest in the joint venture that owns 70% of the Dobie Center. The Non-RSI Partners will not have any involvement in the future investments and operations of RSVP.

          RSVP has acquired a 331/3% interest in a joint venture that owns a 76.09% interest in American Campus Lifestyles Companies, LLC ("ACLC"), a student housing enterprise which develops, constructs, manages and acquires on- and off-campus student housing projects, for $1.51 million in cash. RSVP acquired such interest from the Company, which had acquired the interest from RFG Capital which acquired such interest in October 1997. RSVP is negotiating to acquire an additional interest in such joint venture. The Non-RSI Partners each own an interest in such joint venture. ACLC currently manages approximately 3,600 student beds in several different projects located in Texas, Oklahoma and
Florida. The existing management of ACLC, which includes construction, development, marketing and accounting personnel, continued in their existing roles subsequent to the RSVP acquisition. ACLC employs 11 people at its corporate offices and has in excess of 250 people (i.e., mostly employees and staff personnel provided by independent contractors) carrying out responsibilities at its various projects. In addition to the Dobie Center, ACLC owns/manages student housing at the Texas A&M University at Prairie View (two projects), Texas A&M University at Laredo, Centennial Court Apartments, Langston University, Oklahoma, and Southgate Campus Center at Florida State University in Tallahassee.

         RSVP has acquired a 331/3% interest in a joint venture that owns a 70% interest in the Dobie Center, a 27-story off-campus student housing project located directly opposite the campus of the University of Texas at Austin, for $3.62 million in cash. RSVP acquired such interest from RO Partners which acquired such interest in June 1997. Each of the Non-RSI Partners owns an interest in such joint venture. The Dobie Center is one of the nation's largest off-campus student housing facilities, with a student residential tower of 504 rooms accommodating approximately 950 students, a two story student oriented retail shopping mall comprising 70,000 rentable square feet and a six story parking garage accommodating up to 668 cars.

         The Dobie Center is subject to a $17.4 million first mortgage note maturing in 2002 which bears interest at a floating rate of interest equal to LIBOR plus 1.75%. Such mortgage note is fully amortizing and may be prepaid prior to maturity without the payment of a penalty. The Dobie Center is also subject to a $2.9 million second mortgage note maturing in 2002 which bears interest at a fixed rate of 7 1/2%. Such note may be prepaid prior to maturity without the payment of a penalty and is payable on an interest only basis prior to maturity. A payment of $2.9 million plus accrued and unpaid interest will be due and payable at the maturity of the mortgage debt. The Company believes that the Dobie Center is in good condition and, other than a $2.2 million capital improvement program currently being implemented, there are no present plans for significant renovation of or improvement to the Dobie Center. In management's opinion, the Dobie Center is adequately covered by insurance. The student housing at the Dobie Center was 82%, 90%, 100%, 100% and 100% leased during the 1993 through 1997 academic years, respectively, and had an average effective annual rent per bed of $5,570, $6,662, $6,785, $6,929 and $7,390, during such years. The retail space at the Dobie Center was 72%, 77%, 75%, 86% and 84% leased during the 1993 to 1997 academic years, respectively, and had an average effective rent per square foot of $19.72, $19.84, $20.25, $20.14 and $20.68, during such years. The federal tax basis of the Dobie Center is $10.8 million, and the Dobie Center is depreciated based upon a 40 year straight line method. The Dobie Center pays an annual property tax of $430,000.

         Student Housing Market Overview. The student housing industry is a specialized market sector that is highly fragmented and has relatively few large participants. Management believes that student housing represents a market sector that will maintain growth trends as the student population increases. According to the 1994 Statistical Abstract of the United States, 8.6 million students were enrolled in higher education institutions nationwide in 1970. This population increased to over 12.1 million in 1980. By 1995, it was estimated that the student population was over 16.5 million with over 18 million students projected by 2005. While the student population has continued to increase, the rate of growth slowed somewhat during the last several years. The U.S. Department of Education estimates that the student housing industry is currently a $10 billion dollar industry and could grow to a $20 billion industry in less than ten years.

         While the student population and the demand for student housing has increased, housing stock and in particular on-campus housing stock, has not kept up with demand. Student housing is comprised of two different sub-sectors, on-campus and off-campus housing. However, some university-run student housing projects are experiencing declining occupancy rates, as a direct result of age, general mismanagement, and physical and functional obsolescence rather than due to a lack of demand. The failure of the housing supply to keep pace with the increased demand provides the opportunity to develop new private on- and off-campus student housing and to improve the management and physical condition of existing university-owned housing through privatization.

FUNDING SOURCES FOR RSI

         RSI will commence the Rights Offering as a means for RSI to raise sufficient capital to (i) fund certain organizational and start-up costs (estimated to be $1.5 million) and fund anticipated short-term operating losses of the Company, (ii) provide RSI sufficient initial equity capital in order to pursue its business objectives and (iii) provide capital towards meeting minimum capital requirements to commence trading on an organized trading system.

         RSI expects to establish the RSI Facility with Reckson Operating Partnership in the amount of $100 million for RSI's service sector operations and other general corporate purposes. In addition, Reckson Operating Partnership has approved the funding of investments of up to $100 million with or in RSVP, through (i) loans for the funding of RSVP investments prior to the Distribution,
(ii) RSVP-controlled joint venture REIT-Qualified Investments, or (iii) advances made to RSI subsequent to the Distribution under the RSVP-ROP Facility. Advances under the RSVP-ROP Facility in excess of $25 million in respect of any single platform will be subject to approval by Reckson's board of directors, while advances under the RSI Facility in excess of $10 million in respect of any single investment in Commercial Services, as well as advances for investments in opportunities in non-Commercial Services, will be subject to approval by Reckson's board of directors, or a committee thereof. It is expected that the Credit Facilities will each have a term of five years and advances thereunder will be recourse obligations of RSI. Interest will accrue on advances made under the Credit Facilities at a rate equal to the greater of (i) the prime rate plus 2% and (ii) 12% per annum, with the rate referred to in clause (ii) increasing annually at a rate of 4% of the prior year's rate. Prior to maturity, interest will be payable quarterly but only to the extent of net cash flow and on an interest-only basis and will be prepayable without penalty at the option of RSI. As long as there are outstanding advances under the Credit Facilities, RSI will be prohibited from paying dividends on any shares of its capital stock. The Credit Facilities will be subject to certain other covenants and will prohibit advances thereunder to the extent such advances could, in the determination of Reckson, endanger Reckson's status as a REIT. The anticipated terms of the Credit Facilities were not negotiated at arms' length and thus may not reflect terms that could have been obtained from independent third parties. Additional indebtedness may be incurred by subsidiaries of RSI.

         RSVP has obtained the $200 million PaineWebber Equity Facility from PWRES. RSI, through its subsidiaries, has agreed to contribute up to $100 million in the form of common equity to RSVP and PWRES has agreed to contribute up to $200 million in the form of preferred equity to RSVP. The PaineWebber Equity Facility requires that the preferred equity be drawn upon during a period of 36 months subsequent to the execution thereof and the RSVP operating agreement has a seven year term. The preferred equity holder is entitled to a preferred return in respect of distributions from RSVP's cash flow and from capital events such as sales and refinancings. Under the terms of the PaineWebber Equity Facility, the preferred equity holder is generally entitled to a 10% preferred return on its capital and, after the RSVP Managing Member has received a 10% return on its capital, an additional 6% return. Thereafter, amounts are distributed as a return of capital and then 100% to the RSVP Managing Member. The terms of the PaineWebber Equity Facility also contemplate periodic unused commitment fees payable to the preferred holder, as well as a one-time structuring fee paid to the preferred holder at closing. The PaineWebber Equity Facility contains several other covenants and events of default, including requirements that RSVP maintain sufficient earnings, distribute cash sufficient to cover the preferred return, limit debt in respect of particular investments as well as on a portfolio-wide basis, maintain the involvement of certain specified officers in its operations, prohibit RSI from competing with RSVP and prohibit changes-in- control of RSI. The PaineWebber Equity Facility provides for the formation of an advisory committee that is comprised of at least one representative of the preferred holder. Although such committee will review all investments, in the absence of a default under the PaineWebber Equity Facility it will not have the authority to approve or disapprove of any investment decisions of the RSVP Managing Member. The PaineWebber Equity Facility also provides for the offering of the RSVP Managing Member's share of any REIT-Qualified Investments to Reckson Operating Partnership, and provides a right of first opportunity to Reckson Operating Partnership in respect of office and industrial real estate transactions. The PaineWebber Equity Facility also provides PWRES with the right, under certain circumstances, to act as a lender or an underwriter in respect of financing transactions of entities in which RSVP holds an interest. The PaineWebber Equity Facility also requires the Operating Partnership's consent for RSVP to enter into any office or industrial property transactions that the Operating Partnership has chosen not to pursue. Advances under the PaineWebber Equity Facility will be partially funded by an investment fund that is jointly sponsored by financier George Soros and PWRES.

CHANGES IN INTEREST RATES

         As indicated above, borrowings under the Credit Facilities accrue interest at the greater of (i) the prime rate plus 2% and (ii) 12% per annum, with the rate referred to in (ii) increasing annually at a rate of 4% of the prior year's rate. Due to the variable component of the interest rates payable under the Credit Facilities, significant increases in market interest rates may impact negatively the earnings of the Company. Since it is anticipated that the Company will borrow money under the Credit Facilities (particularly the RSI Facility) to fund its investments in whole or in part, increases in market rates of interest may reduce or eliminate the spread between the cost of the Company's funds under the Credit Facilities and the return on its investments. However, increases in the prime rate that do not result in a rate greater than the rate detailed in clause (ii) above will not affect the borrowing cost of the Company under the Credit Facilities.


THE INTERCOMPANY AGREEMENT

         The Operating Partnership and RSI will enter into an Intercompany Agreement in order to reduce conflicts of interest by formalizing their relationship. It is anticipated that decisions regarding such first opportunity rights of Reckson will be presented to the executive committee of the board of directors of Reckson, which includes Donald Rechler, Scott Rechler and two independent directors of Reckson's board of directors. Under the Intercompany Agreement, RSI will grant Reckson Operating Partnership a right of first opportunity to make any REIT-Qualified Investment that it develops or that otherwise becomes available to RSI. In addition, in the event that any such investment opportunity becomes available to an affiliate of RSI, such affiliate will be required to allow Reckson Operating Partnership to participate in such investment opportunity to the extent of RSI's interest, if any, therein.

         Under the Intercompany Agreement, Reckson Operating Partnership will grant RSI a right of first opportunity to provide Commercial Services to Reckson Operating Partnership and its tenants or that are developed by or otherwise become available to Reckson Operating Partnership. Any services provided by RSI to Reckson Operating Partnership will be required to be at market rates on terms and conditions as attractive as the best available for comparable services in the market or those offered by RSI to third parties. In addition, Reckson Operating Partnership will be required to give RSI access to its tenants in respect of Commercial Services that may be provided to such tenants.

         The Intercompany Agreement will also provide, subject to certain conditions, that Reckson Operating Partnership will provide RSI with a right of first refusal to become the lessee of any real property acquired by Reckson Operating Partnership if Reckson Operating Partnership determines that, consistent with Reckson's status as a REIT, it is required to enter into a "master" lease arrangement.

         Under the Intercompany Agreement, RSI will agree not to acquire or make any REIT-Qualified Investment unless it has provided written notice to Reckson Operating Partnership of the material terms and conditions of such investment, and Reckson Operating Partnership has determined not to pursue such investment either by providing written notice to RSI rejecting the opportunity within 10 days from the date of receipt of notice of the opportunity or by allowing such 10-day period to lapse. RSI will also agree to assist Reckson Operating Partnership in structuring and consummating any REIT-Qualified Investment which Reckson Operating Partnership elects to pursue, on terms determined by Reckson Operating Partnership.

         Due to certain considerations relating to Reckson's status as a REIT, the Intercompany Agreement will also obligate RSI to maintain the 9.9% limits on the ownership of RSI Common Stock and RSI capital stock set forth in its charter.

         The anticipated terms of the Intercompany Agreement have not been negotiated at arms' length and thus may not reflect terms which could have been obtained from independent third parties.

PROPERTY

         Reckson has agreed to make available to RSI, at Reckson's principal office at 225 Broadhollow Road, Melville, New York, 11747, space for RSI's principal corporate office. RSVP maintains offices in Melville, New York and New York, New York. RSI believes that its facilities are adequate to meet its expected requirements for the coming year.

EMPLOYEES

         As of May 13, 1998, RSI had 10 employees.


LEGAL PROCEEDINGS

         There are no pending legal proceedings or to which the Company is a party or which any of its properties is subject.

                                   MANAGEMENT

DIRECTORS, DIRECTOR NOMINEE AND EXECUTIVE OFFICERS OF RSI

     RSI's Board of Directors will be expanded immediately after the Distribution to include the director nominee named in the following table, who has been nominated for election and has consented to serve. In addition, RSI anticipates nominating one additional director who is unaffiliated with RSI and Reckson prior to December 31, 1998. The following table sets forth certain information with respect to executive officers, directors and director nominee of RSI immediately after the Distribution.

Name                                Position and Offices Held
                             --------------------------------------------------

Donald J. Rechler.........     Chairman of the Board and Director (term as
                               a director expires in 2001)

Roger Rechler.............     Director; Member of Management Advisory
                               Committee (term as a director expires in
                               2001)

Scott H. Rechler..........     President, Chief Executive Officer and
                               Director (term as a director expires in
                               1999)

Michael Maturo............     Executive Vice President, Chief Financial
                               Officer, Treasurer and Director (term as a director expires in 2000)

Gregg M. Rechler..........     Director and Member of Management Advisory
                               Committee (term as a director expires in
                               2001)

Mitchell D. Rechler.......     Secretary, Member of Management Advisory
                               Committee and Director (term as a director expires in 2000)

Paul F. Amoruso ..........     Director Nominee (term as a director expires
                               in 1999)

Independent Director .....     Director to be nominated prior to December 31,
                               1998 (term as director will expire in 2000)

Jason M. Barnett..........     Senior Vice President and General Counsel

Daniel A. DiSano..........     Senior Vice President of Operations

Jeffrey D. Neumann........     Senior Vice President of Investments


         The following is a biographical summary of the experience of the above-mentioned persons:

         Donald J. Rechler, age 63, serves as Chairman of the Board and Director of RSI and of Reckson. Prior to the initial public offering of Reckson (the "Reckson IPO"), Mr. Rechler was a Co-Founder and General Partner of Reckson Associates. As Chief Executive Officer, he coordinates and directs all of RSI's primary functions as well as establishing policy for RSI. He is a founder and former President and Chairman of the Association For A Better Long Island, a founder of the Long Island Commercial & Industrial Development Association, a member of the Board of Directors of the Development Division of North Shore Hospital, a member of the Council of Overseers of Long Island University, C.W. Post College. Mr. Rechler is a graduate of the University of Miami. Mr. Rechler is the father of Mitchell Rechler and the brother of Roger Rechler.

         Roger M. Rechler, age 56, serves as Director of RSI and member of the Management Advisory Committee and also serves as Executive Vice President of Development and the Vice-Chairman of the Board and a Director of Reckson. Prior to the Reckson IPO, Mr. Rechler was a co-founder and general partner of Reckson Associates and is responsible for the supervision of development, property construction, architectural and design services, interior construction and property management. Mr. Rechler attended the University of Miami. Mr. Rechler is the father of Scott Rechler and Gregg Rechler and the brother of Donald Rechler.

         Scott H. Rechler, age 30, serves as the President, Chief Executive Officer and a Director of RSI and of Reckson. Mr. Rechler has been employed at Reckson since 1989. He is responsible for the day-to-day operations and directing corporate policy for RSI. Prior to the Reckson IPO, he directed the financing of approximately $200 million of mortgage debt and the acquisition of property having a value in excess of $100 million for Reckson. He is a member of the Board of Directors of the Long Island Children's Museum. Mr. Rechler is a graduate of Clark University and received a Masters Degree in Finance with a specialization in real estate from New York University. He is the son of Roger Rechler and the brother of Gregg Rechler.

         Michael Maturo, age 36, serves as an Executive Vice President, Chief Financial Officer, Treasurer and Director of RSI and of Reckson. He is responsible for the supervision of all financial, treasury and reporting functions. Mr. Maturo is also primarily responsible for banking and capital market activities and investor relations. Prior to joining Reckson, Mr. Maturo was a Senior Manager at E&Y Kenneth Leventhal Real Estate Group (formerly Kenneth Leventhal & Company), a public accounting and consulting firm. He specialized in diverse phases of real estate finance including corporate and property debt financings and recapitalization transactions. Mr. Maturo is a graduate of Seton Hall University with a degree in accounting and finance and is a certified public accountant. Mr. Maturo is a member of the accounting committee of the National Association of Real Estate Investment Trusts.

         Gregg M. Rechler, age 31, serves as a member of the Management Advisory Committee and as a Director of RSI and serves as an Executive Vice President and Secretary of Reckson and as President of Reckson Construction Group, Inc. (the "Construction Company"). Mr. Rechler is responsible for the construction, architectural and property management activities of Reckson. Since 1985, he has been employed by Reckson and certain affiliates. From 1985 to 1988, Mr. Rechler held non-supervisory roles in the construction and property management areas. Beginning in 1989, as an Executive Vice President of Reckson, he served as the person responsible for the construction of the Omni office building and supervised all construction aspects of this project. In 1991, he organized the Construction Company and has been responsible for its significant growth. Mr. Rechler is a member of the Board of Directors of the Long Island chapter of the Building Owners and Managers Association ("BOMA"). Mr. Rechler attended the New York Institute of Technology. He is the son of Roger Rechler and the brother of Scott Rechler.

         Mitchell D. Rechler, age 38, serves as Secretary and as a Director of RSI and as a member of the Management Advisory Committee; also serves as an Executive Vice President and a Director of Reckson and also serves as the President of Reckson Management Group, Inc. (the "Management Company"). From 1981 to 1985, he was employed by Reckson in various non-supervisory roles including positions in property management, construction, acquisitions and space leasing. Since 1986, Mr. Rechler has served as an Executive Vice President of Reckson, responsible for all leasing activities including the coordination of leasing and marketing strategies and overseeing tenant relations. During his career at Reckson, Mr. Rechler has completed over 300 leasing transactions encompassing in excess of 3 million square feet of office and industrial space. Mr. Rechler has served as President of the Management Company, since its organization in 1991. Mr. Rechler serves on the Executive Committee of the Children's Medical Fund of Schneider Children's Hospital of Long Island Jewish Medical Center and as a member of the Board of Directors of the Long Island Friends of the Arts. He is a graduate of Emory University. He is the son of Donald Rechler.

     Paul F. Amoruso, age 37, has been nominated for election as a Director of RSI. Since 1983, Mr. Amoruso has been the President of Oxford & Simpson Realty, Inc. of Jericho, New York. Prior to that time, he was President of Lanstar International Realty, Inc., a real estate advisory services firm. Mr. Amoruso is a member of the Board of Directors of the Nature Conservancy and has been appointed to the Task Force of the Empire State Development Corp. He is a co-founder of the Long Island Commercial Industrial Brokers Society and is a licensed real estate broker in New York and Connecticut.

          Jason M. Barnett, age 29, serves as Senior Vice President and General Counsel of RSI and of Reckson. Mr. Barnett joined Reckson in 1996. He is responsible for the coordination of all legal and compliance matters for RSI. Prior to joining Reckson, Mr. Barnett practiced law as an associate in the REIT practice group of Brown & Wood LLP. While at Brown & Wood LLP, Mr. Barnett participated in numerous corporate and real estate transactions involving publicly held REITs, including initial public offerings, joint ventures and corporate and real estate acquisitions. Mr. Barnett holds a Bachelor of Arts degree from Clark University and Law Degree from Emory University School of Law. Mr. Barnett is admitted to the Bar of the State of New York.

         Daniel A. DiSano, age 29, serves as Senior Vice President of Operations of the Company. Mr. DiSano joined RSI in 1998. He is responsible for developing and implementing the strategic direction of RSI and its operating companies. Prior to joining Reckson, Mr. DiSano was a Senior Associate at Booz-Allen & Hamilton, a leading management consulting firm. He worked on several strategic issues, including growth and acquisition strategies and organizational design, across a variety of industries. Mr. DiSano holds a Bachelor of Arts degree in Economics from Clark University and an MBA from MIT Sloan School of Management.

          Jeffrey D. Neumann, age 35, serves as Senior Vice President of Investments of the Company. Mr. Neumann joined RSI in 1998. He is responsible for all investments and acquisitions for the Company. Prior to joining RSI, Mr. Neumann was a Vice President in GE Capital's private equity investment subsidiary. While at GE Capital, Mr. Neumann participated in numerous investments in both public and private companies. Additionally, he has significant operating experience having been President of a manufacturing company and a health care company. He started his career with the investment banking firm of Bear, Stearns & Co. Inc. in New York. Mr. Neumann received a Master in Business Administration degree from New York University Leonard N. Stern School of Business.

COMMITTEES OF THE BOARD OF DIRECTORS

         The RSI Board has standing Audit and Compensation Committees. The independent director nominee will initially serve as the sole member of the Audit Committee and it is expected that an additional independent director, if and when added to the RSI Board, will be added as a member of the Audit Committee. Donald J. Rechler, Scott H. Rechler and the independent director nominee will serve as the members of the Compensation Committee. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of RSI's internal controls. The Compensation Committee is responsible for establishing compensation for RSI's officers and administering RSI's stock option plan.


COMPENSATION OF DIRECTORS

         Each director other than Donald J. Rechler, Scott H. Rechler, Roger Rechler, Michael Maturo, Gregg M. Rechler and Mitchell D. Rechler will receive from RSI an annual fee of $7,500 or a meeting fee of $500 for each RSI Board or Committee meeting attended and reimbursements of expenses incurred in attending meetings.

ANNUAL MEETING

         RSI's Bylaws provide that its annual meeting of stockholders will be held in May of each year at its principal office or on such other date and at such other place and time as may be fixed by resolution of RSI's Board. The first annual meeting for which proxies will be solicited from stockholders will be held in 1999.

EMPLOYMENT AGREEMENTS

         None of the Executive Officers or members of the management advisory committee of RSI have entered into employment agreements with RSI.

REGISTRATION RIGHTS

         RSI has granted certain demand and "piggyback" registration rights to Donald J. Rechler, Scott H. Rechler, Michael Maturo, Roger Rechler, Mitchell D. Rechler and Gregg M. Rechler in respect of RSI Common Stock received in the Distribution and the Rights Offering or owned by them through Lightpost LLC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AFTER THE DISTRIBUTION

         Executive officers and directors will receive shares of RSI Common Stock in the Distribution in respect of shares of Reckson Common Stock and Units held by them on the Record Date. The Distribution will be made on the basis of one share of RSI Common Stock for every 12.5 Reckson Common Shares held on the Record Date and one share of RSI Common Stock for every 12.5 Units held on the Record Date.

         For purposes of providing an indication of the beneficial ownership of certain persons following the Distribution, the following table sets forth the number of shares of RSI Common Stock that will be beneficially owned immediately following the Distribution, based on a Record Date of May 26, 1998, by each person then serving as an executive officer and director of RSI, all such executive officers and directors of RSI as a group, and persons or entities owning 5% or more of the outstanding shares of Reckson Common Stock and Units.



                   BENEFICIAL OWNERSHIP OF RSI COMMON STOCK(1)

                                                                 Percent
                                           NUMBER OF               of
   NAME OF BENEFICIAL OWNER                 SHARES(1)             Total

Donald J. Rechler..............          136,722(2)(4)             3.33%

Roger M. Rechler...............          134,959(3)(5)             3.28%

Lightpost LLC (6)..............                143,900              3.5%

Scott H. Rechler...............                 30,813              .75%

Michael Maturo.................                  6,879              .17%

Mitchell D. Rechler............                 32,407              .79%

Gregg Rechler..................                 30,872              .75%

FMR Corp. (7)..................              4,448,300             9.33%

Cohen & Steers Capital
Management Inc. (8)............              5,595,100            11.74%

LaSalle (9)....................              2,841,077             5.96%

All directors and executive                    516,552            12.56%
officers as a group (6 persons)

---------------
(1) Assumes the exercise in full of Rights held by the respective beneficial owner and all other Holders in the Rights Offering, but excludes any Standby Commitment Shares.

(2) Includes 10,544 shares held by a trust for the benefit of Glenn Rechler, the son of Donald J. Rechler, beneficial ownership of which is disclaimed by Donald J. Rechler.

(3) Includes 10,628 shares held by a trust for the benefit of Todd Rechler, the son of Roger M. Rechler, and 84 shares held by the wife of Roger M. Rechler, beneficial ownership of which is disclaimed by Roger M. Rechler.

(4) Includes 21,890 Units held by trusts for the benefit of the sons of Donald J. Rechler, beneficial ownership of which is disclaimed by Donald
        J. Rechler.

(5) Includes 21,890 Units held by trusts for the benefit of the sons of Roger M. Rechler, beneficial ownership of which is disclaimed by Roger
        M. Rechler.

(6) Donald J. Rechler, Scott H. Rechler, Michael Maturo, Roger Rechler, Mitchell D. Rechler and Gregg M. Rechler and trusts controlled by certain of such executive officers own 70% of the member interests of Lightpost LLC and the other 30% of the member interests is owned by members of Reckson management who are not executive officers or directors of Reckson and a Rechler family member who is not a member of Reckson management.

(7)     The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts
        02109.

(8) The address of Cohen & Steers Capital Management Inc. is 757 Third Avenue, New York, New York 10019.

(9) LaSalle Advisors Capital Management, Inc. ("LaSalle") beneficially owns 1,279,930 shares (2.7% of the total) and ABKB/LaSalle Securities Limited Partnership ("ABKB") beneficially owns 1,561,147 shares (3.26% of the total). The address of LaSalle and ABKB is 200 East Randolph Drive, Chicago, Illinois 60601.

        In addition, as described under "The Rights Offering", certain members of RSI management are members of the Standby Purchaser, which has agreed to purchase any and all Standby Commitment Shares.

EXECUTIVE COMPENSATION

         RSI was recently formed. None of the Company's executive officers has received compensation from or on behalf of RSI since its formation. The Company has no employment agreements with any executive officer and does not currently contemplate paying a base salary to any executive officer that is also an executive officer of Reckson for his services in such capacity, although options have been, and in the future may be, granted to executive officers. Subsequent to the commencement of RSI's operations, it expects that it will pay salaries and other compensation to such executive officers when it begins conducting business operations material enough to warrant such compensation.

         The following table provides certain information regarding options granted to the Company's named executive officers. None of the options is exercisable until after the Distribution Effective Date.

                                                                                               POTENTIAL REALIZABLE
                                                                                                 VALUE AT ASSUMED
                                                                                              ANNUAL RATES OF STOCK
                               NUMBER OF                                                        PRICE APPRECIATION
                                SHARES          % OF TOTAL        EXERCISE                     FOR OPTION/SAR TERM
                              UNDERLYING       OPTIONS/SARs       OR BASE        EXPIRATIO                   (1)
                                OPTIONS         GRANTED IN         PRICE             N        ----------------------------
           NAME                 GRANTED        FISCAL 1998       ($/sh)(2)         DATE            5%             10%
--------------------------   -------------   ----------------   ------------   -------------  ------------   -------------

Donald J. Rechler                128,341              21%           1.10         1/10/2008        $ 88,555      $  224,597
                                 629,477               --           1.04         3/30/2008         409,160       1,044,932
Scott H. Rechler                 128,341              21%           1.10         1/10/2008          88,555         224,597
                                 629,477               --           1.04         3/30/2008         409,160       1,044,932
Michael Maturo                   105,519              17%           1.10         1/10/2008          72,808         184,658
                                 541,476               --           1.04         3/30/2008         351,959         898,850
Roger Rechler                     52,392               9%           1.10         1/10/2008          36,150          91,686
                                 271,105               --           1.04         3/30/2008         176,218         450,034
Gregg M. Rechler                  52,392               9%           1.10         1/10/2008          36,150          91,686
                                 271,105               --           1.04         3/30/2008         176,218         450,034
Mitchell D. Rechler               52,392               9%           1.10         1/10/2008          36,150          91,686
                                 271,105               --           1.04         3/30/2008         176,218         450,034

---------------
(1) Potential Realizable Value is based on the assumed annual growth rates shown over their 10-year option term. For example, a 5% growth rate compounded annually, for Scott H. Rechler's grant results in stock prices of $1.79 per share and $1.69 per share, respectively, and a 10% growth rate, compounded annually, results in stock prices of $2.85 per share and $2.70 per share, respectively. These Potential Realizable Values are listed to comply with the regulations of the Commission, and the Company cannot predict whether these values will be achieved. Actual gains, if any, on stock option exercises are dependent on the future performance of the stock.

(2) The exercise or base price per share as of the date of grant, which the Company's board of directors has determined represents the fair market value as of the date of grant.

RSI STOCK OPTION PLAN

         On January 10, 1998, RSI adopted a Stock Option Plan pursuant to which grants of options ("Options") to purchase a specified number of shares of RSI Common Stock were made in order to provide incentives to the recipient thereof. Additional Options to purchase shares of RSI Common Stock were granted on March 30, 1998. Each of the Options granted as of the date hereof has been granted at an option price equal to the fair market value of the RSI Common Stock at the date of grant. The Options become exercisable immediately subsequent to January 1, 1999. Under the Stock Option Plan, grants with respect to up to 3,700,376 shares of RSI Common Stock (i.e. approximately 15% of the total outstanding shares of RSI Common Stock after giving effect to the Rights Offering) are authorized for issuance under the Plan. Non-employee directors of RSI will receive annual grants of Options to purchase 500 shares of RSI Common Stock (including an initial grant of an Option to purchase 1,000 shares of RSI Common Stock upon appointment of any non-employee director). Future grants under the plan, other than grants to non-employee directors, will be determined in the sole discretion of the Compensation Committee. However, in any year, no person eligible for awards under the plan may be granted options covering a total of more than 1,000,000 shares of RSI Common Stock. The Stock Option Plan expires on December 31, 2008.

         The Compensation Committee of RSI has authority to determine the employees, officers and advisors to be granted Options, Restricted Stock (as defined below) and other awards of RSI Common Stock, to interpret the Stock Options Plan, to prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Stock Option Plan, to determine and interpret the details and provisions of each Option agreement, to modify or amend any Option agreement or waive any conditions or restrictions applicable to any Option (or the exercise thereof), and to make all other determinations necessary or advisable for the administration of the Stock Option Plan. With respect to any provisions of the Stock Option Plan granting the Compensation Committee the right to agree, in its sole discretion, to further extend the term of any award, the Compensation Committee may exercise such right at the time of grant, in the agreement relating to such award, or at any time or from time to time after the grant of any award thereunder. The discretion of the Compensation Committee under the Stock Option Plan does not extend to Options granted to outside directors.

         The Stock Option Plan authorizes (i) the grant of Options that qualify as incentive stock options under Section 422 of the Code ("ISOs"), (ii) the grant of Options that do not so qualify ("NQSOs"), (iii) the grant of shares of RSI Common Stock subject to certain restrictions on transfer and risks of forfeiture ("Restricted Stock"), (iv) the grant of Options in lieu of cash Directors' fees and employee bonuses, and (v) the grant of unrestricted shares of RSI Common Stock in lieu of cash compensation. The exercise price of Options is determined by the Compensation Committee, but may not be less than 100% of the fair market value of the shares of RSI Common Stock on the date of grant in the case of ISOs; provided that, in the case of grants of NQSOs granted in lieu of cash Directors' fees and employee bonuses, the exercise price may not be less than 50% of the fair market value of the shares of RSI Common Stock on the date of grant.

         Certain Federal Income Tax Consequences of the Stock Option Plan. The following is a brief summary of the principal Federal income tax consequences of awards under the Stock Option Plan. The summary is based upon current Federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

         A participant is not subject to Federal income tax either at the time of grant or at the time of exercise of an ISO. However, upon exercise, the difference between the fair market value of the RSI Common Stock and the exercise price is an item of tax preference subject to the possible application of the alternative minimum tax. If a participant does not dispose of RSI Common Stock acquired through the exercise of an ISO in a "disqualifying disposition" (i.e., no disposition occurs within two years from the date of grant of the share option nor within one year of the transfer of the RSI Common Stock to the participant), then the participant will be taxed only upon the gain, if any, from the sale of such RSI Common Stock, and such gain will be taxable as gain from the sale of a capital asset.

         RSI will not receive any tax deduction on the exercise of an ISO or, if the above holding period requirements are met, on the sale of the underlying RSI Common Stock. If there is a disqualifying disposition (i.e., one of the holding period requirements is not met), the participant will be treated as receiving compensation subject to ordinary income tax in the year of the disqualifying disposition and RSI will be entitled to a deduction for compensation expense in an amount equal to the amount included in income by the participant. The participant generally will be required to include in income an amount equal to the difference between the fair market value of the RSI Common Stock at the time of exercise and the exercise price. Any appreciation in value after the time of exercise will be taxed as capital gain and will not result in any deduction by RSI.

         If NQSOs are granted to a participant, there are no Federal income tax consequences at the time of grant. Upon exercise of the NQSO, the participant must report as ordinary income an amount equal to the difference between the exercise price and the fair market value of the RSI Common Stock on the date of exercise. RSI will receive a tax deduction in like amount. Any appreciation in value after the time of exercise will be taxed as capital gain and will not result in any deduction by RSI.

         A participant who is awarded unrestricted shares of RSI Common Stock will have compensation income at the time of grant equal to the fair market value of such shares. The Company will receive a tax deduction in the amount of the income recognized by the participant.

         A participant who is awarded Restricted Stock that is subject to a substantial risk of forfeiture (as defined in the Code) will not be taxed at the time of the grant unless the participant makes a special election under section 83(b) of the Code. Assuming that no such election is made, RSI will receive no tax deduction at the time of the grant. Upon the lapse of the substantial risk of forfeiture associated with the Restricted Stock, a participant will recognize ordinary income equal to the fair market value of the Restricted Stock at the time of the lapse. At the same time, RSI will receive a tax deduction in the amount of ordinary income recognized by a participant.

         If a participant makes an election under section 83(b) of the Code or if the Restricted Stock is subject to restrictions that do not comprise a substantial risk of forfeiture, he or she will recognize ordinary income in an amount equal to the fair market value of the Restricted Stock at the time of the grant (determined without regard to any restrictions which may lapse). RSI will receive a tax deduction in the equal amount at the same time. No tax will be payable by a participant (and no additional deduction will be taken by RSI) upon lapse of the restrictions.

CONFLICTS OF INTEREST

         Donald J. Rechler will serve as Chairman of the Board and Chief Executive Officer of Reckson and Chairman of the Board of RSI, Scott H. Rechler will serve as the President and Chief Operating Officer of Reckson and President and Chief Executive Officer of RSI and Michael Maturo will serve as Executive Vice President, Treasurer and Chief Financial Officer of Reckson and RSI and a director of RSI. Although each of them is committed to the success of RSI, they are also committed to the success of Reckson. None of Donald J. Rechler, Scott
H. Rechler or Michael Maturo is committed to spending a particular amount of time on RSI's affairs, nor will any of them devote his full time to RSI. As a result, such officers may spend more time acting in their positions with Reckson, particularly if Reckson encounters operating difficulties or is engaged in significant transactions. Furthermore, Roger Rechler, Gregg M. Rechler and Mitchell D. Rechler are members of the RSI Board of Directors and will also be either insiders of RSI or members of the Reckson board of directors. As noted below in "--Related Party Transactions," Jon L. Halpern, a director of Reckson, has an interest in certain entities in which RSI holds an investment. In addition, it is anticipated that the RSI Board will include only two members who are unaffiliated with RSI and Reckson.

         Officers and directors of a corporation owe fiduciary duties to the stockholders of that corporation. There is a risk that the common membership of management and members of the Boards of Directors of RSI and Reckson will lead to conflicts of interest in the fiduciary duties owed to stockholders by common directors and officers in connection with transactions between the two companies. However, RSI was formed with the specific purpose of entering into and performing the Intercompany Agreement with Reckson Operating Partnership in an effort to avoid conflicts of interest issues by identifying at the outset which types of opportunities will be pursued by each company. See "Management--Conflicts of Interest."

         In respect of services to be provided to Reckson Operating Partnership by the Company, management will have a conflict of interest in determining the terms on which the Company will provide such services. In addition, management will have a conflict of interest in determining whether an investment opportunity of RSVP that generates REIT qualifying income but is outside of Reckson's core business strategy should be pursued by the Company or Reckson.

                              CERTAIN TRANSACTIONS

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

          As of April 27, 1998, Donald J. Rechler, Roger M. Rechler, Scott H. Rechler, Michael Maturo, Mitchell D. Rechler and Gregg M. Rechler beneficially own approximately 3.59%, 3.54%, 0.81%, 0.18%, 0.85% and 0.81%, respectively, of
Reckson, which interests consist of shares of Reckson Common Stock and Units (including vested options to acquire shares of Reckson Common Stock) and will own RSI Common Stock following the Distribution, as set forth above under "Management--Security Ownership of Certain Beneficial Owners and Management After the Distribution." In addition, RSI has granted the aforementioned RSI officers and directors certain registration rights in respect of their RSI Common Stock. See "Management-Registration Rights."

ACQUISITION OF ASSETS

         During 1997, RSI acquired its indirect interests in ACLC and Dobie Center from a Rechler family entity for $5.13 million. Such entity had acquired the interests in ACLC and the Dobie Center earlier in 1997 for $5.06 million in contemplation of transferring such interests to RSI, the difference representing interest carrying costs.


FORMATION AND EQUITY CAPITALIZATION OF RSI; OWNERSHIP OF RSI COMMON STOCK

     Due to considerations relating to the Reckson's status as a REIT under Federal tax laws, RSI was initially formed as a subsidiary in which Reckson Operating Partnership owned 95% of the outstanding capital stock in the form of non-voting common stock. Lightpost LLC owns the remaining 5% of the outstanding capital stock in the form of common stock. Donald J. Rechler, Scott H. Rechler, Michael Maturo, Roger Rechler, Mitchell D. Rechler and Gregg M. Rechler and trusts controlled by certain of such executive officers own 70% of the member interests of Lightpost LLC and the other 30% of the member interests is owned by members of Reckson management who are not executive officers or directors of Reckson and a Rechler family member who is not a member of Reckson management. The shares of capital stock owned by Reckson Operating Partnership and Lightpost LLC were issued by RSI on the same dates and at the same price per share of $1.10. Immediately prior to the Distribution, the shares of non-voting common stock owned by Reckson Operating Partnership will be exchanged for RSI Common Stock.

         The Company also will obtain the Credit Facilities from Reckson Operating Partnership which shall bear interest at the rate equal to the greater of the prime rate plus 2% and 12% per annum, with such 12% increasing annually at a rate of 4% of the prior year's rate. The Credit Facilities will be payable on an interest-only basis from net cash flow during its five-year term. Advances under the Credit Facilities will be recourse obligations of RSI.

         Jon L. Halpern, a director of Reckson, beneficially owned substantially all of the OnSite business prior to RSI's acquisition of an interest therein (and will own beneficially a 25.97% interest in OnSite after giving effect to its acquisition of the OnSite business, assuming RSI converts its subordinated convertible note into a 58.69% interest), and owns a 331/3% interest in a joint venture that owns a 70% interest in the Dobie Center, a 331/3% interest in a joint venture that owns a 76.09% interest in ACLC, and a 22.75% interest in the Office Suites Company, and may participate in the operation of such entities. Based upon its understanding of the market generally and discussions with third parties specifically, management believes that RSI's participation, or, in the Office Suites Company's case, possible participation, in such investments with Mr. Halpern has been the subject of arm's-length negotiations.

THE INTERCOMPANY AGREEMENT

          The Intercompany Agreement between the Company and Reckson Operating Partnership will set forth the basis on which RSI and Reckson Operating Partnership will allocate business opportunities among them. See "Business--The Intercompany Agreement."

STANDBY AGREEMENT

         The Company and the Standby Purchaser have entered into the Standby Agreement pursuant to which the Standby Purchaser has agreed to purchase, and the Company has agreed to sell, any and all Standby Commitment Shares on the Expiration Date at the Exercise Prices.

         The Company has entered into the Standby Agreement to provide additional assurance that, the Company would, with the sale of the Standby Commitment Shares, sell all of the shares of RSI Common Stock that are the subject of Subscription Rights in the Rights Offering. The Standby Purchaser is owned by Donald J. Rechler, Scott H. Rechler, Michael Maturo, Roger Rechler, Mitchell D. Rechler, Gregg M. Rechler, certain non-executive officers of RSI and Reckson and certain trusts controlled by executive officers of Reckson.



                        DESCRIPTION OF RSI CAPITAL STOCK

AUTHORIZED CAPITAL STOCK

         RSI's authorized capital stock consists of 25,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"), 100,000,000 shares of RSI Common Stock and 25,000,000 shares of excess stock, par value $.01 per share. Immediately following the Rights Offering, approximately 24,668,556 shares of RSI Common Stock will be outstanding (subject to reduction to the extent that cash payments are made in lieu of the issuance of fractional shares of RSI Common Stock). All of the shares of RSI Common Stock that will be outstanding immediately following the Distribution will be validly issued, fully paid and nonassessable.

COMMON STOCK

         The holders of RSI Common Stock will be entitled to one vote for each share on all matters voted on by stockholders, including elections of directors, and, except as otherwise required by law or provided in any resolution adopted by RSI's Board with respect to any series of Preferred Stock, the holders of such shares will possess all voting power. The Charter does not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of Preferred Stock created by the RSI Board from time to time, the holders of RSI Common Stock will be entitled to such dividends as may be declared from time to time by the RSI Board from funds available therefor, and upon liquidation will be entitled to receive pro rata all assets of the Company legally available for distribution to such holders.

PREFERRED STOCK

         The Charter authorizes the RSI Board to establish one or more series of Preferred Stock and to determine, with respect to any series of Preferred Stock, the terms and rights of such series, including (i) the designation of the series, (ii) the number of shares of the series, which number the RSI Board may thereafter (except where otherwise provided in the applicable certificate of designation) increase or decrease (but not below the number of shares thereof then outstanding), (iii) whether dividends, if any, will be cumulative or noncumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative, (iv) the rate of any dividends (or method of determining such dividends) payable to the holders of the shares of such series, any conditions upon which such dividends will be paid and the date or dates or the method for determining the date or dates upon which such dividends will be payable, (v) the redemption rights and price or prices, if any, for shares of the series, (vi) the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series, (vii) the amounts payable on and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of RSI, (viii) whether the shares of the series will be convertible or exchangeable into shares of any other class or series, or any other security, of RSI or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares will be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made, (ix) restrictions on the issuance of shares of the same series or of any other class or series, (x) the voting rights, if any, of the holders of the shares of the series, and (xi) any other relative rights, preferences and limitations of such series.

        RSI believes that the ability of the RSI Board to issue one or more series of Preferred Stock will provide it with flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs which might arise. The authorized shares of Preferred Stock, as well as shares of RSI Common Stock, will be available for issuance without further action by RSI's stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which RSI's securities may be listed or traded. If the approval of RSI's stockholders is not required for the issuance of shares of Preferred Stock or RSI Common Stock, the RSI Board may determine not to seek stockholder approval.

         Although the RSI Board has no intention at the present time of doing so, it could issue a series of Preferred Stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. The RSI Board will make any determination to issue such shares based on its judgment as to the best interests of RSI and its stockholders. The RSI Board, in so acting, could issue Preferred Stock having terms that could discourage an acquisition attempt through which an acquiror may be able to change the composition of the RSI Board, including a tender offer or other transaction that some, or a majority, of RSI's stockholders might believe to be in their best interests or in which such stockholders might receive a premium for their stock over the then-current market price of such stock.

SERIES A JUNIOR PREFERRED STOCK

           The Company expects to reserve approximately 247,000 shares of Series A Junior Preferred Stock for issuance upon exercise of the Preferred Stock Purchase Rights. The Series A Junior Preferred Stock will not be redeemable and will rank, with respect to the payment of dividends and the distribution of assets, junior to any other series of any other classes of Preferred Stock that may exist from time to time. Generally, each share of Series A Junior Preferred Stock will entitle its holder to 100 votes on all matters submitted to a vote of the Company's stockholders.

         Subject to the rights of holders of any shares of any series of Preferred Stock ranking senior to the Series A Junior Preferred Stock with respect to dividends, holders of shares of Series A Junior Preferred Stock, in preference to holders of RSI Common Stock and any other junior stock, will be entitled to receive, when, as and if declared by the RSI Board, quarterly cash dividends, in an amount per share equal to the greater of (i) $1 or (ii) subject to adjustment as set forth herein, 100 times the aggregate per share amount of all cash dividends and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions (other than dividends payable in RSI Common Stock or a subdivision of outstanding shares of RSI Common Stock) declared on the RSI Common Stock since the immediately preceding quarterly dividend payment date, or since the first issuance of any share of Series A Junior Preferred Stock, in the case of the first quarterly dividend payment date. In the event the Board declares or pays a dividend on the RSI Common Stock payable in shares of RSI Common Stock or subdivides, combines or consolidates the outstanding shares of RSI Common Stock into a greater or lesser number of shares of RSI Common Stock, the amount of in-kind dividend payable to holders of Series A Junior Preferred Stock will be adjusted for such dividend on, or subdivision, combination or consolidation of, shares of RSI Common Stock. Dividends on the Series A Junior Preferred Stock generally will be declared immediately following a dividend declaration on the RSI Common Stock, and will be cumulative. Accumulated but unpaid dividends will not bear interest.

        During such times as dividends payable on the Series A Junior Preferred Stock are in arrears, and until such arrearages have been paid in full, RSI will be prohibited from (i) declaring or paying dividends or making other distributions on any shares of stock ranking junior to the Series A Junior Preferred Stock, (ii) declaring or paying dividends or making other distributions on any shares of stock ranking on a parity with the Series A Junior Preferred Stock, except dividends paid ratably on the Series A Junior Preferred Stock and all such parity stock, in proportion to the amounts to which holders of all such shares are then entitled, (iii) redeeming or otherwise acquiring for value any stock ranking junior to the Series A Junior Preferred Stock, and (iv) redeeming or otherwise acquiring for value any shares of Series A Junior Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Preferred Stock, except in accordance with a purchase offer made under certain limited circumstances. Redemptions and other acquisitions of stock ranking junior to the Series A Junior Preferred Stock will be permissible if such redemptions or acquisitions are made in exchange for shares of any stock of RSI ranking junior to the Series A Junior Preferred Stock.

         In the event of any liquidation, dissolution or winding up of RSI, no distribution will be made to the holders of shares of stock ranking junior to the Series A Junior Preferred Stock unless and until the holders of the Series A Junior Preferred Stock have received $100 per share, plus an amount equal to accumulated and unpaid dividends and distributions thereon. Holders of Series A Junior Preferred Stock will be entitled to receive an aggregate amount per share equal to 100 times the aggregate amount to be distributed per share to holders of RSI Common Stock. Further, no distribution will be made to the holders of shares of stock ranking on a parity with the Series A Junior Preferred Stock, except distributions made ratably on the Series A Junior Preferred Stock and all such parity stock in proportion to the totals to which the holders are entitled upon such liquidation, dissolution or winding up. In the event the Board declares or pays a dividend payable in shares of RSI Common Stock or subdivides, combines or consolidates the outstanding shares of RSI Common Stock into a greater or lesser number of shares of RSI Common Stock, the amount of the liquidating distribution payable to holders of Series A Junior Preferred Stock will be adjusted for such dividend on, or subdivision, combination or consolidation of, shares of RSI Common Stock.

         In the event RSI enters into a consolidation, merger, combination or other transaction pursuant to which shares of RSI Common Stock are exchanged for or changed into other stock or securities, cash or other property, each share of Series A Junior Preferred Stock must be similarly exchanged or changed into an amount per share equal to 100 times the aggregate amount of stock, securities, cash or other property (payable in kind) into which or for which each share of RSI Common Stock is changed or exchanged. In the event the Board declares or pays a dividend payable in shares of RSI Common Stock or subdivides, combines or consolidates the outstanding shares of RSI Common Stock into a greater or lesser number of shares of RSI Common Stock, the amount payable to holders of Series A Junior Preferred Stock in respect of a consolidation, merger, combination or other such transaction will be adjusted for such dividend on, or subdivision, combination or consolidation of, shares of RSI Common Stock.

RESTRICTION ON OWNERSHIP OF RSI CAPITAL STOCK

        In order for Reckson to qualify as a REIT under the Code, it must satisfy a variety of requirements, including annual tests with respect to the nature of its gross income. Substantially all of Reckson's gross income meets these requirements by qualifying as "rentals from real property" under Section 856(d) of the Code. Under this provision, however, a REIT's real property rentals can be disqualified if the rent is received by the REIT from a related party or if noncustomary services are performed for the tenant other than by an independent contractor. The characterization of a party as a related-party tenant or as an independent contractor depends, in part, upon the percentage of stock, assets or net profits of such party that may be owned by the REIT or by shareholders of the REIT. Such ownership may be direct or may be indirect under certain attribution rules prescribed by the Code. Immediately after the Distribution, there will be a substantial identity of ownership between stockholders of Reckson and stockholders of the Company. It cannot be predicted how long or to what degree such identity of ownership may continue. In order to protect Reckson from the risk that rental income that it will earn from the Company or its affiliates and from tenants with respect to which the Company or its affiliates may provide Commercial Services will not be disqualified as rent from real property for REIT qualification purposes, subject to certain exceptions, the ownership by any person or entity of RSI Common Stock is limited to 9.9% of the aggregate number or value of shares of RSI Common Stock and the ownership by any person of RSI capital stock is limited to 9.9% of the aggregate value of all classes of RSI capital stock.

EXCESS STOCK

         The Articles of Incorporation provide that the Company may issue up to 25 million shares of excess stock, par value $.01 per share ("Excess Stock"). For a description of Excess Stock, see "--Restrictions on Ownership" below.

RESTRICTIONS ON OWNERSHIP

         In order to protect Reckson against the risk of failing to satisfy certain tax laws applicable to REITs, the Certificate of Incorporation provides that no stockholder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.9% (the "Ownership Limit") of the aggregate number or value of the Company's outstanding shares of Common Stock, or more than 9.9% of the aggregate value of the outstanding shares of all classes of the Company's capital stock, provided that in no event will a stockholder be limited in the amount of RSI Common Stock acquired in connection with the Distribution, the Standby Agreement and awards or exercises of employee stock options. In the event the Company issues Preferred Stock, it may, in the Designating Amendment, determine a limit on the ownership of such stock. Any direct or indirect ownership of shares of stock in excess of the Ownership Limit or that would result in common ownership among 10% holders of RSI Common Stock and Reckson Common Stock, shall be null and void, and the intended transferee will acquire no rights to the shares of capital stock. The foregoing restrictions on transferability and ownership will not apply if Reckson determines that it is no longer in its best interests to attempt to qualify, or to continue to qualify, as a REIT. Under the terms of the Intercompany Agreement, the RSI Board of Directors will have the right to waive the Ownership Limit only if permission to do so is granted by Reckson, in Reckson's sole discretion, and the RSI Board of Directors otherwise decides that such action is in the best interest of the Company.

     Shares of capital stock owned, or deemed to be owned, or transferred to a stockholder in excess of the Ownership Limit or the Aggregate Ownership Limit will automatically be converted into shares of Excess Stock that will be transferred, by operation of law, to the trustee of a trust for the exclusive benefit of one or more charitable organizations described in Section 170(b)(1)(A) and 170(c) of the Code (the "Charitable Beneficiary"). The trustee of the trust will be deemed to own the Excess Stock for the benefit of the Charitable Beneficiary on the date of the violative transfer to the original transferee-stockholder. Any dividend or distribution paid to the original transferee-stockholder of Excess Stock prior to the discovery by the Company that capital stock has been transferred in violation of the provisions of the Company's Certificate of Incorporation shall be repaid to the trustee upon demand. Any dividend or distribution authorized and declared but unpaid shall be rescinded as void ab initio with respect to the original transferee-stockholder and shall instead be paid to the trustee of the trust for the benefit of the Charitable Beneficiary. Any vote cast by an original transferee-stockholder of shares of capital stock constituting Excess Stock prior to the discovery by the Company that shares of capital stock have been transferred in violation of the Company's Certificate of Incorporation shall be rescinded as void ab initio. While the Excess Stock is held in trust, the original transferee-stockholder will be deemed to have given an irrevocable proxy to the trustee to vote the capital stock for the benefit of the Charitable Beneficiary. The trustee of the trust may transfer the interest in the trust representing the Excess Stock to any person whose ownership of the shares of capital stock converted into such Excess Stock would be permitted under the Ownership Limit and the Aggregate Ownership Limit. If such transfer is made, the interest of the Charitable Beneficiary shall terminate and the proceeds of the sale shall be payable to the original transferee-stockholder and to the Charitable Beneficiary as described herein. The original transferee-stockholder shall receive the lesser of (i) the price paid by the original transferee-stockholder for the shares of capital stock that were converted into Excess Stock or, if the original transferee-stockholder did not give value for such shares (e.g., the stock was received through a gift, devise or other transaction), the average closing price for the class of shares from which such shares of capital stock were converted for the ten trading days immediately preceding such sale or gift, and (ii) the price received by the trustee from the sale or other disposition of the Excess Stock held in trust. The trustee may reduce the amount payable to the original transferee-stockholder by the amount of dividends and distributions relating to the shares of Excess Stock which have been paid to the original transferee-stockholder and are owed by the original transferee-stockholder to the trustee. Any proceeds in excess of the amount payable to the Original transferee-stockholder shall be paid by the trustee to the Charitable Beneficiary. Any liquidation distributions relating to Excess Stock shall be distributed in the same manner as proceeds of a sale of Excess Stock. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulations, then the original transferee-stockholder of any shares of Excess Stock may be deemed, at the option of the Company, to have acted as an agent on behalf of the Company in acquiring the shares of Excess Stock and to hold the shares of Excess Stock on behalf of the Company.

         In addition, the Company will have the right, for a period of 90 days during the time any shares of Excess Stock are held in trust, to purchase all or any portion of the shares of Excess Stock at the lesser of (i) the price initially paid for such shares by the original transferee-stockholder, or if the original transferee-stockholder did not give value for such shares (e.g., the shares were received through a gift, devise or other transaction), the average closing price for the class of stock from which such shares of Excess Stock were converted for the ten trading days immediately preceding such sale or gift, and
(ii) the average closing price for the class of stock from which such shares of Excess Stock were converted for the ten trading days immediately preceding the date the Company elects to purchase such shares. The Company may reduce the amount payable to the original transferee-stockholder by the amount of dividends and distributions relating to the shares of Excess Stock which have been paid to the original transferee-stockholder and are owned by the original transferee-stockholder to the trustee. The Company may pay the amount of such reductions to the trustee for the benefit of the Charitable Beneficiary. The 90-day period begins on the later date of which notice is received of the violative transfer if the original transferee-stockholder gives notice to the Company of the transfer or, if no such notice is given, the date the RSI Board of Directors determines that a violative transfer has been made.

         All certificates representing shares of capital stock will bear a legend referring to the restrictions described above.

         Each stockholder shall, upon demand by the Company, be required to disclose to the Company in writing any information with respect to the direct, indirect and constructive ownership of capital stock of the Company as Reckson deems necessary for Reckson to determine its compliance with the provisions of the Code applicable to REITs.

         The Company is required to maintain in its charter the foregoing Ownership Limit, Excess Stock and stock ownership disclosure requirements under the terms of the Intercompany Agreement.

         The Ownership Limit may have the effect of delaying, deferring or preventing a change in control of the Company.


                         CERTAIN ANTITAKEOVER PROVISIONS

STAGGERED BOARD OF DIRECTORS

         The Charter and the Bylaws provide that the RSI Board will be divided into three classes of directors, each class constituting approximately one-third of the total number of directors, with the classes serving staggered three-year terms. The classification of the RSI Board will have the effect of making it more difficult for stockholders to change the composition of the RSI Board, because only a minority of the directors are up for election, and the RSI Board may not be replaced by vote of the stockholders, at any one time. RSI believes, however, that the longer terms associated with the classified RSI Board will help to ensure continuity and stability of the Company's management and policies.

         The classification provisions also could have the effect of discouraging a third party from accumulating a large block of RSI Common Stock or attempting to obtain control of RSI, even though such an attempt might be beneficial to the Company and some, or a majority, of its stockholders. Accordingly, under certain circumstances, stockholders could be deprived of opportunities to sell their shares of RSI Common Stock at a higher price than might otherwise be available.

NUMBER OF DIRECTORS; REMOVAL; FILLING VACANCIES

         The Charter provides that, subject to any rights of holders of Preferred Stock to elect additional directors under specified circumstances ("Preferred Holders' Rights"), the number of directors will be fixed by the Bylaws. The Bylaws provide that, subject to any Preferred Holders' Rights, the number of directors will be fixed by the RSI Board, but must not be more than 25 nor less than three. In addition, the Bylaws provide that, subject to any Preferred Holders' Rights, and unless the RSI Board otherwise determines, any vacancies (other than vacancies created by an increase in the total number of directors) will be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum, and any vacancies created by an increase in the total number of directors may be filled by a majority of the entire RSI Board. Accordingly, the RSI Board could temporarily prevent any stockholder from enlarging the RSI Board and then filling the new directorships with such stockholder's own nominees.

         The Charter and the Bylaws provide that, subject to any Preferred Holders' Rights, directors may be removed only for cause upon the affirmative vote of holders of at least 80% of the entire voting power of all the then-outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

NO STOCKHOLDER ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS

         The Charter and Bylaws provide that any action required or permitted to be taken by the stockholders of RSI must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any Preferred Stock, special meetings of stockholders of RSI for any purpose or purposes may be called only by the Chairman of the Board, Vice Chairman, President or the RSI Board pursuant to a resolution stating the purpose or purposes thereof. No business other than that stated in the notice shall be transacted at any special meeting. These provisions may have the effect of delaying consideration of a stockholder proposal until the next annual meeting unless a special meeting is called by the Chairman of the Board, Vice Chairman, President or the RSI Board.



ADVANCE NOTICE PROVISIONS FOR STOCKHOLDER NOMINATIONS AND STOCKHOLDER PROPOSALS

         The Bylaws establish an advance notice procedure for stockholders to make nominations of candidates for directors or bring other business before an annual meeting of stockholders of RSI (the "Stockholder Notice Procedure").

         The Stockholder Notice Procedure provides that (i) only persons who are nominated by, or at the direction of, the RSI Board, or by a stockholder who has given timely written notice containing specified information to the Secretary of RSI prior to the meeting at which directors are to be elected, will be eligible for election as directors of RSI and (ii) at an annual meeting, only such business may be conducted as has been brought before the meeting by, or at the direction of the Chairman or the RSI Board or by a stockholder who has given timely written notice to the Secretary of RSI of such stockholder's intention to bring such business before such meeting. In general, for notice of stockholder nominations or proposed business to be conducted at an annual meeting to be timely, such notice must be received by the Company not less than 75 days nor more than 90 days prior to the first anniversary of the previous year's annual meeting.

         The purpose of requiring stockholders to give the Company advance notice of nominations and other business is to afford the RSI Board a meaningful opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposed business and, to the extent deemed necessary or desirable by the RSI Board, to inform stockholders and make recommendations about such nominees or business, as well as to ensure an orderly procedure for conducting meetings of stockholders. Although the Bylaws do not give the RSI Board power to block stockholder nominations for the election of directors or proposal for action, they may have the effect of discouraging a stockholder from proposing nominees or business, precluding a contest for the election of directors or the consideration of stockholder proposals if procedural requirements are not met, and deterring third parties from soliciting proxies for a non-management slate of directors or proposal, without regard to the merits of such slate or proposal.

RELEVANT FACTORS TO BE CONSIDERED BY THE RSI BOARD

         The Charter, which provides that one of the purposes of RSI is to perform the Intercompany Agreement, also provides that, in determining what is in the best interest of RSI in evaluating a "business combination," "change in control" or other transaction, a director of RSI shall consider all of the relevant factors, which may include (i) the immediate and long-term effects of the transaction on RSI's stockholders, including stockholders, if any, who do not participate in the transaction; (ii) the social and economic effects of the transaction on the Company's employees, suppliers, creditors and customers and others dealing with the Company and on the communities in which the Company operates and is located; (iii) whether the transaction is acceptable, based on the historical and current operating results and financial condition of the Company; (iv) whether a more favorable price would be obtained for the Company's stock or other securities in the future; (v) the reputation and business practices of the other party or parties to the proposed transaction, including its or their management and affiliates, as they would affect employees of the Company; (vi) the future value of the Company's securities; (vii) any legal or regulatory issues raised by the transaction; (viii) the effect on the Intercompany Agreement; and (ix) the business and financial condition and earnings prospects of the other party or parties to the proposed transaction, including, without limitation, debt service and other existing financial obligations, financial obligations to be incurred in connection with the transaction and other foreseeable financial obligations of such other party or parties. Pursuant to this provision, the RSI Board may consider subjective factors affecting a proposal, including certain nonfinancial matters, and on the basis of these considerations, may oppose a business combination or other transaction which, evaluated only in terms of its financial merits, might be attractive to some, or a majority, of the Company's stockholders.

AMENDMENT

         The Charter provides that the affirmative vote of the holders of at least 80% of the stock entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class, is required to amend provisions of the Charter relating to stockholder action without a meeting; the calling of special meetings; the number, election and term of the Company's directors; the filling of vacancies and the removal of directors. The Charter further provides that the related Bylaws described above (including the Stockholder Notice Procedure) may be amended only by the RSI Board or by the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of Voting Stock, voting together as a single class. In all cases, amendments to the charter and by-laws require that the RSI Board determines that the proposed amendment is advisable.

PREFERRED RIGHTS PLAN

         The RSI Board will adopt the Preferred Rights Plan on or prior to the Distribution Effective Date after consideration by the directors of the RSI Board of their fiduciary duties and applicable law. Pursuant to the Preferred Rights Plan, the RSI Board will cause to be issued one Preferred Stock Purchase Right (each, a "Preferred Right") for each share of RSI Common Stock issued in the Distribution and the Rights Offering. Each Preferred Right will entitle the registered holder to purchase from RSI one one-hundredth of a share of Series A Junior Participating Preferred Stock at a price to be determined by the RSI Board (the "Purchase Price"), subject to adjustment. The description and terms of the Preferred Rights will be set forth in a Preferred Rights Agreement (the "Preferred Rights Agreement"), between RSI and the designated Preferred Rights Agent (the "Preferred Rights Agent"). The description set forth below is intended as a summary only and is qualified in its entirety by reference to the actual provisions of the Preferred Rights Agreement approved by the RSI Board in the future.

         Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 10% or more of the outstanding shares of RSI Common Stock or (ii) 10 business days (or such later date as may be determined by action of the RSI Board prior to such time as any person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 10% or more of such outstanding shares of RSI Common Stock (the earlier of such dates being called the "Preferred Rights Distribution Effective Date"), the Preferred Rights will be evidenced by the certificates representing the RSI Common Stock.

         The Preferred Rights Agreement will provide that, until the Preferred Rights Distribution Effective Date (or earlier redemption or expiration of the Rights), the Preferred Rights will be transferred with and only with the RSI Common Stock. Until the Preferred Rights Distribution Effective Date (or earlier redemption or expiration of the Preferred Rights), the RSI Common Stock certificates will contain a notation incorporating the Preferred Rights Agreement by reference. As soon as practicable following the Preferred Rights
Distribution Effective Date, separate certificates evidencing the Rights ("Preferred Right Certificates") will be mailed to holders of record of the RSI Common Stock as of the close of business on the Preferred Rights Distribution Effective Date and such separate Preferred Right Certificates alone will evidence the Preferred Rights.

         The Preferred Rights will not be exercisable until the Preferred Rights Distribution Effective Date. The Preferred Rights will expire on the tenth anniversary of the Record Date (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Preferred Rights are earlier redeemed or exchanged by RSI, in each case, as summarized below.

         In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Preferred Right, other than Preferred Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise, in lieu of its right to receive one one-hundredth of a share of Series A Junior Participating Preferred Stock per Preferred Right, that number of shares of RSI Common Stock having a market value of two times the exercise price of the Preferred Right. In the event that RSI is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group of affiliated or associated persons becomes an Acquiring Person, proper provision will be made so that each holder of a Preferred Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Preferred Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Preferred Right.

         At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 10% or more of the outstanding RSI Common Stock, and prior to the acquisition by such person or group of 50% or more of the outstanding RSI Common Stock, the RSI Board may exchange the Preferred Rights (other than Preferred Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of RSI Common Stock, or one one-hundredth of a share of Series A Junior Preferred Stock (or a share of a class or series of the Preferred Stock having equivalent rights, preference and privileges) per Preferred Right (subject to adjustment).

         At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 10% or more of the outstanding shares of RSI Common Stock, the RSI Board may redeem the Preferred Rights in whole, but not in part, at the Redemption Price of $.01 per Preferred Right. The redemption of the Preferred Rights may be made effective at such time on such basis and with such conditions as the RSI Board in its sole discretion may establish. Immediately upon any redemption of the Preferred Rights, the right to exercise the Preferred Rights will be terminated and the only right of the holders of Preferred Rights will be to receive the Redemption Price.

         The terms of the Preferred Rights may be amended by the RSI Board without the consent of the holders of the Preferred Rights; provided, however, that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person, no such amendment may adversely affect the interests of the holders of the Preferred Rights.

         Until a Preferred Right is exercised, the holder thereof, as such, will have no rights as a stockholder of RSI, including, without limitations, the right to vote or to receive dividends.

         The number of outstanding Preferred Rights and the number of one one-hundredths of a share of Series A Junior Preferred Stock issuable upon exercise of each Preferred Right also will be subject to adjustment in the event of a stock split of the RSI Common Stock, or a stock dividend on the RSI Common Stock payable in RSI Common Stock or subdivisions, consolidations or combinations or the RSI Common Stock occurring, in any such case, prior to the Preferred Rights Distribution Effective Date.

         The Purchase Price payable, and the number of shares of Series A Junior Preferred Stock or other securities or property issuable, upon exercise of the Preferred Rights will be subject to adjustment from time to time to prevent dilution (i) in the event or a stock dividend on, or a subdivision, combination or reclassification of, the shares of Series A Junior Preferred Stock; (ii) upon the grant to holders of shares of Series A Junior Preferred Stock of certain rights or warrants to subscribe for or purchase shares of Series A Junior Preferred Stock at a price, or securities convertible into shares of Series A Junior Preferred Stock with a conversion price, less than the then-current market price of shares of the Series A Junior Preferred Stock; or (iii) upon the distribution to holders of shares of Series A Junior Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in shares of Series A Junior Preferred Stock) or of subscription rights or warrants (other than those referred to above).

         Notwithstanding anything to the contrary contained herein, no adjustment in the Purchase Price payable, or the number of shares of Series A Junior Preferred Stock or other securities or property issuable, upon exercise of the Preferred Rights shall be made in respect of the Rights Offering. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least one percent in such Purchase Price. No fractional shares of Series A Junior Preferred Stock will be issued (other than fractions which are integral multiples of one one-hundredth of a share of Series A Junior Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts) and, in lieu thereof, an adjustment in cash will be made based on the market price of the shares of Series A Junior Preferred Stock on the last trading day prior to the date of exercise.

         Shares of Series A Junior Preferred Stock purchased upon exercise of the Preferred Rights will not be redeemable. For a discussion of the dividend, liquidation and voting provisions applicable to the Series A Junior Preferred Stock, see "Description of RSI Capital Stock-Series A Junior Preferred Stock."

         Due to the nature of the shares of Series A Junior Preferred Stock's dividend, liquidation and voting rights, the value of the one one-hundredth interest in a share of Series A Junior Preferred Stock purchasable upon exercise of each Preferred Right should approximate the value of one share of RSI Common Stock.

         The Preferred Rights have certain antitakeover effects. The Preferred Rights will cause substantial dilution to a person or group of persons that attempts to acquire RSI on terms not approved by the RSI Board. The Preferred Rights should not interfere with any merger or other business combination approved by the RSI Board prior to the time that a person or group has acquired beneficial ownership of 10% or more of the RSI Common Stock since the Preferred Rights may be redeemed by RSI at the Redemption Price until such time.

         The Preferred Rights Plan contains certain provisions to exclude RSI and its affiliates from the operative provisions thereof.

DELAWARE BUSINESS COMBINATION STATUTE

        Section 203 of the DGCL provides that, subject to certain exceptions specified therein, an "interested stockholder" of a Delaware corporation shall not engage in any business combination, including mergers or consolidations or acquisitions of additional shares of the corporation, with the corporation for a three-year period following the time that such stockholder becomes an interested stockholder unless (i) prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an "interested stockholder," the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares), or
(iii) on or subsequent to such time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 662/3% of the outstanding voting stock which is not owned by the interested stockholder. Except as otherwise specified in Section 203, an interested stockholder is defined to include (x) any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination and (y) the affiliates and associates of any such person.

         Under certain circumstances, Section 203 makes it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period. RSI has not elected to be exempt from the restrictions imposed under Section 203. However, the Charter excludes Reckson and its affiliates from the definition of "interested stockholder" pursuant to the terms of Section 203. The provisions of Section 203 may encourage persons interested in acquiring RSI to negotiate in advance with the RSI Board, since the stockholder approval requirement would be avoided if a majority of the directors then in office approves either the business combination or the transaction which results in any such person becoming an interested stockholder. Such provisions also may have the effect of preventing changes in the management of RSI. It is possible that such provisions could make it more difficult to accomplish transactions which the Company's stockholders may otherwise deem to be in their best interests.

CONTROL SHARE ACQUISITIONS

         The  Charter  provides  that the  holder  of  "control  shares"  of RSI acquired in a control share acquisition have no voting rights with respect to such control shares except to the extent approved by a vote of two-thirds of the votes entitled to be cast by stockholders, excluding shares owned by the acquiror, officers of RSI and employees of RSI who are also directors. "Control shares" are shares which, if aggregated with all other shares previously acquired which the person is entitled to vote, would entitle the acquiror to vote (i) 20% or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority of the outstanding shares. Control shares do not include shares that the acquiring person is entitled to vote on the basis of prior stockholder approval. A "control share acquisition" means the acquisition of control shares subject to certain exceptions.

         The Charter provides that a person who has made or proposed to make a control share acquisition and who has obtained a definitive financing agreement with a responsible financial institution providing for any amount of financing not to be provided by the acquiring person may compel the RSI Board to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the holder in respect of such control shares. If no request for a meeting is made, the Charter permits RSI itself to present the question at any stockholders' meeting.

        Pursuant to the Charter, if voting rights are not approved at a stockholders' meeting or if the acquiring person does not deliver an acquiring person's statement, which would disclose certain information about the particular control share acquisition, as required by the Charter, then, subject to certain conditions and limitations set forth in the Charter, RSI may redeem any or all of the control shares, except those for which voting rights have previously been approved, for "fair value." Fair value is determined, without regard to the absence of voting rights, as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of the holder in respect of such control shares are considered and not approved, and means, for purposes of the redemption, the highest closing sale price during the 30-day period immediately prior to and including the date in question, of a share of such stock on the exchange on which the shares are listed or, if not so listed, the highest closing bid quotation during such 30-day period or, if no such quotations are available, the fair market value as determined by the RSI Board. Under the Charter, if voting rights of the holder in respect of such control shares are approved at a stockholders' meeting and, as a result, the acquiror would be entitled to vote a majority of the shares entitled to vote, then the Charter shall be amended to so state, and all other stockholders will have the rights of dissenting stockholders under the DGCL. The Charter provides that the fair value of the shares for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition, and that certain limitations and restrictions of the DGCL otherwise applicable to the exercise of dissenters' rights do not apply.

         The control share acquisition provisions do not apply to the holder in respect of control shares acquired in a merger, consolidation or share exchange if RSI is a party to the transaction, or if the acquisition is approved or excepted by the Charter or Bylaws prior to a control share acquisition. The control share provisions in the Charter do not apply to Reckson and its affiliates.

LIABILITY OF DIRECTORS AND OFFICERS; INDEMNIFICATION

         The Charter provides that a director of RSI will not be personally liable to RSI or its stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by the DGCL, as amended from time to time, for liability (i) for any breach of the director's duty of loyalty to RSI or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of such provision will eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise prior to such amendment or repeal.

         While the Charter provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, the Charter will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care.

        The Charter provides that each person who was threatened to be made a party to or is involved in any proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of RSI or is or was serving at the request of RSI as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding in an alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, will be indemnified and held harmless by RSI to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits RSI to provide broader indemnification rights than said law permitted RSI to provide prior to such amendment), against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. Such right to indemnification includes the right to have RSI pay the expenses incurred in defending any such proceeding in advance of its final disposition, subject to the provisions of the DGCL. Such rights are not exclusive of any other right which any person may have or thereafter acquire under any statute, provision of the Charter, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of such provision will in any way diminish or adversely affect the rights of any director, officer, employee or agent of RSI thereunder in respect of any occurrence or matter arising prior to any such repeal or modification. The Charter also specifically authorizes RSI to maintain insurance and to grant similar indemnification rights to employees or agents of RSI.

         RSI will enter into indemnification agreements with each of its executive officers and directors. The indemnification agreements will require, among other things, that RSI indemnify its officers and directors to the fullest extent permitted by law, and advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that the indemnification is not permitted. The Company also will be required to indemnify and advance expenses incurred by officers and directors seeking to enforce their rights under the indemnification agreements and will cover officers and directors under the Company's directors' and officers' liability insurance. Although the indemnification agreements will offer substantially the same scope of coverage afforded by provisions in the Charter and Bylaws, they will provide greater assurance to directors and executive officers that indemnification will be available, because, as contracts, they cannot be modified unilaterally in the future by the Board of Directors or by the stockholders to alter, limit or eliminate the rights they provide.

                                     EXPERTS

         The financial statements of RSI, RO Partners Management LLC, Veritech Ventures, L.L.C., American Campus Lifestyles Company L.L.C. and Dobie Center appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, to the extent indicated in their reports thereon also appearing elsewhere herein and in the Registration Statement. Such financial statements have been included herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

         The financial statements and Schedule of Dobie Center as of December 31, 1996 and 1995, and for the three years in the period ended December 31, 1996, included in this prospectus and elsewhere in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

         The financial statements of American Campus Lifestyles Companies LLC as of December 31, 1996 and 1995, and for the two years in the period ended December 31, 1996, included in this prospectus and elsewhere in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                  LEGAL MATTERS

         The legality of the issuance of the shares of RSI Common Stock to be distributed in the Distribution and to be issued in respect of the Rights Offering, and certain legal matters relating to federal income tax considerations, will be passed upon for RSI by Brown & Wood LLP, New York, New York.




                        INDEX TO FINANCIAL STATEMENTS

                                                                       Page
                                                                       ----

RECKSON SERVICE INDUSTRIES, INC.

Pro Forma Condensed Combining Balance Sheet (unaudited)
as of December 31, 1997 . . . . . . . . . . . . . . . . . . . . . . . .   F-4

Pro Forma Condensed Combining Statement of Operations (unaudited)
for the year ended December 31, 1997  . . . . . . . . . . . . . . . . .   F-7

RECKSON SERVICE INDUSTRIES, INC.

Report of Independent Auditors  . . . . . . . . . . . . . . . . . . .    F-10

Balance Sheet as of December 31, 1997 . . . . . . . . . . . . . . . .    F-11

Statement of Operations for the Period July 15, 1997
(commencement of operations) to December 31, 1997 . . . . . . . . . .    F-12

Statement of Shareholders' Equity for the Period July 15, 1997
(commencement of operations) to December 31, 1997 . . . . . . . . . .    F-13

Statement of Cash Flows for the Period July 15, 1997
(commencement of operations) to December 31, 1997 . . . . . . . . . .    F-14

Notes to Financial Statements . . . . . . . . . . . . . . . . . . . .    F-15

RO PARTNERS MANAGEMENT, L.L.C.

Report of Independent Auditors  . . . . . . . . . . . . . . . . . . . .  F-23

Consolidated Balance Sheet as of December 31, 1997  . . . . . . . . . .  F-24

Consolidated Statement of Income for the period June 4, 1997
  (commencement of operations) to December 31, 1997)  . . . . . . . . .  F-25

Consolidated Statement of Members' Equity for the period June
  4, 1997 (commencement of operations) to December 31, 1997 . . . . . .  F-26

Consolidated Statement of Cash Flows for the period June 4,
  1997 (commencement of operations) to December 31, 1997  . . . . . . .  F-27

Notes to Consolidated Financial Statements  . . . . . . . . . . . . .    F-28


INVESTEES ACCOUNTED FOR UNDER THE EQUITY METHOD

DOBIE CENTER


Report of Independent Public Accountants  . . . . . . . . . . . . . .    F-34

Balance Sheets as of December 31, 1996 and 1995 . . . . . . . . . . .    F-35

Statement of Changes in Project Equity (Deficit) for the years
ended December 31, 1996, 1995 and 1994  . . . . . . . . . . . . . . .    F-37

Combined Statements of Operations for the years ended
December 31, 1996, 1995 and 1994 and the unaudited Statement
of Operations for the nine months ended September 30, 1996  . . . . .    F-38

Statements of Cash Flows for the years ended
December 31, 1996, 1995 and 1994 and the unaudited Statement
of Cash Flows for the nine months ended September 30, 1996  . . . . .    F-39

Notes to Financial Statements . . . . . . . . . . . . . . . . . . . .    F-40

Schedule III - Real Estate Investments, Accumulated
Depreciation and Amortization as of December 31, 1996 . . . . . . . .    F-47

Notes to Schedule III . . . . . . . . . . . . . . . . . . . . . . . .    F-48

DOBIE CENTER

Report of Independent Auditors  . . . . . . . . . . . . . . . . . . . .  F-49

Balance Sheet as of December 31, 1997 . . . . . . . . . . . . . . . .    F-50

Statements of Income for the year ended December 31, 1997
and the periods January 1, 1997 through June 26, 1997 and
June 27, 1997 through December 31, 1997 . . . . . . . . . . . . . . .    F-51

Statement of Changes in Members' Equity (Deficit) for the
year ended December 31, 1997  . . . . . . . . . . . . . . . . . . . .    F-52

Statement of Cash Flows for the year ended December 31, 1997  . . . .    F-53

Notes to Financial Statements   . . . . . . . . . . . . . . . . . . .    F-54

Supplemental Statement of Income for the period July 15,
1997 through December 31, 1997  . . . . . . . . . . . . . . . . . . . .  F-60

Schedule III-Real Estate and Accumulated Depreciation as
of December 31, 1997  . . . . . . . . . . . . . . . . . . . . . . . . .  F-61

Notes to Schedule III . . . . . . . . . . . . . . . . . . . . . . . . .  F-62

AMERICAN CAMPUS LIFESTYLES COMPANIES, L.L.C.

Report of Independent Public Accountants  . . . . . . . . . . . . . .    F-63

Statements of Assets, Liabilities, and Members'
Equity (Deficit) as of December 31, 1996 and 1995 . . . . . . . . . .    F-64

Statements of Revenues and Expenses for the years ended December 31,
1996 and 1995 and the unaudited Statement of Revenues and Expenses
for the nine months ended September 30, 1996  . . . . . . . . . . . .    F-66

Statement of Changes in Members' Equity (Deficit)
for the years ended December 31, 1996 and 1995  . . . . . . . . . . .    F-67

Statements of Cash Flows for the years ended December 31,
1996 and 1995 and the unaudited Statement of Cash Flows for
the nine months ended September 30, 1996  . . . . . . . . . . . . . .    F-68

Notes to Financial Statements . . . . . . . . . . . . . . . . . . . .    F-69

AMERICAN CAMPUS LIFESTYLES COMPANIES, L.L.C.

Report of Independent Auditors  . . . . . . . . . . . . . . . . . . .    F-76

Consolidated Balance Sheet as of December 31, 1997  . . . . . . . . .    F-77

Consolidated Statements of Income for the year ended
December 31, 1997 and for the periods June 1, 1997
through December 31, 1997 and January 1, 1997 through
May 31, 1997  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    F-78

Consolidated Statement of Changes in Members' Equity
for the year ended December 31, 1997  . . . . . . . . . . . . . . . .    F-79

Consolidated Statement of Cash Flows for the year ended
December 31, 1997 . . . . . . . . . . . . . . . . . . . . . . . . . .    F-80

Notes to Consolidated Financial Statements  . . . . . . . . . . . . .    F-81

Supplemental Consolidation Statement of Income for the
period from October 17, 1997 through December 31, 1997  . . . . . . . .  F-88

OTHER INVESTMENTS

VERITECH VENTURES LLC

Report of Independent Auditors  . . . . . . . . . . . . . . . . . . .    F-89

Balance Sheets as of December 31, 1996 and 1997   . . . . . . . . . .    F-90

Statements of Operations for the period July 5, 1996
(date of inception) to December 31, 1996 and for the
year ended December 31, 1997  . . . . . . . . . . . . . . . . . . . .    F-91

Statements of Members' Equity for the period July 5, 1996
(date of inception) to December 31, 1996 and the year ended
December 31, 1997 . . . . . . . . . . . . . . . . . . . . . . . . . .    F-92

Statements of Cash Flows for the period July 5, 1996
(date of inception) to December 31, 1996 and the year ended
December 31, 1997 . . . . . . . . . . . . . . . . . . . . . . . . . .    F-93

Notes to Financial Statements . . . . . . . . . . . . . . . . . . . .    F-94

RECKSON SERVICE INDUSTRIES INC.
PRO FORMA CONDENSED COMBINING BALANCE SHEET
AS OF DECEMBER 31, 1997
(UNAUDITED)


The following unaudited pro forma condensed combining balance sheet is presented as if the Company had (i) made working capital loans to OnSite and
(ii) exercised its option to acquire a 9.9% equity interest in Reckson Executive Centers, LLC on December 31, 1997.

This pro forma condensed combining balance sheet should be read in conjunction with the pro forma condensed combining statement of operations of the Company for the year ended December 31, 1997 and notes thereto and the historical financial statements and notes thereto of the Company as of and for the period ended December 31, 1997 included elsewhere in this Registration Statement.

This pro forma condensed combining balance sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had the Company made working capital loans to OnSite or exercised its option to acquire a 9.9% equity interest in Reckson Executive Centers, LLC on December 31, 1997, nor does it purport to represent the future financial position of the Company.


                                     Pro Forma Balance Sheet 12-97


RECKSON SERVICE INDUSTRIES INC.
PRO FORMA CONDENSED COMBINING BALANCE SHEET
AS OF DECEMBER 31, 1997
(UNAUDITED)

                                                                RECKSON                    DECEMBER
                                                                EXECUTIVE                     31,
                                                 HISTORICAL      CENTERS      ON-SITE         1997
                                                   (A)(B)          (C)          (D)        PRO FORMA
                                               ------------   -------------  ---------  -------------
Assets
Cash                                           $  129,704      $      -      $      -    $  129,704
Investment in RO Partners Management, LLC       3,868,093             -             -     3,868,093
Investment in ACLC                              1,652,165             -             -     1,652,165
Investment in Reckson Executive Centers, LLC            -       200,000             -       200,000
Loan receivable                                   325,000             -       650,000       975,000
Affiliate receivable                              832,854             -             -       832,854
Organization and pre-acquisition costs            681,694             -             -       681,694
Other Assets                                       30,185             -             -        30,185
                                               ------------   -------------  ---------  -------------
     Total Assets                              $7,519,695      $200,000      $650,000    $8,369,695
                                               ============   =============  =========  =============

Liabilities and shareholders' equity
Accounts payable and accrued expenses          $  119,384    $ $      -             -    $  119,384
Loans payable to Affiliates                     3,177,857       200,000       650,000     4,027,857
                                               ------------   -------------  ---------  -------------
     Total liabilities                          3,297,241       200,000       650,000     4,147,241
                                               ============   =============  =========  =============

Commitments                                             -             -             -             -

Shareholder's equity
     Common Stock                                      10             -             -            10
     Additional paid-in capital                 4,480,331             -             -     4,480,331
     Retained earnings                           (257,887)            -             -      (257,887)
                                               ------------   -------------  ---------  -------------
     Total shareholders' equity                 4,222,454             -             -     4,222,454
                                               ------------   -------------  ---------  -------------
          Total Liabilities and Shareholders'
             Equity                            $7,519,695      $200,000      $650,000    $8,369,695
                                               ============   =============  =========  =============

RECKSON SERVICE INDUSTRIES INC.
NOTES TO PRO FORMA CONDENSED COMBINING BALANCE SHEET
AS OF DECEMBER 31, 1997
(UNAUDITED)

(a)  Reflects the Company's historical balance sheet as of December 31, 1997.

(b) In connection with the formation and capitalization of RSI, Reckson Operating Partnership contributed $4,256,324 to RSI for a 95% non-voting equity interest. Simultaneously, certain officers of Reckson contributed $224,017 of Notes to RSI in exchange for a 5% voting equity interest. The shares of capital stock owned by Reckson Operating Partnership and Reckson officers were acquired on the same terms. On October 29, 1997, the notes were paid. Immediately prior to the Distribution, the shares of non-voting common stock owned by Reckson Operating Partnership were exchanged for RSI Common Stock. Such shares will be distributed to holders of Reckson Common Stock and Units on the basis of one share of RSI Common Stock for every 12 shares of Reckson Common Stock held by Reckson stockholders on the Record Date and one share of RSI Common Stock for every 12 Units held by Limited Partners on the Record Date. RSI Common Stock to be distributed in the Distribution is approximately 3,858,909 shares (subject to reduction to the extent that cash payments are made in lieu of the issuance of fractional shares of RSI Common Stock, which is immaterial) plus the right to subscribe to an additional 20,310,050 shares (Subscription Rights). No adjustment has been made to reflect the impact of the Standby Agreement whereby an entity owned by members of management of Reckson have agreed to purchase any and all shares of RSI common stock that were the subject of Subscription Rights but were not subscribed for or for the impact of the shares of RSI common stock issuable in connection with grants under the Company's Stock Option Plan.

(c) Reflects the Company's exercise of its option to acquire a 9.9% equity interest in Reckson Executive Centers, LLC for $200,000 from Reckson.

(d) Under the terms of the OnSite letter of intent, RSI has made a commitment to fund, in the aggregate, $6.5 million of loans which are convertible into an approximately 58.69% interest in OnSite. As of December 31, 1997, RSI had loaned $325,000. The pro forma adjustment reflects an additional advance to OnSite of $650,000 with proceeds from Reckson Operating Partnership, L.P. Such loans bear interest at 12%.

RECKSON SERVICE INDUSTRIES INC.
PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1997
(UNAUDITED)

The following unaudited pro forma condensed combining statement of operations for the year ended December 31, 1997 is presented as if the Company had acquired (i.) through its interest in RSVP, a 33 1/3% interest in a joint venture that owns a 76.09% interest in ACLC, (ii.) through its interest in RSVP, a 33 1/3% interest in a joint venture that owns a 70% interest in Dobie Center, (iii.) working capital loans to OnSite and (iv.) a 9.9% equity interest in Reckson Executive Centers, LLC (collectively the "Acquired Investments") as of January 1, 1997.

This pro forma condensed combining statement of operations should be read in conjunction with the pro forma condensed combining balance sheet and notes thereto as of December 31, 1997 and the historical financial statements and notes thereto of the Company as of and for the period ended December 31, 1997 included elsewhere in this Registration Statement.

This pro forma condensed combining statement of operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had the Company acquired the Acquired Investments on January 1, 1997, nor does it purport to represent the operations of the Company for future periods.


                                      PRO FORMA OPERATIONS 12-97


RECKSON SERVICE INDUSTRIES INC.
PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1997
(UNAUDITED)


                                                                                                PRO
                                                                       RECKSON                 FORMA
                                                                      EXECUTIVE               ADJUST-      DECEMBER
                                   Historical     DOBIE      ACLC      CENTERS     ON-SITE     MENTS       31, 1997
                                       (a)         (B)       (C)         (D)         (E)        (F)        PRO FORMA
                                   ---------- ----------  --------    ---------  ----------  ---------  --------------
REVENUES:
     EQUITY IN EARNINGS OF
     RO PARTNERS
     MANAGEMENT, LLC               $ 245,593  $  152,329   $  -       $    -     $    -      $   -      $   397,922
     EQUITY IN LOSS OF ACLC          (22,156)       -      146,042         -          -          -          123,886
     EQUITY IN LOSS OF RECKSON
     EXECUTIVE CENTERS, LLC                -        -       -            (9,128)      -          -           (9,128)
     INTEREST INCOME                  30,383        -       -               -      114,182       -          144,565
                                   ---------- ----------  --------     ---------  ---------  ---------  --------------
TOTAL REVENUES                       253,820     152,329   146,042       (9,128)   114,182       -         657,245
                                   ---------- ----------  --------     ---------  ---------  ---------  --------------
EXPENSES:
     GENERAL AND ADMINISTRATIVE      479,113        -       -             -           -        100,000      579,113
                                   ---------- ----------  --------     ---------  ---------  ---------  --------------
TOTAL OPERATING EXPENSES             479,113        -       -             -           -        100,000      579,113
                                   ---------- ----------  --------     ---------  ---------  ---------  --------------

NET OPERATING LOSS                  (225,293)    152,329   146,042       (9,128)   114,182    (100,000)      78,132
NON-OPERATING EXPENSES
     INTEREST                         24,380        -       -              -          -        288,842      313,222
     AMORTIZATION                      8,214        -       -              -          -          -            8,214
                                   ---------- ----------  --------     ---------  ---------  ---------  --------------
NET LOSS                           $(257,887) $  152,329  $146,042     $ (9,128)  $114,182   $(388,842) $  (243,304)
                                   ========== ==========  ========     =========  =========  =========  ==============

BASIC AND DILUTED NET
  INCOME PER COMMON
  SHARE (G)                                                                                             $     (0.06)
                                                                                                        ==============
BASIC AND DILUTED COMMON
  SHARES OUTSTANDING (G)                                                                                  4,062,010
                                                                                                        ==============

RECKSON SERVICE INDUSTRIES INC.
NOTES TO PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1997
(UNAUDITED)

(a) Reflects the Company's historical operations for the period ended December 31, 1997 which includes the operations of Dobie Center for the period from July 15, 1997 through December 31, 1997 and ACLC for the period from October 17, 1997 through December 31, 1997 and interest income from OnSite for the period from December 5, 1997 through December 31, 1997 on a $325,000 loan.

(b) Reflects the pre-acquisition equity in earnings of Dobie Center, a mixed use student housing retail property in Austin, Texas for the period from January 1, 1997 to July 14, 1997 based on net income of $652,838, which, as a result of RSVP's, 33 1/3% interest in a joint venture that owns 70% of Dobie Center, results in an adjustment for equity in earnings of $152,329.

(c) Reflects the pre-acquisition equity in earnings of ACLC for the period from January 1, 1997 to October 16, 1997 based on net income of $575,800, which as a result of RSVP's 33 1/3% interest in a joint venture that owns 76.09% of ACLC results in an adjustment for equity in earnings of $146,042.

(d) Reflects the pre-acquisition equity in loss of Reckson Executive Centers, LLC for the year ended December 31, 1997 based on a net loss of $92,202, which as a result of the Company's 9.9% interest in Reckson Executive Center, LLC, results in an adjustment for equity in loss of $9,128.

(e) Reflects the interest income on the $975,000 advanced to OnSite at an interest rate of 12% for the year ended December 31, 1997.

(f) Reflects the effect of an increase in interest costs associated with borrowings from Reckson Operating Partnership, L.P. to fund the acquisition of the Acquired Investments at a 12% interest rate and incremental general and administrative costs of $100,000, which represent the cost of operating the business.

(g) Basic and diluted pro forma net (loss) per share of common stock is based upon 4,062,010 shares outstanding.


                        Report of Independent Auditors


Board of Directors of
Reckson Service Industries, Inc.

We have audited the accompanying balance sheet of Reckson Service Industries, Inc. (the "Company") as of December 31, 1997 and the related statements of operations, shareholders' equity and cash flows for the period from July 15, 1997 (commencement of operations) to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 1997, and the results of its operations and its cash flows for the period from July 15, 1997 (commencement of operations) to December 31, 1997, in conformity with generally accepted accounting principles.

                              Ernst & Young LLP


New York, New York
March 10, 1998


                       Reckson Service Industries, Inc.

                                Balance Sheet

                              December 31, 1997


Assets
Cash                                                                                   $  129,704
Investment in RO Partners Management, LLC (Note 3)                                      3,868,093
Investment in ACLC (Note 3)                                                             1,652,165
Organization and pre-acquisition costs (net of
  amortization of $8,214)                                                                 681,694
Affiliate receivable (Note 5)                                                             832,854
Loan receivable (Note 5)                                                                  325,000
Other assets                                                                               30,185
                                                                                    ----------------
Total assets                                                                           $7,519,695
                                                                                    ================

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and accrued expenses                                                  $  119,384
Loans payable to Affiliates (Note 5)                                                    3,177,857
                                                                                    ----------------
Total liabilities                                                                       3,297,241

Commitments (Note 6)                                                                            -

Shareholders' equity (Note 1 and 4):
    Common Stock, $.01 par value                                                               10
    Additional paid-in capital                                                          4,480,331
    Retained earnings                                                                    (257,887)
                                                                                    ----------------
  Total shareholders' equity                                                            4,222,454
                                                                                    ----------------

Total liabilities and shareholders' equity                                             $7,519,695
                                                                                    ================

See accompanying notes.

                       Reckson Service Industries, Inc.

                           Statement of Operations

            Period from July 15, 1997 (Commencement of Operations)
                             to December 31, 1997


Revenues:
  Equity in earnings of RO Partners Management, LLC                                         $245,593
  Equity in loss of ACLC                                                                     (22,156)
  Interest income                                                                             30,383
                                                                                    ----------------

Total revenues                                                                               253,820
                                                                                    ----------------
Expenses:
  General and administrative expenses                                                        479,113
                                                                                    ----------------
Total operating expenses                                                                     479,113

Net operating loss                                                                          (225,293)
Non operating expenses:
  Interest                                                                                    24,380
  Amortization                                                                                 8,214
                                                                                    ----------------
Net loss                                                                                   $(257,887)
                                                                                    ================


See accompanying notes.


                       Reckson Service Industries, Inc.

                      Statement of Shareholders' Equity

            Period from July 15, 1997 (Commencement of Operations)
                             to December 31, 1997



                                                     ADDITIONAL                           TOTAL
                                      COMMON          PAID-IN          RETAINED       SHAREHOLDER'S
                                      STOCK           CAPITAL          EARNINGS           EQUITY
                                     ---------------------------------------------------------------
Stock issued-
  July 15, 1997                       $   10         $4,480,331             -            $4,480,341
Net loss                                  -                -          $ (257,887)          (257,887)
                                     ---------------------------------------------------------------
Shareholders' equity
  December 31, 1997                   $   10         $4,480,331       $ (257,887)        $4,222,454
                                     ===============================================================

See accompanying notes.


                       Reckson Service Industries, Inc.

                           Statement of Cash Flows

 Period from July 15, 1997 (Commencement of Operations) to December 31, 1997


OPERATING ACTIVITIES
Net loss                                                                                 $  (257,887)

Adjustments to reconcile net income to net cash provided
  by operating activities:
Amortization                                                                                   8,214

Changes in operating assets and liabilities:
     Organization costs                                                                     (524,129)
     Other assets                                                                            (30,185)
     Accounts payable and accrued expenses                                                   119,384
                                                                                    ----------------
Net cash used in operating activities                                                       (684,603)
                                                                                    ----------------

INVESTING ACTIVITIES
Investment in RO Partners Management, LLC                                                 (3,868,093)
Investment in ACLC                                                                        (1,652,165)
Pre-acquisition costs                                                                       (165,779)
                                                                                    ----------------
Net cash used in investing activities                                                     (5,686,037)
                                                                                    ----------------

FINANCING ACTIVITIES
Capital contributions                                                                      4,480,341
Proceeds from Affiliate loans                                                              3,177,857
Loan advances to affiliate                                                                  (832,854)
Loan receivable                                                                             (325,000)
                                                                                    ----------------
Net cash provided by financing activities                                                  6,500,344
                                                                                    ----------------

Net increase in cash                                                                         129,704
Cash beginning of period                                                                          -
                                                                                    ----------------
Cash end of period                                                                        $  129,704
                                                                                    ================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest                                                  $       -
                                                                                    ================

See accompanying notes.

                           Reckson Service Industries, Inc.

                             Notes to Financial Statements

                                  December 31, 1997


1.   SUMMARY OF SIGNIFICANT TRANSACTIONS

Reckson Service Industries, Inc. ( "RSI" or the "Company") was formed on July 15, 1997 to engage in the business of providing commercial services to properties owned by Reckson Operating Partnership, L.P. ("ROP"), whose general partner is Reckson Associates Realty Corp. ("Reckson"), and its tenants and third parties and to invest in a real estate venture capital fund. The Company will operate under an agreement between the Company and ROP (the "Intercompany Agreement"). Under the Intercompany Agreement, the Company and ROP agree, subject to certain terms, to provide each other with first refusal rights to participate in certain transactions.

In connection with the initial capitalization of RSI, ROP contributed $4,256,324 for a 95% nonvoting equity interest and certain Reckson management contributed notes of $224,017 to the Company in exchange for a 5% voting ownership interest. On October 29, 1997, the notes were paid.

Subsequent to the effectiveness of the Company's Registration Statement on Form S-1, 95% of the common stock of RSI will be distributed (the "Distribution") to holders of common shares of Reckson and unitholders of ROP. Immediately prior to the Distribution, the shares of non-voting common stock held by ROP will be exchanged by RSI for RSI common shares. Each share of the Company's Common Stock issued in the Distribution is expected to be accompanied by one Preferred Share Purchase Right. In addition, simultaneously with the Distribution, the Company will issue rights to its stockholders to subscribe for the purchase of additional shares of common stock of the Company.

The Company owns a 33 1/3% interest in RO Partners Management, LLC ("RO"), the remaining interest in RO is held 33 1/3% by Jon L. Halpern and 33 1/3% by an independent third party investor. RO is the general partner of Reckson Opportunity Partners, L.P. ("Opportunity Partners") predecessor to Reckson Strategic Venture Partners ("RSVP"). RSVP was formed on January 23, 1998 to succeed to the operating activities of Opportunity Partners. The Company is the 100% common equity owner and managing member of RSVP and PaineWebber Real Estate Securities, Inc. ("PWRES") is a non-managing member and preferred equity owner. It is anticipated that future investments by the Company in real estate venture capital fund activities will be conducted through RSVP.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying financial statements of RSI include the Company's equity interest in RO and its equity interest in American Campus Lifestyles Companies, L.L.C. ("ACLC").

                           Reckson Service Industries, Inc.

                      Notes to Financial Statements (continued)


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CASH EQUIVALENTS

The Company considers highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

LONG-LIVED ASSETS

At inception, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," which establishes methods of valuation for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used. The adoption of this statement had no material impact on the accompanying financial statements.

STOCK OPTIONS

The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related Interpretations in accounting for its employee stock options because the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation," ("FAS No. 123") requires the use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, no compensation expense was recognized because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant. (See Note 4)

EQUITY INVESTMENTS

The Company accounts for its investment of less than 50% in other entities using the equity method.

INCOME TAXES

At inception, the Company adopted SFAS No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), which prescribes an asset and liability method of accounting for income taxes. Under SFAS No. 109, deferred tax assets are to be recognized unless it is more likely than not that some portion or all of the deferred tax assets will not be realized.


                           Reckson Service Industries, Inc.

                      Notes to Financial Statements (continued)



3.   INVESTMENTS

The Company has invested $3.62 million in RO, which contributed such amount to Opportunity Partners. Opportunity Partners invested approximately $10.8 million to acquire a 70% interest in Dobie Center, L.P., a mixed use student housing and retail property located in Austin, Texas.

Substantially all of RO's assets, liabilities, revenues and expenses relate to its investment in Dobie Center. Summarized financial information and a summary of the Company's investment in and share of income from RO follows:

BALANCE SHEET

                                                         DECEMBER 31, 1997
                                                         -----------------
Property and equipment, less accumulated depreciation        $35,345,013
Other assets                                                   6,700,605
                                                         -----------------
Total assets                                                 $42,045,618
                                                         =================

Mortgage payable                                             $20,280,500
Other liabilities                                              5,195,624
                                                         -----------------
Total liabilities                                             25,476,124
                                                         -----------------

Minority interest                                              4,915,462
Members' equity                                               11,654,032
Less:  Other members' equity                                  (7,785,939)
                                                         -----------------

Net investment in RO                                          $3,868,093
                                                         =================

                           Reckson Service Industries, Inc.

                      Notes to Financial Statements (continued)


3.   INVESTMENTS (CONTINUED)

STATEMENT OF INCOME


                                                    PERIOD FROM
                                                      JULY 15,
                                                      1997 TO
                                                 DECEMBER 31, 1997
                                                 -----------------

Rental income                                       $4,265,584
Interest income                                        102,971
Other income                                           434,264
                                                 -----------------

Total income                                         4,802,819
                                                 -----------------

Property operating expenses                          1,691,906

General and administrative expenses                    663,337
Interest expense                                       875,019
Depreciation and amortization                          381,292
Non-recurring expense                                  221,222
                                                 -----------------

Total expenses                                       3,832,776
                                                 -----------------

Minority interest                                      233,264
Net income                                             736,779
Less:  Other members' share                            491,186
                                                 -----------------
Company's share                                       $245,593
                                                 =================

The Company contributed $1.51 million to and acquired a 33 1/3% interest in RFG Capital Management Partners ("RFG Capital") whose sole net investment is, a 76.09% interest in ACLC, a student housing enterprise which owns, develops, constructs, manages and acquires, on-and off campus student housing project. As of December 31, 1997, the excess of the Company's investment over its share of the equity in the underlying net assets of the joint venture ("Excess Investment") was $190,920. This Excess Investment is being amortized over the life of the investment.

                           Reckson Service Industries, Inc.

                      Notes to Financial Statements (continued)


3.   INVESTMENTS (CONTINUED)

Summarized financial information and a summary of the Company's investment in and share of income from ACLC follow:

BALANCE SHEET

                                                              DECEMBER 31, 1997
                                                              -----------------
Investment in leasehold estates, less
     accumulated depreciation:                                    $30,042,101
Other assets                                                        4,035,570
                                                              -----------------

Total assets                                                       34,077,671
                                                              -----------------

Notes payable                                                      25,635,208
Other liabilities                                                   3,633,473
                                                              -----------------
Total liabilities                                                  29,268,681
                                                              -----------------

Minority interest                                                     425,254
Members' equity                                                     4,383,736
Less: other members' equity                                        (2,922,490)
                                                              -----------------
Company's share of the equity in
  underlying net assets of ACLC                                     1,461,245
Excess investment                                                     190,920
                                                              -----------------
Net investment in ACLC                                            $ 1,652,165
                                                              =================

                           Reckson Service Industries, Inc.

                      Notes to Financial Statements (continued)


3.   INVESTMENTS (CONTINUED)

STATEMENT OF OPERATIONS

                                                               PERIOD FROM
                                                               OCTOBER 17,
                                                                 1997 TO
                                                               DECEMBER 31,
                                                                   1997
                                                            -----------------
Rental income                                                 $   980,402
Other income                                                      504,252
                                                            -----------------
Total income                                                    1,484,654
                                                            -----------------
General and administrative expenses                               612,682
Property operating expenses                                       353,912
Interest expense                                                  452,864
Depreciation                                                      152,550
                                                            -----------------
Total expenses                                                  1,572,008
                                                            -----------------

Minority interest                                                 (20,886)

Net loss                                                          (66,468)
Less: other members' share                                        (44,312)
                                                            -----------------
Company's share                                               $   (22,156)
                                                            =================

4.   SHAREHOLDERS' EQUITY

The Company has established the 1998 stock option plan (the "Plan") for the purpose of attracting and retaining executive officers, directors and other key employees. Pursuant to the Plan 3,655,809 of the Company's authorized shares have been reserved for issuance under the Plan. On January 10, 1998, the Company granted options to purchase 542,890 of the Company's common shares at an exercise price of $1.10 per share based on the fair value on the date of grant, which the board of directors of the Company have concluded to be book value on the date of grant.


                           Reckson Service Industries, Inc.

                      Notes to Financial Statements (continued)


5.   TRANSACTIONS WITH RELATED PARTIES

ROP has advanced the Company $2,943,210, to fund the purchase of its interest in ACLC and for other general operating expenses. These advances bear interest at 12% per annum.

On August 28, 1997 the Company made an unsecured loan of $666,666 to RFG Capital. In addition, the Company advanced RFG Capital $166,188. The note and advance bear interest at 12% per annum.

RSI acquired its interests in ACLC and Dobie Center from a Rechler family entity for $5.13 million. Such entity had acquired the interests in ACLC and the Dobie Center in 1997 for $5.06 million in contemplation of transferring such interest to RSI. The difference represents interest carry costs.

The Company advanced On-Site Venture L.L.C. ("On-Site") $325,000 in December 1997 and an additional $650,000 through March 10, 1998 to fund certain operating costs. The advances are evidenced by subordinated loans which bear interest at a rate of 12% per annum and mature on March 1, 1999 (See Note 7).

6.   FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments," requires RSI to disclose the estimated fair values of its financial instrument assets and liabilities. The carrying amounts approximate fair value for cash and cash equivalents because of the short maturity of those instruments. For the loans payable to affiliates the estimated fair value approximates the recorded balance.

7.   SUBSEQUENT EVENTS

RSI has contracted to acquire a 58.69% equity interest in On-Site, a company that provides advanced telecommunications systems and services within commercial and residential buildings and/or building complexes. Under the terms of the contract, the Company has also committed to contribute $6.5 million to On-Site. The subordinated loans will be converted into subordinated notes convertible at the option of the Company, which when converted, together with the contributions of the $6.5 million pursuant to its commitment will comprise a 58.69% common equity interest.


                           Reckson Service Industries, Inc.

                      Notes to Financial Statements (continued)


7.   SUBSEQUENT EVENTS (CONTINUED)

RSI has obtained an option from Reckson Management Group, Inc., a company in which ROP owns a 97% non-voting equity interest to acquire a majority equity interest in a privately held national executive office suites business. The Company's option to acquire this equity interest has a five year term.

In February 1998, RSVP Holdings, LLC, the managing member of RSVP ("RSVP Holdings") entered into employment agreements with two highly experienced real estate professionals (the "Managing Directors"). The agreements provide for a base salary of $500,000 and have a seven-year term. In addition to the base salary each Managing Director has received a $3.0 million grant of common stock of Reckson (the "Reckson Stock") which will vest equally over five years. The Reckson Stock will be purchased by the Company and contributed to RSVP Holdings. The Company is a managing member and 100% owner of the common equity of RSVP Holdings. New World Realty LLC ("New World"), an entity owned by the managing directors, acts as a managing member of RSVP Holdings and owns a carried interest which provides for the Managing Directors to receive a share in the profits of RSVP after the Company has received certain minimum returns and a return of capital. In addition, it is anticipated that New World will receive transaction fees of up to $1 million dollars a year for identifying investment opportunities for RSVP.

The Company has entered into an agreement which provides for PWRES to invest up to $200 million in RSVP in the form of a preferred equity interest. In connection with the PWRES preferred equity financing the Company paid a commitment fee of 2.5% of the total preferred equity investment of which $1,400,000 was paid to an entity owned by one of the Managing Directors who is a former employee of PWRES.

Subsequent to year end the Company contributed its equity interest in ACLC to RSVP.

Subsequent to year end the Company purchased Reckson's 9.9% equity interest in Reckson Executive Centers, LLC for $200,000.


                       Report of Independent Auditors

Members of
RO Partners Management, L.L.C.

We have audited the accompanying consolidated balance sheet of RO Partners Management, L.L.C. (the "Company") as of December 31, 1997 and the related consolidated statements of income for the period from June 4, 1997 (commencement of operations) to December 31, 1997, and for the periods from June 4, 1997 through July 14, 1997 and July 15, 1997 through December 31, 1997, and members' equity and cash flows for the period from June 4, 1997 (commencement of operations) to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at December 31, 1997, and the consolidated results of its operations for the period from June 4, 1997 (commencement of operations) to December 31, 1997, and for the periods from June 4, 1997 through July 14, 1997 and July 15, 1997 through December 31, 1997 and its cash flows for the period from June 4, 1997 (commencement of operations) to December 31, 1997, in conformity with generally accepted accounting principles.


                                             Ernst & Young LLP



New York, New York
March 10, 1998



                        RO Partners Management, L.L.C.

                          Consolidated Balance Sheet


                              December 31, 1997

ASSETS
Current assets:
Cash and cash equivalents (Note 2)                                             $ 5,020,110
Due from affiliate                                                                 117,606
Accounts receivable                                                                952,662
Other current assets                                                                 7,668
                                                                             -----------------
Total current assets                                                             6,098,046


Fixed assets: (Note 2)
     Land, building and equipment                                               35,751,430
     Accumulated depreciation                                                     (406,417)
                                                                             -----------------
Total fixed assets                                                              35,345,013

Organization costs (net of amortization of $15,248)                                336,525
Deposit contract                                                                   266,034
                                                                             -----------------
Total assets                                                                   $42,045,618
                                                                             =================


'' EQUITY
Current liabilities:
     Accounts payable and accrued expenses                                     $ 1,019,912
     Tenant security deposits                                                      224,942
     Deferred income                                                             3,510,099
     Current portion mortgage notes                                              1,000,000
     Other liabilities                                                              35,300
                                                                             -----------------
Total current liabilities                                                        5,790,253


Due to Affiliate (Note 5)                                                          405,371
Mortgage notes payable                                                          19,280,500
                                                                             -----------------
Total liabilities                                                               19,685,871

Minority interest                                                                4,915,462
Members' equity                                                                 11,654,032
                                                                             -----------------
Total equity                                          $42,045,618
                                                                             =================


See accompanying notes.


                        RO Partners Management, L.L.C.

                       Consolidated Statement of Income


                                             FOR THE                                    FOR THE
                                            PERIOD JUNE             FOR THE            PERIOD JULY
                                              4, 1997             PERIOD JUNE            15, 1997
                                              THROUGH               4, 1997              THROUGH
                                            DECEMBER 31,         THROUGH JULY          DECEMBER 31,
                                                1997               14, 1997                1997
                                           --------------       --------------        ---------------
Revenues:
 Tower rental revenue                         $3,737,698             $357,865             3,379,833
 Mall rental revenue                             720,388               68,973               651,415
 Garage revenue                                  259,148               24,812               234,336
 Interest and other revenue                      144,122               13,799               130,323
                                           --------------       --------------        ---------------
Total revenues                                $4,861,356             $465,449            $4,395,907

Operating expenses:

 Tower expenses                                1,581,703              151,441             1,430,262
 Mail expenses                                   289,347               27,703               261,644
 Administrative/other                            651,309               62,359               588,950
                                           --------------       --------------        ---------------
Total operating expenses                       2,522,359              241,503             2,280,856

Operating income                               2,338,997              223,946             2,115,051

Other income                                     184,621                  ---               184,621
 Non-operating expenses:
 Interest expense                                812,814               77,823               734,991
 Depreciation                                    421,665               40,373               381,292
 Non-recurring expense                           244,645               23,423               221,222
                                           --------------       --------------        ---------------
Total non-operating expense                    1,479,124              141,619             1,337,505
                                           --------------       --------------        ---------------

Minority interest                                257,962               24,698               233,264
                                           --------------       --------------        ---------------
Net income                                    $  786,532               57,629               729,903
                                           ==============       ==============        ===============

See accompanying notes.


                        RO Partners Management, L.L.C.

                  Consolidated Statement of Members' Equity


  Period from June 4, 1997 (Commencement of Operations) to December 31, 1997


                                                               MEMBERS' EQUITY
                                                               ---------------
Members' equity June 4, 1997                                    $         ---

Capital contributions - June 26, 1997                              10,867,500

Net income                                                            786,532
                                                               ---------------

Members' equity - December 31, 1997                             $  11,654,032
                                                               ===============

See accompanying notes.


                        RO Partners Management, L.L.C.

                     Consolidated Statement of Cash Flows

  Period from June 4, 1997 (Commencement of Operations) to December 31, 1997


Operating activities
Net income                                                           $ 786,532
Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation                                                      421,665
     Minority interest                                                 257,962
     Gain on sale of securities                                       (184,621)

Changes in operating assets and liabilities:
     Accounts Receivable                                              (952,662)
     Other assets                                                       (7,668)
     Deferred Rents                                                  3,510,099
     Accounts payable and accrued expenses                           1,055,212
     Tenants security deposits                                         224,942
                                                                   -----------
Net cash provided by operating activities                            5,111,461
                                                                   -----------

INVESTING ACTIVITIES
Acquisition of building                                            (31,093,930)
Acquisition costs                                                     (617,807)
Purchase of securities                                              (4,038,556)
Proceed from sale of securities (net of transaction costs)           4,223,177
                                                                   -----------
Net cash used in investing activities                              (31,527,116)
                                                                   ===========

FINANCING ACTIVITIES
Capital contributions                                               10,867,500
Proceeds from mortgages                                             20,280,500
Loan from affiliate                                                    405,371
Payments to affiliate, net                                            (117,606)
                                                                   -----------
Net cash provided by financing activities                           31,435,765
                                                                   -----------

Net increase in cash                                                 5,020,110
Cash beginning of period                                                 -
                                                                   -----------
Cash end of period                                                  $5,020,110
                                                                   ===========

See accompanying notes.



                        RO Partners Management, L.L.C.

                  Notes to Consolidated Financial Statements

                              December 31, 1997


1.   SUMMARY OF SIGNIFICANT TRANSACTIONS

DESCRIPTION OF BUSINESS

RO Partners Management, LLC ("RO" or the "Company") was formed on June 4, 1997 as the 99.9% general partner of Reckson Opportunity Partners, L.P. ("Opportunity Partners"). The .1% limited partner interest in RO is held by an executive officer of Reckson Service Industries, Inc. ("RSI").
Opportunity Partners is the predecessor entity to Reckson Strategic Venture Partners ("RSVP") a real estate venture capital fund which will invest in real estate and real estate-related operating companies. RSVP was formed on January 23, 1998 to succeed to the operating activities of Opportunity Partners. RSVP's common equity is 100% owned by RSI. RSVP's strategy is to identify and acquire interests in established enterprises in market sectors which are in early stages of their growth cycle or offer unique circumstances for attractive investments as well as a platform for future growth. It is anticipated that future investments by RSI in real estate venture capital fund activities will be conducted through RSVP.

ORGANIZATION AND FORMATION OF THE COMPANY

The Company's general partner, RSI, has invested approximately $3,620,000 in the Company for a 33 1/3% equity interest. The two other partners, Jon L. Halpern and an unrelated third party investor, each contributed approximately $3,620,000 to the Company for their respective 33 1/3% interest. RSI will operate under an agreement between it and Reckson Operating Partnership, L.P. ("ROP"), under which RSI and ROP agree, subject to certain terms, to provide each other with first refusal rights to participate in certain transactions.

INVESTMENT

On June 26, 1997, the Company invested approximately $10.8 million in Opportunity Partners which acquired a 70% interest in Dobie Center Properties, Ltd. ("Dobie"), a mixed use student housing and retail property located in Austin, Texas.

Dobie, which is located immediately adjacent to the University of Texas at Austin, consists of the Dobie tower, a 932-bed, 27-story student residence hall that is situated on top of the Dobie mall, a 96,000-square foot retail mall. The facility also includes a 644-car commercial parking garage.


                        RO Partners Management, L.L.C.

            Notes to Consolidated Financial Statements (continued)


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying consolidated financial statements of RO Partners Management, LLC include the accounts of the Company and Opportunity Partners. The Company consolidates all entities in which it has a 50% or greater interest. All significant intercompany balances and transactions have been eliminated in consolidation.

The minority interest at December 31, 1997 represent a 30% interest in Dobie.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CASH EQUIVALENTS

The Company considers highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

The Company maintains cash balances at four banks. Cash accounts at banks are insured by the FDIC up to $100,000. Amounts in excess of insured limits were approximately $4,639,368 at December 31, 1997.

LONG-LIVED ASSETS

Statement of Financial Accounting Standard ("SFAS") No.121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" requires that long-lived assets to be held and used be reviewed for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. As of December 31, 1997, the Company has determined that their long-lived assets are not impaired.

                        RO Partners Management, L.L.C.

            Notes to Consolidated Financial Statements (continued)


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FIXED ASSETS AND DEPRECIATION

Fixed assets are recorded at cost. Repairs and maintenance of fixed assets are charged to operations. Major improvements are capitalized. The estimated useful lives of the assets are as follows:

FIXED ASSETS AND DEPRECIATION

                                                          YEARS
                                                       -----------
        Furniture, fixtures & equipment                    5-10
        Building & improvements                              40
        Mall renovation and improvements                   5-40

Depreciation is computed using the straight-line method for financial reporting purposes. Depreciation expense was $406,417 for the period June 4, 1997 through December 31, 1997. Upon retirement, sale, or other disposition of property and equipment, the cost and related accumulated depreciation are removed from the related accounts and the resulting gains or losses are included in operations.

OTHER ASSETS AND AMORTIZATION

Organization costs are being amortized over 60 months on a straight-line basis. Amortization expense was $15,248 for the period from June 4, 1997 through December 31, 1997.

REVENUE RECOGNITION

STUDENT HOUSING

Upon execution of student dormitory contracts, Dobie records a receivable for the full value of the contract with an off-setting increase to deferred revenue. Income is then recognized on a straight-line basis over the remaining life of the contracts.

                        RO Partners Management, L.L.C.

            Notes to Consolidated Financial Statements (continued)


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION (CONTINUED)

MALL TENANTS

Minimum rental revenue is recognized on a straight-line basis over the term of the lease. The excess of rents recognized over amounts contractually due are included in accounts receivable on the accompanying consolidated balance sheet.

GARAGE REVENUES

Upon execution of semester garage contracts, Dobie records the cash received pursuant to each contract as deferred revenue. Income is then recognized on a straight-line basis over the life of the contracts. Daily parking revenues are recognized as received.

INCOME TAXES

The Company is not subject to federal or state income taxes. As such, no provision for these taxes has been made, since the aforementioned taxes are the responsibility of the individual members of the Company. The Company is subject to the New York State LLC/LP fee.

3.  SALE OF SECURITIES

During 1997, the Company invested approximately $4,000,000 in marketable securities. These investments were sold for total proceeds of approximately $4,400,000, resulting in a gain of approximately $185,000, net of transaction costs.

                        RO Partners Management, L.L.C.

            Notes to Consolidated Financial Statements (continued)


4.  MORTGAGE NOTES PAYABLE

The mortgage notes payable which are collateralized by the Company's interest in the mixed use student housing and retail property owned by Dobie Center Properties, Ltd., have outstanding balance as of December 31, 1997 as follows:

                                                           DECEMBER 31, 1997
                                                           -----------------
First mortgage notes payable - stated interest at
7.25% at December 31, 1997 maturing August 30, 2002           $17,380,500

Second mortgage note payable - fixed interest rate at
7.5%, maturing August 30, 2002                                  2,900,000
                                                           -----------------
                                                              $20,280,500
                                                           =================


The following is a schedule of future maturities of the Mortgage Notes Payable debt at December 31, 1997:

            1998                             $ 1,000,000
            1999                               1,000,000
            2000                               1,000,000
            2001                               1,000,000
            2002                              16,280,500
                                             -----------
                                             $20,280,500
                                             ===========

At the option of the holders of the first mortgage notes, the entire principal balance and accrued and unpaid interest thereon is due and payable in full upon the occurrence of an event of default, as defined.

An additional capital improvement reserve of $1,219,500 is available through September 30, 1998 on the First mortgage notes.


                        RO Partners Management, L.L.C.

            Notes to Consolidated Financial Statements (continued)


4.  MORTGAGE NOTES PAYABLE (CONTINUED)

At December 31, 1997, the interest rate on the first mortgage notes payable is fixed at the applicable LIBOR rate selected by the Company in accordance with the provisions of the notes defining the option interest period elections. Interest is payable in arrears on each quarterly roll over date with the stated principal repayment as set forth in the note agreements. A portion of the principal balance of the notes is to repaid in twenty-eight
(28) consecutive quarterly installment payments before the maturity date of the notes.

The Second Mortgage Note Payable was obtained on September 1, 1995. Interest payments are to be made quarterly, with the entire principal balance due at the maturity date.

5.  RELATED PARTIES

Management fees paid to an affiliated company were $120,483 for the period from June 4, 1997 through December 31, 1997.

ROP, and another affiliate have advanced the Company approximately $340,000 and $65,000, respectively. The advances bear interest at 12% per annum.

6.  FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments," requires Dobie to disclose the estimated fair values of its financial instrument assets and liabilities. The carrying amounts approximate fair value for cash and cash equivalents and the improvement reserve because of the short maturity of those instruments. For the first and second mortgage notes payable the estimated fair value approximates the recorded balance.


REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Management of
Dobie Center:

We have audited the accompanying balance sheets of Dobie Center as of Decem-ber 31, 1996 and 1995, and the related combined statements of operations, changes in project equity (deficit), and cash flows for each of the three years in the period ending December 31, 1996. These financial statements and the schedule referred to below are the responsibility of the Projects' management. Our responsibility is to express an opinion on these financial statements and the schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dobie Center as of Decem-ber 31, 1996 and 1995, and the results of its operations and its cash flows for the each of the three years in the period ending December 31, 1996, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The Schedule III attached to the financial statements is presented for purposes of complying with the Securi-ties and Exchange Commission's rules and is not part of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                                      /s/ Arthur Andersen LLP
Dallas, Texas,
April 4, 1997

                                 DOBIE CENTER
                                 ------------

                  BALANCE SHEETS-DECEMBER 31, 1996 AND 1995
                  -----------------------------------------



                                                                      As of December 31,
                         ASSETS                                     1996                    1995
                         ------                                -------------           -------------
CURRENT ASSETS:
     Cash                                                      $  2,678,742            $  2,403,348
     Accounts receivable-
          Student contracts                                         553,433                 578,400
          Straight line rent                                         77,614                 109,372
          Other                                                     139,625                  89,280
     Prepaid insurance                                               59,496                  62,579
                                                               -------------           -------------
               Total current assets                               3,508,910               3,242,979


FIXED ASSETS:
     Land                                                         2,263,599               2,263,599
     Building and improvements                                   11,826,888              10,364,362
     Mall renovations and improvements                            5,438,501               5,250,550
     Furniture, fixture, and equipment                            1,678,839               1,437,245
     Less- Accumulated depreciation                              (2,960,020)             (2,004,563)
                                                               -------------           -------------
               Total fixed assets                                18,247,807              17,311,193

OTHER ASSETS:
     Lease commissions                                              235,172                 214,977
     Organization costs                                              10,195                  10,195
     Software                                                       117,223                 150,573
     Loan fees                                                      599,443                 599,443
     Less- Accumulated amortization                                (292,123)               (165,915)
                                                               -------------           -------------
               Total other assets                                   669,910                 809,273
                                                               -------------           -------------
               Total assets                                     $22,426,627             $21,363,445
                                                               =============           =============

  The accompanying notes are an integral part of these financial statements.


                                 DOBIE CENTER
                                 ------------

                                BALANCE SHEETS
                                --------------

                                                                          As of December 31,
            LIABILITIES AND PROJECT EQUITY (DEFICIT)                    1996                1995
            ----------------------------------------               -------------       -------------
CURRENT LIABILITIES:

     Accounts payable and accrued expenses                           $  908,435          $  746,020

     Accrued interest                                                   126,454             259,808
     Deferred income                                                  3,240,553           3,002,908
     Tenant deposits                                                    234,609             221,005
     Note payable - Landesbank Hessen                                   462,500             393,750
     Note payable - Bayerische Landesbank                               462,500             393,750
                                                                   -------------       -------------
               Total current liabilities                              5,435,051           5,017,241

LONG-TERM LIABILITIES:
     Note payable - Landesbank Hessen                                 8,142,500           8,105,000
     Note payable - Bayerische Landesbank                             8,142,500           8,105,000
     Notes payable - Proeller Brothers                                2,900,000           2,900,000
                                                                   -------------       -------------
               Total long-term liabilities                           19,185,000          19,110,000
                                                                   -------------       -------------
               Total liabilities                                     24,620,051          24,127,241
                                                                   -------------       -------------
PROJECT EQUITY (DEFICIT)                                             (2,193,424)         (2,763,796)
                                                                   -------------       -------------

               Total liabilities and
               project equity (deficit)                            $ 22,426,627        $ 21,363,445
                                                                   =============       =============



  The accompanying notes are an integral part of these financial statements.



                                 DOBIE CENTER
                                 ------------

              STATEMENTS OF CHANGES IN PROJECT EQUITY (DEFICIT)
              -------------------------------------------------

            FOR THE YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994
            -----------------------------------------------------

CAPITAL BALANCE, December 31, 1993                                                      $(2,591,791)
     Distributions, net                                                                    (983,398)
     Net income                                                                             208,761
                                                                                        -------------

CAPITAL BALANCE, December 31, 1994                                                       (3,366,428)
     Contributions, net                                                                   1,216,622
     Net loss                                                                              (613,990)
                                                                                        -------------

CAPITAL BALANCE, December 31, 1995                                                       (2,763,796)
     Distributions, net                                                                     (77,378)
     Net income                                                                             647,750
                                                                                        -------------

CAPITAL BALANCE, December 31, 1996                                                      $(2,193,424)
                                                                                        =============


  The accompanying notes are an integral part of these financial statements.


                                             DOBIE CENTER
                                             ------------

                                   COMBINED STATEMENTS OF OPERATIONS
                                   ---------------------------------


                                                        For the Years Ended December 31,
                                                   1996                                     1995
                                 -------------------------------------  ----------------------------------
                                    Tower          Mall     Combined       Tower        Mall     Combined
                                 ------------  ----------  -----------  ----------- ----------- ----------
REVENUES:
  Rental revenue                 $ 6,318,380   $  850,001  $7,168,381   $6,026,227  $  965,479  $6,991,706
  Other revenue                      297,028      313,921     610,949      308,361     247,912     556,273
  Garage                             498,344         -        498,344      409,110        -        409,110
  Interest and other income          122,793       13,542     136,335      188,680      14,751     203,431
                                 ------------  ----------  -----------  ----------- ----------- ----------
     Total revenues                7,236,545    1,177,464   8,414,009    6,932,378   1,228,142   8,160,520

OPERATING EXPENSES:
  Wages and contract labor         1,329,517      116,318   1,445,835    1,348,632     116,888   1,465,520
  Food cost                          746,881         -        746,881      714,029        -        714,029
  Administrative                     895,685      233,116   1,128,801      792,058     228,863   1,020,921
  Utilities                          604,157      217,165     821,322      592,312     164,468     756,780
  Contract services                  166,678       74,796     241,474      282,816      75,658     358,474
  Maintenance                        172,499      206,876     379,375      138,424     194,252     332,676
  Depreciation and amortization      807,793      273,872   1,081,665      574,667     257,276     831,943
  Property tax                       328,453       77,314     405,767      295,548      65,796     361,344
  Nonrecurring expenses               45,238        3,345      48,583        4,282       1,427       5,709
                                 ------------  ----------  -----------  ----------- ----------- ----------
     Total operating expenses      5,096,901    1,202,802   6,299,703    4,742,768   1,104,628   5,847,396
                                 ------------  ----------  -----------  ----------- ----------- ----------

NET OPERATING INCOME (LOSS)        2,139,644      (25,338)  2,114,306    2,189,610     123,514   2,313,124

NONOPERATING EXPENSES:
  Interest expense                 1,173,245      293,311   1,466,556    2,325,059     602,055   2,927,114
                                 ------------  ----------  -----------  ----------- ----------- ----------
NET INCOME (LOSS)                  $ 966,399    $(318,649)  $ 647,750    $(135,449)  $(478,541)  $(613,990)
                                 ============  ==========  ===========  =========== =========== ==========


(table continued)

                                    For the Years Ended December 31,                      For the
                                                                                        Nine Months
                                                                                           Ended
                                                                                       September 30,
                                                        1994                                1996
                                 --------------------------------------------------    -------------
                                     Tower              Mall           Combined          Combined
                                 ------------       -----------       -------------    -------------
                                                                                        (unaudited)
REVENUES:
  Rental revenue                  $5,578,081        $  893,883         $6,471,964        $5,106,385
  Other revenue                      173,422           307,748            481,170           469,319
  Garage                             334,725              -               334,725           357,808
  Interest and other income           27,664              -                27,664           102,250
                                 ------------       -----------       -------------    -------------
     Total revenues                6,113,892         1,201,631          7,315,523         6,035,762

OPERATING EXPENSES:
  Wages and contract labor         1,454,214            24,022          1,478,236         1,067,388
  Food cost                          643,900              -               643,900           507,006
  Administrative                     938,195            99,343          1,037,538           847,144
  Utilities                          622,442           161,194            783,636           587,605
  Contract services                  120,692           112,194            232,886           284,836
  Maintenance                        209,677           115,141            324,818           208,665
  Depreciation and amortization      422,482           140,827            563,309           814,493
  Property tax                       281,042            70,260            351,302           299,946
  Nonrecurring expenses               26,166             8,722             34,888            18,841
                                 ------------       -----------       -------------    -------------
     Total operating expenses      4,718,810           731,703          5,450,513         4,635,924
                                 ------------       -----------       -------------    -------------

NET OPERATING INCOME (LOSS)        1,395,082           469,928          1,865,010         1,399,838

NONOPERATING EXPENSES:
  Interest expense                 1,242,187           414,062          1,656,249         1,076,106
                                 ------------       -----------       -------------    -------------
NET INCOME (LOSS)                  $ 152,895          $ 55,866           $208,761         $ 323,732
                                 ============       ===========       =============    =============

  The accompanying notes are an integral part of these financial statements.


                                 DOBIE CENTER
                                 ------------

                           STATEMENTS OF CASH FLOWS
                           ------------------------

                                                                                            For the
                                                                                           Nine Months
                                                                                              Ended
                                                     For the Years Ended December 31,     September 30,
                                                  ---------------------------------------
                                                      1996        1995        1994            1996
                                                  ----------   ------------ ------------- -------------
                                                                                           (unaudited)
CASH FLOWS FROM OPERATIONS:
  Net income (loss)                               $  647,750   $  (613,990) $  208,761     $  323,732

  Adjustments to reconcile net
    income (loss) to net cash
    provided by operating activities-

  Depreciation and amortization                    1,081,665       831,943     563,309        814,495
  Write-off of unamortized discount                    -         1,280,696       -              -
  Amortization of discount on notes payable            -           220,823     655,805        (29,450)
  Decrease (increase) in accounts receivable           6,380       (75,559)    (55,203)    (1,413,895)
  Decrease (increase) in prepaid insurance             3,083        (6,370)     (2,884)       (21,458)
  Increase in lease commissions                      (20,195)      (44,452)    (16,117)          -
  Increase in loan costs                             -            (599,443)       -              -
  Increase (decrease) in accounts payable and
    accrued expenses                                 162,415       208,472     (75,824)      (209,446)
  Increase in deferred income                        237,645       210,450     560,082      2,151,727
  Increase (decrease) in accrued interest           (133,354)      259,808        -          (101,938)
  Increase (decrease) in tenant deposits              13,604        13,324      12,023        (77,035)
                                                  ----------   ------------ ------------- -------------
  Total adjustments                                1,351,243     2,299,692   1,641,191      1,113,000
                                                  ----------   ------------ ------------- -------------
  Net cash provided by operating activities        1,998,993     1,685,702   1,849,952      1,436,732
                                                  ----------   ------------ ------------- -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of furniture, fixtures, and equipment    (241,594)       (5,687)    (11,315)       (45,966)
  Purchase of building and improvements           (1,462,526)      (83,815)       -        (1,268,460)
  Increase in mall renovations and improvements     (187,951)   (1,260,979)   (624,457)    (1,032,326)
  Decrease (increase) in software                     33,350       (66,473)    (84,100)        33,350
                                                  ----------   ------------ ------------- -------------
  Net cash used in investing activities           (1,858,721)   (1,416,954)   (719,872)    (2,313,402)
                                                  ----------   ------------ ------------- -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Contributions, net                                    -        1,216,622        -            27,061
  Repayment of notes payable                        (787,500)  (19,814,116)       -          (562,500)
  Proceeds from notes payable                      1,000,000    20,074,927        -         1,000,000
  Distributions, net                                 (77,378)        -        (983,398)          -
                                                  ----------   ------------ ------------- -------------
       Net cash provided by (used in) financing
         activities                                  135,122     1,477,433    (983,398)       464,561
                                                  ----------   ------------ ------------- -------------

       Net cash provided by (used in) operating,
         investing, and financing activities         275,394     1,746,181     146,682       (412,109)
                                                  ----------   ------------ ------------- -------------


CASH AND CASH EQUIVALENTS, beginning of year       2,403,348       657,167     510,485      2,403,348
                                                  ----------   ------------ ------------- -------------
CASH AND CASH EQUIVALENTS, end of year           $ 2,678,742   $ 2,403,348 $   657,167    $ 1,991,239
                                                  ==========   ============ ============= =============
SUPPLEMENTAL DISCLOSURE OF
  CASH FLOW INFORMATION:
  Cash paid for interest expense                 $ 1,599,910   $ 1,256,836 $ 1,022,679    $ 1,076,106
                                                  ==========   ============ ============= =============


  The accompanying notes are an integral part of these financial statements.


                                 DOBIE CENTER
                                 ------------

                        NOTES TO FINANCIAL STATEMENTS
                        -----------------------------

                      DECEMBER 31, 1996, 1995, AND 1994
                      ---------------------------------


1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND OPERATIONS

Located immediately adjacent to The University of Texas at Austin, Dobie Center ("Dobie" or the "Project") consists of Dobie Tower, a 932-bed, 27-story student residence hall that sits on top of Dobie Mall, a 96,000-square foot retail mall. The mall includes student-oriented tenants such as a copy/printing shop, student bookstore, movie theater, video store, tanning salon, hair salon, video arcade, and a 500-seat food court. The student-residence tower includes a full service cafeteria, state-of-the-art computer center, fitness center, junior Olympic swimming pool, Jacuzzi, volleyball court, basketball court, mini-theater, study rooms, meeting rooms, and a 24-hour service desk. The facility also includes a 644-car commercial parking garage.

Dobie is wholly owned by AustInvest I, Ltd. ("AustInvest"), which was formed on March 30, 1992, under the laws of the state of Texas. AustInvest is a limited partnership formed for the purpose of owning, operating, and managing Dobie.

Leasing figures for the student residence hall for the fall 1996 semester showed that the maximum capacity of 932 spaces, or beds, were occupied by 888 students (95%) with the remaining 44 spaces primarily occupied by resident advisors (5%). Leasing figures for the student residence halls for the Spring 1996 semester show that the maximum capacity of 932 spaces, or beds, will be attained. This figure reflects spaces primarily occupied by students (95%) with their supporting resident advisors (5%). At December 31, 1996, the retail mall occupancy rate was approximately 82%. The commercial parking garage generates revenues from both contract parking (68%) and daily parking (32%) fees.

The facility is staffed with nearly 100 employees responsible for all areas of operation including business administration, residence life/student development, food service, maintenance, housekeeping, and accounting. Student services are administered by a professional management team in conjunction with a paraprofessional staff consisting of a resident director and 20 student resident assistants.

BASIS OF ACCOUNTING

The accompanying financial statements have been prepared from the records of the Project and include its assets, liabilities, revenues and expenses. The accompanying financial statements do not include assets, liabilities, reve-nues, or expenses pertaining solely to AustInvest.

Dobie uses the accrual method of accounting for financial reporting in conformity with generally accepted accounting principles (GAAP). Therefore, revenue is recorded as earned and costs and expenses are recorded as incurred.

The allocation of income and expenses between the tower and mall are based on actual results and estimates made by management. The income and expenses of the garage are included with the income and expenses of the tower.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

For purposes of preparing the statement of cash flows, unrestricted currency, certificates of deposit, and money market accounts are considered cash, and investments with an original maturity of one year or less are considered cash equivalents.

Dobie maintains cash balances at two banks. Cash accounts at banks are insured by the FDIC up to $100,000. Amounts in excess of insured limits were approximately $2,633,741, $2,203,348, and $357,166, at December 31, 1996,
1995, and 1994, respectively.

ACCOUNTS RECEIVABLE

Accounts receivable include $553,433 of deferred student revenues. Upon completion of dormitory contracts with students, Dobie records a receivable for the full value of the contract with an off-setting increase to deferred revenue. Income is then recognized over the life of the contracts from the deferred revenue account.

Dobie generally considers all accounts receivable to be fully collectible. Accordingly, no allowance for doubtful accounts has been recorded.

FIXED ASSETS AND DEPRECIATION

Fixed assets are recorded at cost. Repairs and maintenance of fixed assets are charged to operations. Major improvements are capitalized. The estimated useful lives of the assets are as follows:

                         Years
                         -----
     Furniture, fixtures & equipment    5-10
     Building & improvements              40
     Mall renovation and improvements   5-40

Depreciation is computed using the straight-line method for financial report-ing purposes. Depreciation expense was $955,457, $760,150, and $504,457 for the years ended December 31, 1996, 1995, and 1994, respectively. Upon retirement, sale, or other disposition of property and equipment, the cost and related accumulated depreciation are removed from the related accounts and the resulting gains or losses are included in operations. There were no gains or losses for the years ended December 31, 1996, 1995, and 1994.

OTHER ASSETS AND AMORTIZATION

Lease commissions are being amortized over the life of the lease on a straight-line basis. Organization costs and software are being amortized over 60 and 36 months on a straight-line basis. Amortization expense was $126,208, $71,793, and $58,852 for the years ended December 31, 1996, 1995, and 1994, respectively.

FEDERAL INCOME TAXES

No income tax provision has been included in the financial statements since profit or loss of Dobie Center is required to be reported by the respective partners of AustInvest on their income tax returns.

2.  LONG-TERM LIABILITIES

                                                  1996                1995                 1994
                                              ------------        ------------         ------------
Note payable to Landesbank Hessen-
Thuringen Girozentrale, stated interest at
7.25% and 7.625% at December 31, 1996 and
1995, respectively, maturing August 30,
2002                                            $8,605,000         $8,498,750            $    -

Note payable to Bayerische Landesbank
Girozentrale, stated interest at 7.25% and
7.625% at December 31, 1996 and 1995, re-
spectively, maturing August 30, 2002.            8,605,000          8,498,750                  -

Note payable to Proeller Brothers, stated
interest at 7.5%, maturing August 30,
2002.                                            2,900,000          2,900,000                  -

Note payable to partner, stated interest
at 10.0%, pay rate at 7.5% (at December
31, 1994), maturing May 1999                          -                  -                2,067,231

Note payable to Lincoln National Life
Insurance Company, non-interest bearing,
maturing May 1999.                                    -                  -                3,937,655

Note payable to partner, non-interest
bearing, maturing May 1999                            -                  -                1,850,000

Note payable to Lincoln National Life
Insurance Company, stated interest at 10%,
pay rate of 7.5% (at December 31, 1994),
maturing May 1999                                     -                  -               11,771,730
                                              ------------        ------------         ------------
Total debt                                      20,110,000         19,897,500            19,626,616
                                              ------------        ------------         ------------
Less-
   Discounts                                          -                  -               (1,485,605)
   Current portion                                (925,000)          (787,500)                -
                                              ------------        ------------         ------------
Net long-term debt                             $19,185,000        $19,110,000           $18,141,011
                                              ============        ============         ============

The following is a schedule of future maturities of long-term debt at

December 31, 1996:

               1997           $   925,000
               1998             1,000,000
               1999             1,000,000
               2000             1,000,000
               2001             1,000,000
               Thereafter      15,185,000

On September 1, 1995, two mortgage payable balances were paid to Lincoln National Life Insurance Company and AustInvest I Partners, Ltd., in the amounts of $15,709,385 and $3,917,231, respectively. These two mortgage payable balances, comprised of four promissory notes secured by Dobie, were executed and delivered on March 25, 1992. A portion of the mortgage payable to AustInvest I Partners, Ltd., in the amount of $2,067,231 was made in connection with the restructuring of the notes. The one additional note to AustInvest I Partners, Ltd., of $1,850,000 and the two notes to Lincoln National Life Insurance Company of $15,709,385 were given in renewal and extension of the outstanding balance of principal left owing and unpaid by AustInvest I, Ltd. These three additional notes were assigned to AustInvest.

Two of the four notes were noninterest bearing and were held by Lincoln National Life Insurance Company and AustInvest I Partners, Ltd., in the amounts of $3,937,655 and $1,850,000, respectively. The noninterest bearing note held by Lincoln National Life Insurance Company was being discounted at 7.5%. The noninterest bearing note held by AustInvest I Partners, Ltd., was being discounted at 7.0%. Interest expense in 1995 includes $1,280,696 of unamortized discount on notes payable written-off in conjunction with the refinancing of the company's notes payable.

The notes described above were all paid off on September 1, 1995, via a refinancing transaction. The total refinancing transaction costs of $599,443 have been capitalized over the seven-year note term. At the option of Landesbank Hessen-Thuringen Girozentrale and Bayerische Landesbank Girozentrale, the holders of the new notes, totaling $17,210,000 and $16,997,500 at December 31, 1996 and 1995, respectively, the entire principal balance and accrued and unpaid interest thereon shall become due and payable in full upon the occurrence of any of the following events:

1. default in the payment of the principal balance on the maturity date of August 30, 2002,

2. the occurrence of any other default, as defined, which has occurred and has continued for more than five (5) business days after written notice from the holder of such default, or

3. the occurrence of any other default or event by which, under the terms of the other Loan documents, shall have occurred and have continued after the expiration of any applicable grace and/or notice period set forth in such other Loan documents.

An additional capital improvement reserve is available on the Landesbank Hessen and Bayerische Landesbank loans. Dobie exercised its option to draw the advance of $1,000,000 in 1996. No funds had been drawn on this reserve as of December 31, 1995 and 1994. An additional $2,325,073 can be drawn by Dobie prior to September 1, 1997, after which time no additional advances are provided for in the note agreements. This reserve is not reflected on the corresponding Balance Sheet.

At December 31, 1996 and 1995, the interest rate on the loan is fixed at the applicable LIBOR rate selected by Dobie in accordance with the provisions of the notes defining the option interest period elections. Interest is payable in arrears on each quarterly roll over date with the stated principal repay-ment as set forth in the note agreements. A portion of the principal balance of the notes are to be repaid in twenty-eight (28) consecutive quarterly installment payments before the maturity date of the notes. The interest rate on this note in effect at December 31, 1996 and 1995, was 7.25% and 7.625%, respectively.

A loan of $2,900,000 was also obtained from Hubert Proeller, Arthur Proeller, Hermann Proeller, and Manfred Proeller on September 1, 1995. The loan is due on August 30, 2002, and is collateralized by a second mortgage on Dobie. The interest rate is fixed at 7.5% per annum. Interest payments are to be made quarterly, with the entire principal balance due at the maturity date.

The total cash paid for interest expense on all loans during 1996, 1995, and 1994 was $1,599,910, $1,256,836 and $1,022,679, respectively.

3.  RELATED PARTIES

Management fees paid to an affiliated company were $395,677, $414,874, and $332,707 for 1996, 1995, and 1994, respectively.

4.  FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments," requires Dobie to disclose the estimated fair values of its financial instrument assets and liabilities. The carrying amounts approximate fair value for cash and cash equivalents and the improve-ment reserve because of the short maturity of those instruments. For Dobie's mortgage payable and note payable (Proeller) it is presumed that estimated fair value approximates the recorded book balance due to the recent refinanc-ing.

5.  ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS

In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This state-ment requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Dobie has adopted the principles of this statement in 1996. Its adoption did not have a material effect on the financial position of Dobie.

                               SCHEDULE III
    REAL ESTATE INVESTMENTS, ACCUMULATED DEPRECIATION AND AMORTIZATION
                            DECEMBER 31, 1996

                                                                                             Gross Amount at Which
                                 Initial Cost                      Costs                   Carried at Close of Period
                    ---------------------------------------     Capitalized      --------------------------------------------
                      Related                   Building &      Subsequent                        Buildings &
  Description       Encumbrance      Land      Improvements   to Acquisition        Land         Improvements        Totals
------------------  ------------  ----------   ------------   --------------     ----------      ------------     -----------
 Dobie Center       $20,110,000   $2,263,599    $10,286,964     $ 6,978,425      $2,263,599       $17,265,389     $19,528,988



(table continued)



                       Accumulated
                       Depreciation                 Date of                   Date                 Depreciable
  Description         & Amortization              Construction              Acquired              Lives(years)
---------------       --------------              ------------              --------
 Dobie Center         $ (2,131,214)                   1969                   4/23/92                   5-40


                    See accompanying notes to Schedule III

                             Notes To Schedule III

       Real Estate Investments, Accumulated Depreciation and Amortization

   A summary of activity for the Partnership's real estate investments and accumulated depreciation and amortization is as follows:

                                                                                        For Year Ended
Real estate investments:                                                                     1996
------------------------                                                               ----------------
Balance at beginning of year                                                             $ 17,878,511
Improvements                                                                                1,650,477
                                                                                       ----------------
Balance at end of year                                                                   $ 19,528,988
                                                                                       ================

Accumulated depreciation and amortization:
-----------------------------------------
Balance at beginning of year                                                             $ (1,444,221)
Depreciation                                                                                 (686,993)
                                                                                       ----------------
Balance at end of year                                                                   $ (2,131,214)
                                                                                       ================



                              Report of Independent Auditors


To the Management of
Dobie Center


We have audited the accompanying balance sheet of Dobie Center (the "Project") as of December 31, 1997, and the related statements of income for the year then ended, and for the periods from January 1, 1997 through June 26, 1997 and June 27, 1997 through December 31, 1997 and the related statements of project equity (deficit) and cash flows for the year ended December 31, 1997. These financial statements and the schedules referred to below are the responsibility of the Projects' management. Our responsibility is to express an opinion on these financial statements and the schedules based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Dobie Center as of December 31, 1997, and the results of its operations for the year then ended and for the period from January 1, 1997 through June 26, 1997 and June 27 through December 31,1997 and its cash flows for the year ended December 31, 1997 in conformity with generally accepted accounting principles.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental statement of income for the period July 15, 1997 through December 31, 1997 is presented for purposes of additional analysis and the Schedule III attached to the financial statements is provided for purpose of complying with the Securities and Exchange Commission's rules. The supplemental statement of income and
Schedule III are not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                                          Ernst & Young LLP

New York, New York
February 23, 1998


                                  Dobie Center

                                 Balance Sheet

                               December 31, 1997

ASSETS
Current assets:
     Cash and cash equivalents                                                         $ 4,849,614
     Accounts receivable - students                                                        305,719
     Accounts receivable - AustInvest                                                      594,883
     Accounts receivable - other                                                            52,060
     Other current assets                                                                    7,668
                                                                                       -------------
Total current assets                                                                     5,809,944
Fixed assets:
     Land, building and equipment                                                       35,716,430
     Accumulated depreciation                                                             (406,417)
                                                                                       -------------
Total fixed assets                                                                      35,310,013
Intangible assets:
     Organizational costs                                                                  152,482
     Accumulated amortization                                                              (15,248)
                                                                                       -------------
Total intangible assets                                                                    137,234
                                                                                       -------------
Total assets                                                                           $41,257,191
                                                                                       =============

LIABILITIES AND PROJECT EQUITY

Current liabilities:
     Accounts payable and accrued expenses                                                $856,777
     Tenant security deposits                                                              224,942
     Deferred income - students                                                          3,508,099
     Other deferred income                                                                   2,000
     Current portion mortgage notes payable                                              1,000,000
                                                                                       -------------
Total current liabilities                                                                5,591,818
                                                                                       -------------
Non-current liabilities:

     Mortgage notes payable                                                             19,280,500
                                                                                       -------------
Total liabilities                                                                       24,872,318
Project equity                                                                          16,384,873
                                                                                       -------------
Total liabilities and project equity                                                   $41,257,191
                                                                                       =============

See accompanying notes.


                               Dobie Center

                           Statement of Income


                                                                      FOR THE PERIOD     FOR THE PERIOD
                                                          YEAR        JANUARY 1, 1997     JUNE 27, 1997
                                                     ENDED DECEMBER  THROUGH JUNE 26,   THROUGH DECEMBER
                                                        31, 1997           1997             31, 1997
                                                     ---------------------------------------------------
Revenues:
     Tower rental revenue                                $7,137,515       $3,399,817       $3,737,698
     Mall rental revenue                                  1,377,878          657,490          720,388
     Garage revenue                                         504,527          245,379          259,148
     Other revenue                                           96,186           65,938           30,248
     Interest and other revenue                             160,802           46,928          113,874
                                                     ---------------------------------------------------
Total revenues                                            9,276,908        4,415,552        4,861,356

Operating expenses:
     Tower expenses:
     Wages                                               1,231,907           630,551          601,356
     Food costs                                            628,418           302,952          325,466
     Administrative/other                                  928,423           460,260          468,163
     Utilities                                             569,268           279,547          289,721
     Management fee                                        267,991           169,390           98,601
     Maintenance                                           146,089            61,773           84,316
     Property taxes                                        344,677           162,434          182,243
                                                     ---------------------------------------------------
     Total tower expenses                                4,116,773         2,066,907        2,049,866

 Mall expenses:
     Wages                                                 116,741            46,958           69,783
     Administrative/other                                  370,521           187,375          183,146
     Utilities                                             237,002           116,756          120,246
     Management fee                                         64,488            42,606           21,882
     Maintenance                                            58,899            27,023           31,876
     Property taxes                                         86,167            40,607           45,560
                                                     ---------------------------------------------------
     Total mall expenses                                   933,818           461,325          472,493
                                                     ---------------------------------------------------
Total operating expenses                                 5,050,591         2,528,232        2,522,359

Operating income                                         4,226,317         1,887,320        2,338,997

Non-operating expense:
     Depreciation/amortization - tower                     650,517           350,629          299,888
     Depreciation/amortization - mall                      238,259           116,482          121,777
     Interest expense                                    1,543,186           730,372          812,814
     Nonrecurring expenses                                 363,972           119,327          244,645
                                                     ---------------------------------------------------
Total non-operating expense                              2,795,934         1,316,810        1,479,124
                                                     ---------------------------------------------------
Net income                                               $1,430,383       $  570,510       $  859,873
                                                     ===================================================

See accompanying notes.


                                    Dobie Center

                   Statement of Changes in Project Equity (Deficit)

Project deficit, December 31, 1996                                                        $(2,193,424)

Net income for the period January 1, 1997 through June 26, 1997                               570,510

Elimination of deficit - purchase transaction                                               1,622,914

Contributions - June 26, 1997                                                              15,525,000

Net income for the period June 27, 1997 through December 31, 1997                             859,873
                                                                                          -------------
Project equity, December 31, 1997                                                         $16,384,873
                                                                                          =============


See accompanying notes.

                                     Dobie Center

                               Statement of Cash Flows

                        For the Year Ended December 31, 1997

OPERATING ACTIVITIES
Net income                                                                                 $1,430,383
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization                                                                 888,776
Changes in operating assets and liabilities:
  Accounts receivable-students                                                                247,714
  Accounts receivable - AustInvest                                                           (594,883)
  Other accounts receivables                                                                  165,179
  Other current assets                                                                         51,828
  Accounts payable                                                                           (178,112)
  Tenant security deposits payable                                                             (9,667)
  Deferred income-students                                                                    267,546
  Deferred parking income                                                                       2,000
                                                                                          -------------
  Net cash provided by operating activities                                                 2,270,764
                                                                                          -------------

Investing activities
Increase in organizational costs                                                             (142,287)
Purchase of fixed assets                                                                  (15,653,105)
                                                                                          -------------
Net cash used in investing activities                                                     (15,795,392)
                                                                                          -------------

Financing activities
Repayment of notes payable                                                                   (925,000)
Contributions                                                                              15,525,000
Net proceeds from notes payable                                                             1,095,500
                                                                                          -------------
Net cash provided by financing activities                                                  15,695,500
                                                                                          -------------

Net increase in cash and cash equivalents                                                   2,170,872
Cash and cash equivalents at beginning of period                                            2,678,742
                                                                                          -------------
Cash and cash equivalents at end of period                                                 $4,849,614
                                                                                          =============

SUPPLEMENTAL CASH FLOW DISCLOSURE
Non-cash activities:
  Net decrease in fixed assets                                                              1,233,715
  Decrease in accumulated depreciation and amortization                                    (3,719,250)
  Elimination of Project deficit - purchase transaction                                     1,622,914
  Elimination of Intangible assets - purchase transaction                                     951,838


See accompanying notes.


                              Dobie Center

                  Notes to Financial Statements (continued)

                            December 31, 1997


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND OPERATIONS

Dobie Center ("Dobie" or the "Project") which is located immediately adjacent to the University of Texas at Austin, consists of the Dobie tower, a 932-bed, 27-story student residence hall that is situated on top of the Dobie mall, a 96,000-square foot retail mall. The mall includes student-oriented tenants such as a copy/printing shop, student bookstore, movie theater, video store, tanning salon, hair salon, video arcade, and a 500-seat food court. The student-residence tower includes a full service cafeteria, state-of-the-art computer center, fitness center, junior olympic swimming pool, Jacuzzi, volleyball court, basketball court, mini-theater, study rooms, meeting rooms, and a 24-hour service desk. The facility also includes a 644-car commercial parking garage.

On June 26, 1997, AustInvest I, Ltd. ("AustInvest") sold 70% of Dobie Center to Reckson Opportunity Partners, L.P. ("ROP"). Simultaneously, ROP and AustInvest contributed their interest in Dobie Center to a new entity, Dobie Center Properties, Ltd.

BASIS OF ACCOUNTING

The accompanying financial statements include the assets, liabilities, revenues and expenses directly related to the Project. These financial statements do not include accounts of AustInvest or Dobie Center Properties, Ltd.

Dobie uses the accrual method of accounting for financial reporting in conformity with generally accepted accounting principles (GAAP). Therefore, revenue is recorded as earned and costs and expenses are recorded as incurred.

The allocation of income and expenses between the tower and mall are based on historical results and estimates made by management. The expenses of the garage are included with the expenses of the tower.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                              Dobie Center

                  Notes to Financial Statements (continued)


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CASH AND CASH EQUIVALENTS

For purposes of preparing the statement of cash flows, unrestricted currency, certificates of deposit, and money market accounts are considered cash, and investments with an original maturity of three months or less are considered cash equivalents.

Dobie maintains cash balances at three banks. Cash accounts at banks are insured by the FDIC up to $100,000. Amounts in excess of insured limits were approximately $4,639,368 at December 31, 1997.

FIXED ASSETS AND DEPRECIATION

Fixed assets are recorded at cost. Repairs and maintenance of fixed assets are charged to operations. Major improvements are capitalized. The estimated useful lives of the assets are as follows:

                                                               YEARS
                                                          ---------------
Furniture, fixtures & equipment                                5-10
Building & improvements                                          40
Mall renovation and improvements                               5-40

Depreciation is computed using the straight-line method for financial reporting purposes. Depreciation expense was $873,528 for the year ended December 31, 1997. Upon retirement, sale, or other disposition of property and equipment, the cost and related accumulated depreciation are removed from the related accounts and the resulting gains or losses are included in operations.

Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" requires that long-lived assets to be held and used be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS 121 has not had an impact on the financial position of Dobie.


                              Dobie Center

                  Notes to Financial Statements (continued)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

OTHER ASSETS AND AMORTIZATION

Organization costs are being amortized over 60 months on a straight-line basis. Amortization expense was $15,248 for the year ended December 31, 1997.

REVENUE RECOGNITION

STUDENT HOUSING

Upon execution of student dormitory contracts, Dobie records a receivable for the full value of the contract with an off-setting increase to deferred revenue. Income is then recognized on a straight-line basis over the remaining life of the contracts.

MALL TENANTS

Minimum rental revenue is recognized on a straight-line basis over the term of the lease. The excess of rents recognized over amounts contractually due are included in accounts receivable - other on the accompanying balance sheet.

GARAGE REVENUES

Upon execution of semester garage contracts, Dobie records the cash received pursuant to each contract as deferred revenue. Income is then recognized on a straight-line basis over the life of the contracts. Daily parking revenues are recognized as received.

FEDERAL INCOME TAXES

No income tax provision has been included in the financial statements since profit and loss of Dobie is required to be reported by the respective partners of AustInvest and Dobie Center Properties, Ltd. on their respective income tax returns.

                              Dobie Center

                  Notes to Financial Statements (continued)


2.  LONG-TERM LIABILITIES

                                                                                      DECEMBER 31, 1997
                                                                                   ------------------------
First Mortgage Notes Payable - collateralized by the Project:

   Note payable to Landesbank Hessen-Thuringen Girozentrale, ("LH-TG") stated
        interest at 7.25% at December 31, 1997 maturing August 30, 2002                    $8,690,250

Note payable to Bayerische Landesbank Girozentrale,("BLG") stated interest at
        7.25% at December 31, 1997, maturing August 30, 2002                                8,690,250

Second Mortgage Note Payable - collateralized by the Project:

Note payable to Proeller Brothers, stated interest at 7.5%, maturing
         August 30, 2002                                                                    2,900,000
                                                                                         -------------

Total long term debt                                                                      $20,280,500
                                                                                         =============

The following is a schedule of future maturities of long-term debt at December 31, 1997:

1998                                                    $ 1,000,000
1999                                                      1,000,000
2000                                                      1,000,000
2001                                                      1,000,000
2002                                                     16,280,500
                                                        -----------
                                                        $20,280,500
                                                        ===========

At the option of LH-TG and BLG, the holders of the first mortgage notes, $17,380,500, the entire principal balance and accrued and unpaid interest thereon is due and payable in full upon the occurrence of an event of default, as defined.

An additional capital improvement reserve of $1,219,500 is available through September 30, 1998 on the LH-TG and BLG loans.


                              Dobie Center

                  Notes to Financial Statements (continued)


2.  LONG-TERM LIABILITIES (CONTINUED)

At December 31, 1997, the interest rate on the first mortgage notes payable to LH-TG and BLG is fixed at the applicable LIBOR rate selected by Dobie in accordance with the provisions of the notes defining the option interest period elections. Interest is payable in arrears on each quarterly roll over date with the stated principal repayment as set forth in the note agreements. A portion of the principal balance of the notes is to repaid in twenty-eight
(28) consecutive quarterly installment payments before the maturity date of the notes. The interest rate on this note in effect at December 31, 1997 was 7.259%.

A loan of $2,900,000 was also obtained from the Proeller Brothers on September 1, 1995. The loan is due on August 30, 2002. The interest rate is fixed at 7.5% per annum. Interest payments are to be made quarterly, with the entire principal balance due at the maturity date.

3.  RELATED PARTIES

Management fees paid to an affiliated company were $332,479 for the year ended December 31, 1997.

4.  FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments," requires Dobie to disclose the estimated fair values of its financial instrument assets and liabilities. The carrying amounts approximate fair value for cash and cash equivalents and the improvement reserve because of the short maturity of those instruments. For Dobie's first and second mortgage notes payable the estimated fair value approximates the recorded balance.


                           Supplemental Information


                                 Dobie Center


                  Supplemental Statement of Income (Note 1)

         For the period from July 15, 1997 through December 31, 1997

Revenues:
   Tower rental revenue                                         $3,379,833
   Mall rental revenue                                             651,415
   Garage revenue                                                  234,336
   Other revenue                                                    27,352
   Interest and other revenue                                      102,971
                                                                -----------
Total revenues                                                   4,395,907

Operating expenses:
   Tower expenses:
     Wages                                                         543,779
     Food costs                                                    294,304
     Administrative/other                                          423,339
     Utilities                                                     261,983
     Management fee                                                 89,160
     Maintenance                                                    76,243
     Property taxes                                                164,794
                                                                -----------
     Total tower expenses                                        1,853,602

   Mall expenses:
     Wages                                                          63,102
     Administrative/other                                          165,611
     Utilities                                                     108,733
     Management fee                                                 19,787
     Maintenance                                                    28,824
     Property taxes                                                 41,198
                                                                -----------
     Total mall expenses                                           427,254
                                                                -----------
Total operating expenses                                         2,280,857

Operating income                                                 2,115,050

Non-operating expense:
   Depreciation/amortization - tower                               271,175
   Depreciation/amortization - mall                                110,118
   Interest expense                                                734,991
   Nonrecurring expenses                                           221,222
                                                                -----------
   Total non-operating expense                                   1,337,506
                                                                -----------

   Net income                                                   $  777,545
                                                                ===========
See accompanying notes.

                                 Dobie Center

                                 Schedule III

                   Real Estate and Accumulated Depreciation

                                December 31, 1997

                                                                  COSTS CAPITALIZED
                                                                    SUBSEQUENT TO                   GROSS AMOUNT AT WHICH
                                  INITIAL COST                     ACQUISITION/(1)/                  CARRIED AT CLOSE OF
                 RELATED                 BUILDING &                  BUILDINGS &                      PERIOD BUILDINGS &
DESCRIPTION    ENCUMBRANCE     LAND     IMPROVEMENTS      LAND       IMPROVEMENTS         LAND           IMPROVEMENTS
-------------------------------------------------------------------------------------------------------------------------
Dobie Center,  $20,280,500  $2,263,599   $10,286,964   $1,787,041  $20,185,360        $4,050,640          $30,472,324
Austin Texas


(table continued)


                                  ACCUMULATED           DATE OF         DATE       DEPRECIABLE LIFE
 DESCRIPTION       TOTALS        DEPRECIATION         CONSTRUCTION    ACQUIRED          (YEARS)
----------------------------------------------------------------------------------------------------
Dobie Center,    $34,522,964      $(380,904)               1969          1992              40
Austin Texas









See accompanying notes to Schedule III.

/(1)/ Reflects the step-up in basis associated with the sale of a 70% interest in the property to an unrelated third party.

                                   Dobie Center

                              Notes to Schedule III

                    Real Estate and Accumulated Depreciation

                                December 31, 1997


A summary of activity for the Partnership's real estate and accumulated depreciation is as follows:
                                                     FOR THE YEAR ENDED
                                                            1997
                                                     ------------------
Real estate investments:
   Balance at beginning of year                        $  19,528,988
   Improvements/(1)/                                      14,993,976
                                                     ------------------
   Balance at end of year                              $  34,522,964
                                                     ==================

Accumulated depreciation and amortization:
   Balance at beginning of year                         $ (2,131,214)
   Depreciation                                             (873,528)
   Reduction of accumulated depreciation/(1)/              2,623,838
                                                     ------------------
Balance at end of year                                  $   (380,904)
                                                     ==================

/(1)/ Reflects the step-up in basis associated with the sale of a 70% interest in the property to an unrelated third party.
/(2)/ A reconciliation of land, building and equipment is as follows:

      Real estate investments balance at end of year    $ 34,522,964
      Furniture, fixtures and equipment                    1,193,466
                                                      ----------------
     Land, building and equipment                       $ 35,716,430
                                                      ================


                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Members of
American Campus Lifestyles Companies, L.L.C.:


We have audited the accompanying statement of assets, liabilities, and members' equity of American Campus Lifestyles Companies, L.L.C. (a Texas limited liability company) and subsidiaries as of December 31, 1996 and 1995, and the related statements of revenues and expenses, changes in members' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.

An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Campus Lifestyles Companies, L.L.C. and subsidiaries as of December 31, 1995 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.



                                                      /s/ Arthur Andersen LLP


Dallas, Texas,
March 28, 1997



       AMERICAN CAMPUS LIFESTYLES COMPANIES, L.L.C. AND SUBSIDIARIES
       -------------------------------------------------------------

      STATEMENTS OF ASSETS, LIABILITIES, AND MEMBERS' EQUITY (DEFICIT)
      ----------------------------------------------------------------

                                                                    As of December 31,
                                                          ---------------------------------------
                          ASSETS                                 1996                 1995
                          ------                          ------------------   ------------------
CURRENT ASSETS:
   Cash and cash equivalents,
   including restricted cash
   of $74,164 as of December 31, 1996                       $       619,754      $       12,306

   Deposits                                                           3,315               3,415

   Accounts receivable                                            1,153,912             141,943

   Prepaid expenses                                                    -                   -

   Contributions receivable                                            -                  1,000
                                                          ------------------   ------------------
                              Total current assets                1,776,981             158,664
                                                          ------------------   ------------------

INVESTMENTS:

   Investment in leasehold
   estate -- completed
   contract, including
   restricted cash of
   $175,800, as of December
   31, 1996                                                      10,277,687                -

   Investment in leasehold
   estate - projects under
   development                                                      929,224                -
                                                          ------------------   ------------------

                              Total investments                  11,206,911                -
                                                          ------------------   ------------------

FIXED ASSETS:

   Equipment                                                        137,140              10,377

   Less-accumulated depreciation                                    (18,456)             (2,512)
                                                          ------------------   ------------------


                              Total fixed assets                    118,684               7,865
                                                          ------------------   ------------------


                              Total assets                      $13,102,576             166,529
                                                          ==================   ==================


       AMERICAN CAMPUS LIFESTYLES COMPANIES, L.L.C. AND SUBSIDIARIES
       -------------------------------------------------------------

      STATEMENTS OF ASSETS, LIABILITIES, AND MEMBERS' EQUITY (DEFICIT)
      ----------------------------------------------------------------

LIABILITIES AND MEMBERS' EQUITY (DEFICIT)
-----------------------------------------

                                                                    As of December 31,
                                                          ---------------------------------------
CURRENT LIABILITIES:                                             1996                 1995
-------------------                                       ------------------   ------------------
     Construction accounts
     payable - leasehold estate                             $       403,456      $       -

     Accounts payable                                               580,424              45,125

     Security deposits                                               31,074              -

     Deferred rental income                                         877,536              -
     Advances from members                                             -              1,449,184
     Distributions payable                                           50,510              -
     Notes payable - leasehold
     estates                                                         87,088              -
     Notes payable - other                                           47,669              -
                                                          ------------------   ------------------
                 Total current liabilities                        2,077,757           1,494,309
                                                          ------------------   ------------------
NONCURRENT LIABILITIES:

     Notes Payable - leasehold
     estates                                                     10,716,367              -
                                                          ------------------   ------------------
     Total noncurrent liabilities                                10,716,367              -
                                                          ------------------   ------------------
                              Total liabilities                  12,794,124           1,494,309
                                                          ------------------   ------------------
MEMBERS' EQUITY:
     Advances from members                                            -               1,404,327

     Members' equity:
          Beginning balance                                      (1,327,780)         (2,388,000)
          Contributions                                           1,490,000              68,034
          Distributions                                            (855,552)             (5,800)
          Net income (loss)                                       1,001,784            (406,341)
                                                          ------------------   ------------------
                              Total members' equity
                              (deficit)                            308,452           (1,327,780)
                                                          ------------------   ------------------
                              Total liabilities and
                              members' equity                  $13,102,576      $        166,529
                                                          ==================   ==================

  The accompanying notes are an integral part of these financial statements.



        AMERICAN CAMPUS LIFESTYLES COMPANIES, L.L.C. AND SUBSIDIARIES
        -------------------------------------------------------------

                     STATEMENTS OF REVENUES AND EXPENSES
                     -----------------------------------


                                                         For the Years Ended             For the Nine
                                                            December 31,                 Months Ended
                                                      ------------------------------    September 30,
                                                         1996              1995             1996
                                                      ----------       -------------    -------------
                                                                                         (Unaudited)
REVENUES:

   Development/construction fees                      $1,727,668           -               1,504,785
   Prairie View Phase I rental revenue                   776,582           -                 265,423
   Management fees                                       752,374            622,911          531,361
   Other income                                           10,383           -                   1,937
                                                      ----------       -------------    -------------
                       Total revenues                  3,267,007            622,911        2,303,506
                                                      ----------       -------------    -------------

OPERATING EXPENSES:
   Personnel                                             821,706            397,289          592,863
   Administrative                                        607,412            435,406          337,775
   Marketing                                              42,222              4,894           24,655
   Prairie View Phase I operating expenses               623,354           -                 265,423
   Depreciation                                           15,944              2,058           11,021
                                                      ----------       -------------    -------------
                       Total operating expenses        2,110,638            839,647        1,231,737
                                                      ----------       -------------    -------------
                       Net operating income (loss)     1,156,369           (216,736)       1,071,769
                                                      ----------       -------------    -------------

OTHER EXPENSE:
   Interest, including Prairie View Phase I              154,585            189,605              468
                                                      ----------       -------------    -------------

NET INCOME (LOSS)                                     $1,001,784         $ (406,341)    $  1,071,301
                                                      ==========       =============    =============

  The accompanying notes are an integral part of these financial statements.



        AMERICAN CAMPUS LIFESTYLES COMPANIES, L.L.C. AND SUBSIDIARIES
        -------------------------------------------------------------

              STATEMENTS OF CHANGES IN MEMBERS' EQUITY (DEFICIT)
              --------------------------------------------------

                FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
                ----------------------------------------------


                                    Campus                    Landmark
                                  Management    JHD Campus      Campus
                                  Associates,    Ventures    Investments,      Adelie,
                                    L.L.C.         L.L.C.       L.L.C.          L.L.C.        Totals
                                  -----------   ----------   ------------   -----------   ------------
MEMBERS' DEFICIT,
  December 31, 1994 (unaudited)   $(597,000)    $(895,500)    $      -      $ (895,500)   $(2,388,000)
Advances from members                    -      1,404,327             -         -         1,404,327
Contributions                            -         68,034             -         -            68,034
Distributions                            -         (5,800)            -         -            (5,800)
Net loss                           (101,585)     (152,378)       -            (152,378)      (406,341)
                                  -----------   ----------   ------------   -----------   ------------

MEMBERS' (DEFICIT) EQUITY,
   December 31, 1995               (698,585)      418,683             -     (1,047,878)    (1,327,780)
   Adjustments due to
         capital restructure        707,333      (341,947)     (836,387)       471,001           -
   Contributions                         -             -        900,000        590,000      1,490,000
   Distributions                         -       (427,776)     (427,776)         -         (855,552)
   Net income (loss)                 (8,748)      505,266       518,389        (13,123)     1,001,784
                                  -----------   ----------   ------------   -----------   ------------
MEMBERS' EQUITY,
  December 31, 1996               $     -        $154,226      $154,226      $   -         $  308,452
                                  ===========   ==========   ============   ===========   ============


  The accompanying notes are an integral part of these financial statements.


        AMERICAN CAMPUS LIFESTYLES COMPANIES, L.L.C. AND SUBSIDIARIES
        -------------------------------------------------------------

                           STATEMENTS OF CASH FLOWS
                           ------------------------


                                                     For the Years Ended               For the Nine
                                                        December 31,                   Months Ended
                                                ----------------------------------    September 30,
                                                      1996               1995              1996
                                                ---------------    ---------------   ---------------
                                                                                       (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                            $     1,001,784    $     (406,341)      $1,071,301
     Adjustments to reconcile net income
     (loss) to net cash provided by
     (used in) operating activities-
       Depreciation                                      15,944             2,058           11,020
       Decrease in deposits                                 100            11,586         -
       Increase in accounts receivable               (1,011,969)         (102,289)      (1,075,423)
       Decrease (increase) in prepaid
       expenses                                               -             4,500           (5,808)
       Decrease in contributions
       receivable                                         1,000           -                -
       Increase (decrease) in accounts
       payable                                          535,299          (222,923)         315,664
       Increase in construction accounts
       payable -leasehold estate                        403,456           -              1,352,950
       Increase in security deposits                     31,074           -               -
       Increase in deferred rental
       income                                           877,536           -                 87,754
       Increase in accrued interest                     -                  91,956         -
       Increase in restricted cash                      (74,164)          -               -
       Increase (decrease) in advances
       from members                                    (189,184)          483,087         (189,184)
                                                ---------------    ---------------   ---------------

           Total adjustments                            589,092           267,975          496,973
                                                ---------------    ---------------   ---------------

           Net cash provided by (used
           in) operating activities                   1,590,876          (138,366)       1,568,274
                                                ---------------    ---------------   ---------------

CASH FLOWS USED IN INVESTING ACTIVITIES:
   Investment in leasehold estate -
   completed contract                               (10,277,687)          -            (10,277,687)

   Investment in leasehold estate -
   projects under development                          (929,224)          -               -
   Purchase of equipment                               (126,763)           (6,577)         (95,111)
                                                ---------------    ---------------   ---------------

           Net cash used in investing
           activities                               (11,333,674)           (6,577)     (10,372,798)
                                                ---------------    ---------------   ---------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from notes payable-
   leasehold estates                                 10,803,455           -              8,924,736
   Proceeds from notes payable                           51,643           -                -
   Repayment of notes payable - computer
   equipment                                             (3,974)          -                -
   Contributions                                        900,000            68,034          900,000
   Distributions                                       (805,042)           (5,800)        (205,226)
   Capital restructure - cash paid to
   Adelie, L.L.C.                                      (670,000)          -               (670,000)
                                                ---------------    ---------------   ---------------

           Net cash provided by
           financing activities                      10,276,082            62,234        8,949,510
                                                ---------------    ---------------   ---------------

           Net cash provided by (used
           in) operating, investing, and
           financing activities                         533,284           (82,709)         144,986

CASH AND CASH EQUIVALENTS, beginning of
 year                                                    12,306            95,015           12,306
                                                ---------------    ---------------   ---------------

CASH AND CASH EQUIVALENTS, end of year,
 net                                              $     545,590   $        12,306     $    157,292
                                                ---------------    ---------------   ---------------
NONCASH TRANSACTIONS:
   Contribution of Adelie, L.L.C.
   advances to capital                            $     590,000 $         -           $    590,000
                                                ===============    ===============   ===============


  The accompanying notes are an integral part of these financial statements.

        AMERICAN CAMPUS LIFESTYLES COMPANIES, L.L.C. AND SUBSIDIARIES
        -------------------------------------------------------------

                        NOTES TO FINANCIAL STATEMENTS
                        -----------------------------

                          DECEMBER 31, 1996 AND 1995
                          --------------------------


1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND OPERATIONS

American Campus Lifestyles Companies, L.L.C. ("the Company"), a Texas private limited liability company, was formed on October 8, 1993. The Company is committed to providing colleges, universities, and other educational institu-tions with private sector assistance in financing, developing, constructing, refurbishing, and managing on-campus and off-campus student housing.

The Company generates monthly management fees from two on-campus (one of which was added during 1996) and two off-campus student housing projects located in Texas, Oklahoma, and Florida. In addition, the Company generates monthly development and construction management fees from two on-campus student housing development projects located in Texas. Upon the scheduled completion of these two projects in August 1997, the Company will generate monthly management fees for the property management of these facilities.

The Company's principal owners as of December 31, 1996, are J.H. Domberger Campus Ventures, L.L.C. ("Domberger"), Campus Management Associates, L.L.C. ("CMA"), and Landmark Campus Investments, L.L.C. ("Landmark"), an affiliate of the Austin-based Landmark Companies.

At the end of 1995, CMA negotiated a redemption of the interest of Adelie, L.L.C. ("Adelie"), a former owner, for the amount of $670,000 cash from the Company to Adelie and the admission of Landmark as a member of the Company together with a cash capital contribution from Landmark of $900,000. This redemption, with the creation of Landmark's member interest, led to the restructuring as of January 31, 1996, resulting in ownership of 25% by CMA, 37.5% by Domberger and 37.5% by Landmark.

Per the Second Amended and Restated Limited Liability Company Agreement (the "Agreement"), dated January 31, 1996, net income of the Company is allocated equally to Landmark and Domberger until the net income allocated to Landmark and Domberger equals the sum of current and prior year distributions to Landmark and Domberger. Additionally, the next $1,100,000 in net income is allocated equally to Landmark and Domberger. Subsequent net income is then allocated 25% to CMA, 37.5% to Domberger, and 37.5% to Landmark.

Net losses of the Company are allocated equally to Domberger and Landmark to the extent that cumulative net losses of the Company do not exceed $1,800,000. Net losses are then allocated equally to Domberger and Landmark to the extent of previously allocated net income. Subsequent net losses are allocated 25% to CMA, 37.5% to Domberger, and 37.5% to Landmark.

Net losses of the Company incurred prior to January 31, 1996, were allocated under the First Amended and Restated Limited Liability Company Agreement dated January 1, 1994. Such losses were allocated by the members' Shared Ratios, as defined.

Excess cash flows, as defined by the Agreement, are payable equally to Domberger and Landmark until such time as they have received $1,450,000 plus interest at 5% per annum ("Preferred Return"), compounded annually, in cumulative distributions. Subsequent excess cash flows will be paid 25% to CMA, 37.5% to Domberger, and 37.5% to Landmark. As of December 31, 1996, the cumulative Preferred Return for Domberger and Landmark was $60,119 each.

Distribution payments are computed and paid, if available, every quarter in accordance with the allocation of excess cash flows. Distributions of $805,042 and $5,800 were paid during the years ended December 31, 1996 and 1995. An additional $50,510 in distributions were declared in 1996 but not yet paid at year-end.

BASIS OF ACCOUNTING

The accompanying financial statements have been prepared on the accrual basis of accounting in conformity with generally accepted accounting principles ("GAAP"). Therefore, revenue is recorded as earned and costs and expenses are recorded as incurred.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The consolidated financial statements include the accounts of the Company and its subsidiaries. Intercompany balances and transactions have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly-liquid investments with a maturity of three months or less to be cash equivalents.

As of December 31, 1996, the Company maintained its cash balance of $619,754 at two banks. Cash accounts at banks are insured by the FDIC up to $100,000.

RESTRICTED CASH

Restricted cash represents tenant security deposits included in cash and cash equivalents and debt service and operating reserves held by Texas Commerce Bank ("the Lender"), which is included in "Investment in leasehold estate - completed" (see Note 3).

ACCOUNTS RECEIVABLE

Accounts receivable includes $877,536 of deferred student revenues. At the inception of the school year, the Company records a receivable for the respective academic year's total rent receivable with a credit to Deferred Revenue. Income is then recognized over the course of the academic year from the Deferred Revenue account.

FIXED ASSETS AND DEPRECIATION

Fixed assets are recorded at historical cost. Repairs and maintenance of fixed assets are charged to operations, but major improvements are capital-ized. The estimated useful lives of the assets are as follows:

                                                        Years
                                                        -----
           Equipment                                    5-10

Depreciation is computed using the straight-line method for financial report-ing purposes. Depreciation expense was $15,944 and $2,058 for the years ended December 31, 1996 and 1995. Upon retirement, sale, or other dispositions of the equipment, the cost and related accumulated depreciation are removed from the related accounts and the resulting gains or losses are included in operations. There were no gains or losses for the years ended December 31, 1996 and 1995.

INVESTMENTS IN LEASEHOLD ESTATE

Investments in leasehold estate reflects the project costs incurred to date, including development and construction fees, on the three student housing development projects located in Texas. These investments in leasehold estates are subject to ground leases (See Note 2). The investments are reduced by an amount equal to the principal reduction of the notes payable-leasehold estate, as payments are submitted to the Lender.

FEDERAL INCOME TAXES

No provision for income taxes has been recorded in the financial statements as the owners are required to report their share of the Company's earnings in their respective income tax returns. The Company's tax returns and the amounts of the allocable income or loss are subject to examination by federal and state taxing authorities. If such examinations result in changes to income or loss, the tax liability of the members could be changed accordingly.

2.  INVESTMENTS IN LEASEHOLD ESTATE

The Company leases from the Texas A&M University System ("TAMUS") a tract of land at Prairie View A&M University under a ground lease (the "Lease") effective February 1, 1996, at a cost of $100 per year ($4,000) paid upon inception of the Lease. The Company entered into this Lease for the purpose of developing, constructing and maintaining a student housing project ("Prairie View Phase I" or the "Project"). Subsequent to the execution of and in accordance with the provisions of the Lease, the Company obtained financing (See Note 3) and constructed the Project for a total cost of $10,277,687, including debt service and operating cash reserves. Under the provisions of the Lease, all improvements to the land are owned fee simple by TAMUS. The Lease expires on August 31, 2035. However, the Lease will terminate upon repayment of all indebtedness related to the Project. The Lease requires that all indebtedness be repaid prior to August 31, 2021.

Under the Lease, TAMUS has the option to purchase the leasehold estate at the close of each calendar year. The purchase price is defined in the Lease as the lesser of (1) the sum of the present cash value of the Company's leasehold estate in Prairie View Phase I discounted at 9.5%, the Company's leasehold estate in the equipment of Prairie View Phase I, and the amount required to repay the debt secured by the Prairie View Phase I loan, including principal, accrued interest, prepayment fees and any additional obligations; or (2) the sum of the fair market value, as defined in the Lease, of Prairie View Phase I and the equipment of Prairie View Phase I. In no event shall the purchase price be less than the amount required to repay the Prairie View Phase I loan.

In the event the Company were to receive a bona fide offer, acceptable to the Company (the "Offer"), to purchase the Company's leasehold estate in Prairie View Phase I, TAMUS has the right of first refusal to purchase the leasehold estate under the terms of the Offer.

A development fee and a construction fee were earned by the Company for the services it provided during construction of the Project. Additionally, the Company manages the Project for a fee of 5% of gross receipts as defined in the management agreement, plus 50% of net cash flow of the Project, as defined in the Lease. No income with respect to the net cash flow has been recognized in 1996 as the net cash flow calculation is based on year-end cash flow which is defined by the management agreement as ending with the academic year.

For the year ended December 31, 1996, the Company was paid a total of $2,346,566 in development, construction and management fees.

The Company is involved in two additional projects, one each at Prairie View A&M University ("Prairie View Phase II") and Texas A&M International University ("Laredo"), under substantially the same terms as the original ground lease.

3.  DEVELOPMENT/CONSTRUCTION FEES

The Company receives management fees on the development and construction ("Development") of properties included in the "Investments in leasehold estate" and on Development of properties managed in which the Company does not hold a leasehold estate. The Development fees are paid via construction loan proceeds by the projects during the construction and development phase to development and construction companies affiliated with the Company.

4.  NOTES PAYABLE - LEASEHOLD ESTATE

Notes payable - leasehold estate (collectively, "the Loans") reflects the project costs incurred to date on the three student housing development projects located in Texas. A construction loan ("the Prairie View Phase I loan") of $10,277,687 was obtained from the Lender in March 1996 to finance the construction of Prairie View Phase I. Upon maturity of the Prairie View Phase I loan in February 1997, it will convert to a three-year mini-perm loan with a balloon payment due and payable at the end of the three-year period.

Two additional construction credit facilities ("the Facilities") were obtained from the Lender in December 1996 to finance the development and construction of Prairie View Phase II and Laredo. The total credit available under the Facilities is approximately $10,700,000 and $5,100,000 for Prairie View Phase II and Laredo, respectively. No principal payments are due under the Facilities until January 1998. Upon maturity of the Facilities in January 1998, both will convert to three-year mini-perm loans with payments, based on a 25 year amortization, of principal and interest due monthly. As of December 31, 1996, the total borrowings outstanding under the Prairie View Phase II and Laredo loans were $525,768.

The interest rate on the Loans is defined as LIBOR plus 250 basis points. Interest is due monthly depending upon the rate and length of time offered by the bank. Interest was capitalized for the Prairie View Phase I loan as "Investment in leasehold estate - completed" and was 8.093% at December 31, 1996. Interest was capitalized for the Prairie View Phase II and Laredo Facilities as the "Investments in leasehold estate - projects under develop-ment" and was 8.125% at December 31, 1996. Capitalized interest on the Loans for the year ended December 31, 1996 was $102,777.

The Company entered into an interest rate cap agreement ("the Cap") with the Lender effective September 3, 1996, to hedge the floating rate cost of the Prairie View Phase I loan. The Cap calls for a principal amount of $10,000,000 from September 3, 1996, through September 30, 1996, and $10,277,687 from October 1, 1996 through October 1, 1997, which is the termination date. Under the agreement, the Company has the right to receive payments based on the principal amount of the Cap to the extent that LIBOR exceeds 5.5%. The Company paid a premium of $90,500 in connection with this transaction, which is included in "Investment in leasehold estate - completed" on the accompanying balance sheet.

Aggregate maturities of the Loans for five years subsequent to December 31, 1996, and thereafter are as follows:

Year Ending
December 31,
------------
   1997                                                $     117,270
   1998                                                      140,724
   1999                                                      140,724
   2000                                                    9,878,969
                                                       -------------
                                                          10,277,687

   Prairie View Phase II                                     309,709
   Laredo                                                    216,059
                                                       -------------
 Total Notes Payable - leasehold estate                $  10,803,455
                                                       =============

5.  ADVANCES FROM MEMBERS

During 1994, Domberger and Adelie each advanced the Company funds to cover operating expenses during the first year of operations, bearing interest at the rate of 15% per annum. The Adelie advance became noninterest bearing effective January 1, 1995. During the January 31, 1996 restructuring, the Company negotiated the extinguishment of both advances. (See Note 1).

6.  FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, "Disclosure about Fair Value of Financial Instruments," requires the Company to disclose the estimated fair values of its financial instrument assets and liabilities. The carrying amount of cash and cash equivalents approximate fair value because of the short maturity of those instruments. The carrying amount of the Company's notes payable - leasehold estate approximates fair value.

7.  ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS

In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This statement requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company adopted the principles of this statement in 1996. Its adoption did not have a material effect on the carrying value of the Company's long-lived assets.

8.  RELATED-PARTY TRANSACTIONS

The Company receives monthly management fees from the management, development, and construction companies affiliated with the Company (see Notes 1 and 3).


                        Report of Independent Auditors


Members of
American Campus Lifestyles Companies, L.L.C. and Subsidiaries

We have audited the accompanying consolidated balance sheet of American Campus Lifestyles Companies, L.L.C. and subsidiaries (the "Company") as of December 31, 1997, and the related consolidated statements of income for the year then ended, and for the periods from January 1, 1997 through May 31,1997 and June 1, 1997 through December 31, 1997 and the related consolidated statements of members' equity and cash flows for the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 1997, and the results of their operations for the year then ended and for the periods from January 1, 1997 through May 31, 1997 and June 1, 1997 through December 31, 1997 and their cash flows for the year ended December 31, 1997 in conformity with generally accepted accounting principles.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental statement of income for the period October 17, 1997 through December 31, 1997 is presented for purpose of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.



New York, New York                              Ernst & Young LLP
February 23, 1998




          American Campus Lifestyles Companies, L.L.C. and Subsidiaries

                           Consolidated Balance Sheet

                                December 31, 1997

ASSETS
Current assets:
  Cash and cash equivalents                                                             $ 1,642,357
  Deposits                                                                                  161,549
  Accounts receivable                                                                     2,115,355
  Other assets                                                                                3,916
                                                                                        ------------
Total current assets                                                                      3,923,177

Investments:
  Investment in leasehold estate - PVAMU-I                                               11,867,752
  Investment in leasehold estate - PVAMU-II                                              12,335,104
  Investment in leasehold estate - PVAMU-III                                                332,749
  Investment in leasehold estate - Laredo                                                 5,879,673
  Accumulated depreciation on leasehold estates                                            (373,177)
                                                                                        ------------
Total investments                                                                        30,042,101

Fixed assets:
  Equipment                                                                                 147,702
  Accumulated depreciation                                                                  (35,309)
                                                                                        ------------
Total fixed assets                                                                          112,393
                                                                                        ------------
Total assets                                                                            $34,077,671
                                                                                        ============

LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses                                                    $606,450
  Security deposits                                                                         161,549
  Deferred rental income                                                                  1,662,948
  Construction note payable - PVAMU-III                                                     332,749
  Note payable - related parties                                                            522,500
  Current portion of long-term debt                                                         318,000
                                                                                        ------------
Total current liabilities                                                                 3,604,196

Non-current liabilities:
  Notes payable - PVAMU-I                                                                10,022,421
  Notes payable - PVAMU-II                                                               10,560,806
  Notes payable - Laredo                                                                  5,051,981
  Note payable - other                                                                       29,279
                                                                                        ------------
Total non-current liabilities                                                            25,664,487
                                                                                        ------------
Total liabilities                                                                        29,268,683
                                                                                        ------------
Comments and contingencies                                                                        -
Members' equity                                                                           4,808,988
                                                                                        ------------
Total liabilities and members' equity                                                   $34,077,671
                                                                                        ============

See accompanying notes.

        American Campus Lifestyles Companies, L.L.C. and Subsidiaries

                      Consolidated Statements of Income

                                                                                         FOR THE
                                                                   FOR THE               PERIOD
                                                               PERIOD JUNE 1,        JANUARY 1, 1997
                                       YEAR ENDED DECEMBER      1997 THROUGH             THROUGH
                                            31, 1997          DECEMBER 31, 1997       MAY 31, 1997
                                       ----------------------------------------------------------------
Revenues:
Development and construction fees              $ 1,025,508               $ 564,075           $ 461,433
Prairie View Phase I and II revenue              3,093,983               2,346,418             747,565
  Laredo revenue                                   183,107                 183,107                   -
  Management fees                                  797,926                 456,301             341,625
  Other income                                     313,530                 280,582              32,948
                                       ----------------------------------------------------------------
Total revenues                                   5,414,054               3,830,483           1,583,571

Expenses:
  Personnel                                      1,234,123                 859,703             374,420
  Administrative                                   622,981                 370,702             252,279
  Marketing                                         51,990                  32,126              19,864
Prairie View Phase I and II expense                942,645                 647,858             294,787
  Laredo expense                                    73,656                  73,656                   -
                                       ----------------------------------------------------------------
Operating expenses                               2,925,395               1,984,045             941,350

Operating income                                 2,488,659               1,846,438             642,221

Non-operating expenses:
Interest (including leasehold
expense)                                         1,162,518                 833,716             328,802
  Depreciation                                     390,032                 264,752             125,280
  Ground lessor participation                       70,000                  70,000                   -
  Professional fees                                377,663                 254,063             123,600
                                       ----------------------------------------------------------------
Total non-operating expenses                     2,000,213               1,422,531             577,682
                                       ----------------------------------------------------------------
Net income                                   $     488,446           $     423,907           $  64,539
                                       ================================================================


See accompanying notes.

        American Campus Lifestyles Companies, L.L.C. and Subsidiaries

             Consolidated Statement of Changes in Members' Equity

                                                J.H.
                                RFG          Domberger        Landmark
                              Capital          Campus          Campus
                             Management      Ventures,      Investments,      William
                           Partners, L.P.      L.L.C.          L.L.C.         Bayless         Total
                           ---------------------------------------------------------------------------
Members' equity,
   December 31,
   1996                             $  -         $154,226         $154,226       $  -         $308,452

Adjustments due to
   purchase price              4,012,090              -                -            -        4,012,090

Net income                       371,644         26,546           53,092       37,164          488,446
                           ---------------------------------------------------------------------------
MEMBERS' EQUITY,
   DECEMBER 31,
   1997                       $4,383,734       $180,772         $207,318      $37,164       $4,808,988
                           ===========================================================================

See accompanying notes.

        American Campus Lifestyles Companies, L.L.C. and Subsidiaries

                     Consolidated Statement of Cash Flows

                     For the Year ended December 31, 1997

OPERATING ACTIVITIES
Net income                                                                            $ 488,446
Adjustments to reconcile net income to net cash used in operating activities:
  Depreciation                                                                          390,032
  Changes in operating assets and liabilities:
    Deposits                                                                              1,267
    Accounts receivable                                                                (961,409)
    Restricted cash                                                                     (87,385)
    Other assets                                                                         (1,868)
    Accounts payable and accrued expenses                                               (24,487)
    Security deposits payable                                                           130,475
    Deferred rental income                                                              785,412
    Note payable - related party                                                        522,500
    Note payable - other                                                                (18,388)
                                                                                   --------------
Net cash provided by operating activities                                             1,224,595
                                                                                   --------------

INVESTING ACTIVITIES
Investment in leasehold estate - PVAMU-I                                             (1,265,655)
Investment in leasehold estate - PVAMU-II                                            (9,369,903)
Investment in leasehold estate - PVAMU-III                                             (332,749)
Investment in leasehold estate - Laredo                                              (4,298,711)
Purchase of equipment                                                                   (10,562)
                                                                                   --------------
Net cash used in investing activities                                               (15,277,580)
                                                                                   --------------

FINANCING ACTIVITIES
Repayment of current notes payable - leasehold estates                                 (122,269)
Repayment of long term notes payable - leasehold estates                            (10,716,367)
Proceeds from construction note payable - PVAMU-III                                     332,749
Proceeds from notes payable - PVAMU-I                                                10,195,601
Proceeds from notes payable - PVAMU-II                                               10,360,057
Proceeds from notes payable - Laredo                                                  5,099,981
                                                                                   --------------
Net cash provided by financing activities                                            15,149,752
                                                                                   --------------

Net increase in cash and cash equivalents                                             1,096,767
Cash and cash equivalents at beginning of period                                        545,590
                                                                                   --------------
Cash and cash equivalents at end of period                                          $ 1,642,357
                                                                                   ==============


See accompanying notes




        American Campus Lifestyles Companies, L.L.C. and Subsidiaries

                  Notes to Consolidated Financial Statements

                     For the Year ended December 31, 1997


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND OPERATIONS

American Campus Lifestyles Companies, L.L.C., a Texas limited liability company formed on October 8, 1993, and subsidiaries (the "Company"), provides colleges, universities, and other educational institutions with private sector assistance in financing, developing, constructing, refurbishing, and managing on-campus and off-campus student housing.

The Company is a private, limited liability company whose principal owners are RFG Capital Management Partners, L.P. ("RFG Capital"), Landmark Campus Investments, L.L.C. ("Landmark"), William Bayless and J.H. Domberger Campus Ventures, L.L.C. ("Domberger").

The Company currently generates monthly management fees from four on-campus and two off-campus student housing projects located in Texas, Oklahoma, and Florida. In addition, the Company generated monthly development and construction management fees in 1997 from three on-campus student housing development projects located in Texas, of which two were completed in August 1997 and the third began construction in December 1997.

On May 31, 1997, RFG Capital acquired an interest in American Campus Lifestyles Companies, L.L.C. by purchasing certain common units, senior preferred units and junior preferred units from the existing members for $4,012,090. This transaction resulted in the following ownership of the common units: 76.09% by RFG Capital, 10.87% by Landmark, 7.61% by William Bayless and 5.43% by Domberger.

In accordance with the purchase agreement, net income and loss of the Company is allocated to the partners based on their individual ownership of common unit interest.

The capital structure of American Campus Lifestyles Companies, L.L.C. consists of common units, senior preferred units and junior preferred units. The senior preferred units and junior preferred units have a liquidation preference of $1,000 per unit. RFG Capital holds 700 common units, 50 senior preferred units and 2,900 junior preferred units, Domberger holds 50 common units and 1,000 senior preferred units, Landmark holds 100 common units and
846.154 senior preferred units and William Bayless holds 70 common units and
42.308 senior preferred units. Annual distributions of cash flow, as defined agreement, are payable first to the senior preferred holders in the amount of $100 per unit per year and second to the junior preferred holders in the amount of $100 per unit per year. The Company pays a 2% of debt guarantee per annum to a related party of RFG Capital for the guarantee of $5.0 million of the Company's Notes Payable - Leasehold Estate (See Note 3). Excess cash flow is then distributed to the common unit holders based on their individual ownership interest.


        American Campus Lifestyles Companies, L.L.C. and Subsidiaries

                  Notes to Consolidated Financial Statements


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

BASIS OF ACCOUNTING

The accompanying financial statements have been prepared on the accrual basis of accounting in conformity with generally accepted accounting principles ("GAAP"). Therefore, revenue is recorded as earned and costs and expenses are recorded as incurred.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The consolidated financial statements include the accounts of the Company and its subsidiaries. Significant intercompany balances and transactions have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly-liquid investments with a maturity of three months or less to be cash equivalents.

As of December 31, 1997, the Company maintained its cash balance of $1,642,357 at two banks. Cash accounts at banks are insured by the FDIC up to $100,000.

RESTRICTED CASH

Restricted cash represents debt service and operating reserves held by Texas Commerce Bank ("the Lender"), which is included in "Investment in leasehold estate" (see Notes 2 and 3),and tenant security deposits.

FIXED ASSETS AND DEPRECIATION

Fixed assets are recorded at historical cost. Repairs and maintenance of fixed assets are charged to operations, but major improvements are capitalized. The estimated useful lives of the assets are as follows:

                                                        Years
                                                     ----------
Equipment                                                5-10

Depreciation is computed using the straight-line method for financial reporting purposes. Depreciation expense was $390,032 for year ended December 31, 1997. Upon retirement, sale, or other dispositions of the equipment, the cost and related accumulated depreciation are removed from the related accounts and the resulting gains or losses are included in operations.


        American Campus Lifestyles Companies, L.L.C. and Subsidiaries

                  Notes to Consolidated Financial Statements


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FIXED ASSETS AND DEPRECIATION (CONTINUED)

Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" requires that long-lived assets and certain identifiable intangibles to be held and used be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS 121 has not had an impact on the financial position of the Company.

OPTIONS

The Company has issued to William Bayless options to purchase 20 common units from the Company at an initial purchase price of $3,177.30 per unit. The options vest in the following manner: 10 units vest May 1999, 5 units vest May 2000 and the remaining 5 units vest May 2002.

The Company has issued to Thomas Trubiana options to purchase 80 common units from the Company at an initial purchase price of $1,588.65 per unit. The options vest in the following manner: 20 common units vest on January 1, 1998, 20 common units vest on July 1, 1998, 20 common units vest on July 1, 1999 and the remaining 20 common units vest on July 1, 2000.

The effect on proforma net income and earnings per unit of amortizing to expense over the options vesting period the estimated fair value of the options, is immaterial.

INVESTMENTS IN LEASEHOLD ESTATE

Investments in leasehold estate reflects the project costs incurred to date, including development and construction fees, on the four student housing development projects located in Texas. These investments in leasehold estates are subject to ground leases (see note 2). The carrying amounts of the investments include an amount capitalized (based on the estimated fair value of the acquired assets, principally investments in leasehold estates) for the capital restructure. The investments are amortized on a straight line method over the life of the lease.

STUDENT DORMITORY HOUSING REVENUES

Upon execution of student dormitory contracts, the Company records a receivable for the full value of the contract with an offsetting increase to deferred revenue. Income is then recognized on a straight-line basis over the life of the contract.

DEVELOPMENT/CONSTRUCTION FEES

The Company receives management fees on the development and construction ("Development Fees") of properties included in the "Investments in leasehold estate" and on development of properties managed in which the Company does not hold a leasehold estate. Development Fees are paid from construction loan proceeds related to the projects during the construction and development phase to development and construction companies affiliated with the Company. Development Fees income is recognized monthly as costs are incurred.


        American Campus Lifestyles Companies, L.L.C. and Subsidiaries

                  Notes to Consolidated Financial Statements


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FEDERAL INCOME TAXES

No provision for income taxes has been recorded in the financial statements as the owners are required to report their share of the Company's earnings in their respective income tax returns.

2. INVESTMENTS IN LEASEHOLD ESTATE

The Company leases from the Texas A&M University System ("TAMUS") tracts of land at both Prairie View A&M University and Texas A&M International University under a ground lease (the "Lease") effective February 1, 1996, at a cost of $100 per year ($4,000) paid upon inception of the Lease. The Company entered into this Lease for the purpose of developing, constructing and maintaining student housing projects (Prairie View Phase I, Prairie View Phase II, and Texas A&M International - Laredo) or the ("Projects"). Subsequent to the execution of and in accordance with the provisions of the Lease, the Company obtained financing (see Note 3) and constructed the Projects for a total cost of $25,953,208, including debt service and operating cash reserves. Under the provisions of the Lease, all improvements to the land are owned by TAMUS. The Lease expires on August 31, 2035. However, the lease will terminate upon repayment of all indebtedness related to the Projects. The Lease requires that all indebtedness be repaid prior to August 31, 2021. In December 1997 the Company began construction on the fourth student housing project Prairie View Phase III. Prairie View Phase III is subject to the same terms and conditions as Prairie View Phase I and II.

The Lease provides that in the event the Company were to receive a bona fide offer, acceptable to the Company (the "Offer"), to purchase the Company's leasehold estate in Prairie View Phase I, Prairie View Phase II, Prairie View Phase III and Texas A&M International - Laredo, TAMUS has the right of first refusal to purchase the leasehold estate under the terms of the Offer.

Additionally the Lease provides that TAMUS has the option to purchase the leasehold estate at the close of each calendar year. The purchase price is defined in the Lease as the lesser of (1) the sum of the present cash value of the Company's leasehold estate in Prairie View Phase I, Prairie View Phase II, Prairie View Phase III and Texas A&M International - Laredo, and the amount required to repay the debt secured by the Prairie View Phase I, Prairie View Phase II, Prairie View Phase III and Texas A&M International - Laredo loans, including principal, accrued interest, prepayment fees and any additional obligations; or (2) the sum of the fair market value, as defined in the Lease of Prairie View Phase I, Prairie View Phase II, Prairie View Phase III and Texas A&M International - Laredo and the equipment of Prairie View Phase I, Prairie View Phase II, Prairie View Phase III and Texas A&M International - Laredo.

A development fee and construction fee was earned by the Company for the services it provided during construction of each project. Additionally, the Company manages each project for a fee of 5% of gross receipts as defined in the management agreement, and 50% of net cash flow of the Project, as defined in the Lease.

For the year ended December 31, 1997, the Company was paid a total of $1,823,434 in development, construction and management fees.


        American Campus Lifestyles Companies, L.L.C. and Subsidiaries

                  Notes to Consolidated Financial Statements


3. NOTES PAYABLE - LEASEHOLD ESTATE

Notes payable - Prairie View Phase I reflects the project costs incurred to date on a student housing development project located in Texas. The construction loan which was in place in 1996 converted to a three year mini-perm in February 1997 with a balloon payment due and payable at the end of the three-year period.

Notes payable - Prairie View Phase II reflects the project costs incurred to date on a student housing development project located in Texas. A construction loan of $10,615,308 was obtained from the Lender in December 1996 to finance the construction of Prairie View Phase II. In December 1997 the Prairie View Phase II construction loan was converted into a three year mini-perm loan with payments, based on a 25 year amortization of principal and interest, due monthly, with a balloon payment due and payable at the end of the three-year period.

Note payable - Texas A&M International - Laredo reflects the project costs incurred to date on a student housing development project located in Texas. A construction loan of $5,037,236 was obtained in December 1996 to finance the construction of Texas A&M International - Laredo. In December 1997 the construction loan was converted into a three-year mini-perm loan with payments, based on a 25 year amortization of principal and interest, due monthly, with a balloon payment due and payable at the end of the three-year period.

The interest rate on the Notes Payable is defined as LIBOR plus 250 basis points. Each Note Payable is collateralized by a lien on the leasehold estates of each respective Project. Prairie View Phase II and Texas A&M International - Laredo have a floating interest rate which calls for LIBOR plus 250 basis points in the first year, LIBOR plus 275 basis points in the second year and LIBOR plus 300 basis points in the third year.

The Company entered into an interest rate cap agreement ("the Cap") effective September 3, 1996, to hedge the floating rate cost of the Prairie View Phase I loan. The Cap provided for a principal amount of $10,000,000 from September 3, 1996, through September 30, 1996, and $10,277,687 from October 1, 1996 through October 1, 1997, which was the termination date. Under the agreement, the Company had the right to receive payments based on the principal amount of the Cap to the extent that LIBOR exceeds 5.5%.

Aggregate maturities of the Notes Payable for three years subsequent to December 31, 1997 are as follows:


        Year ending December 31,
        1998                                $   318,000
        1999                                    359,570
        2000                                 25,275,638
                                            ------------
        Total                               $25,953,208
                                            ============
4. CONSTRUCTION NOTE PAYABLE

Construction note payable - Prairie View Phase III reflects the project costs incurred to date on a student housing development project located in Texas. The construction loan currently bears interest at a rate of 8.5%, when cumulative advances exceed $1,000,000 the interest rate will be set at LIBOR plus 2.5%. The construction loan is convertible into a three year mini-perm upon completion of the development.


        American Campus Lifestyles Companies, L.L.C. and Subsidiaries

                  Notes to Consolidated Financial Statements


5. FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting standards No. 107, "Disclosure about Fair Value of Financial Instruments," requires the Company to disclose the estimated fair values of its financial instrument assets and liabilities. The carrying amount of cash and cash equivalents approximate fair value because of the short maturity of those instruments. The carrying amount of the Company's notes payable - leasehold estate approximates fair value.

6. RELATED-PARTY TRANSACTIONS

At December 31, 1997 the Company has loans outstanding with affiliates as follows, RFG Capital $469,400, Domberger $17,700, and Landmark $35,400. These loans bear interest at 10% per annum and mature on December 1, 1998.

The Company receives monthly fees from the management, development, and construction of affiliates of the Company (see Notes 1 and 3).



                           Supplemental Information


         American Campus Lifestyle Companies, L.L.C. and Subsidiaries

            Supplemental Consolidated Statement of Income (Note 1)

        For the period from October 17, 1997 through December 31, 1997


Revenues:
  Development and construction fees                   $    55,679
  Prairie View Phase I and II revenue                     875,673
  Laredo revenue                                          104,729
  Management fees                                         215,372
  Other income                                            233,201
                                                     ------------
Total revenues                                          1,484,654

Expenses:
  Personnel                                               333,393
  Administrative                                          167,754
  Marketing                                                12,193
  Prairie View Phase I and II expense                     301,959
  Laredo expense                                           51,953
                                                     ------------
Operating expenses                                        867,252

Operating income                                          617,402

Non-operating expenses:
  Interest (including leasehold expense)                  452,864
  Depreciation                                            152,550
  Ground lessor participation                              41,522
  Professional fees                                        57,820
                                                      ------------
Total non-operating expenses                              704,756
                                                      ------------
Net income                                            $   (87,354)
                                                      ============


                        Report of Independent Auditors

To the Board of Members of
Veritech Ventures LLC

We have audited the accompanying consolidated balance sheets of Veritech Ventures LLC (the "Company") as of December 31, 1997 and 1996, and the related consolidated statements of operations and members' equity and cash flows for the year ended December 31, 1997 and for the period from July 5, 1996 (date of inception) to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Veritech Ventures LLC at December 31, 1997 and 1996, and the consolidated results of its operations and its cash flows for the year ended December 31, 1997 and for the period from July 5, 1996 (date of inception) to December 31, 1996 in conformity with generally accepted accounting principles.




February 5, 1998, except for                          Ernst & Young LLP
   Note 9, as to which the date
   is February 20, 1998




                            Veritech Ventures LLC

                         Consolidated Balance Sheets



                                                                      December 31
                                                                 1997              1996
                                                               ----------------------------

ASSETS
Current assets:
  Cash                                                          $121,830           $      -
  Accounts receivable                                              8,779             11,994
  Prepaid expenses and other current assets                       49,019                  -
                                                                ----------------------------
Total current assets                                             179,628             11,994

Property and equipment, net                                      568,451              2,956
Deposits                                                         154,729                  -
Organization costs, net of accumulated
  amortization
  of $1,542 ($514 in 1996)                                         3,597              4,625
                                                                ---------------------------
Total assets                                                    $906,405            $19,575
                                                                ===========================

LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses                         $310,400             $5,256
  Current portion of capital lease obligation                     50,945                  -
                                                                ---------------------------
Total current liabilities                                        361,345              5,256

Deferred rent                                                     40,175                  -
Capital lease obligation                                         118,782                  -
RSI loan                                                         325,000                  -

Commitments

Members' equity:
  Members' capital                                             1,179,065             75,739
  Accumulated deficit                                         (1,117,962)           (61,420)
                                                              ------------------------------
Total liabilities and members' equity                         $  906,405          $  19,575
                                                              ==============================



See accompanying notes.


                            Veritech Ventures LLC

                    Consolidated Statements of Operations

                                                                                      PERIOD FROM
                                                                                      JULY 5, 1996
                                                                                        (DATE OF
                                                                 YEAR ENDED           INCEPTION)
                                                                 DECEMBER             TO DECEMBER
                                                                  31, 1997              31, 1996
                                                        -------------------------------------------

Consulting revenue                                         $  335,126               $ 20,109
Telecommunications and Internet Services                       12,682                      -
                                                        -------------------------------------------
Total revenue                                                 347,808                 20,109

Costs of revenue                                              127,214                      -
General and administrative                                    689,577                 76,504
Sales and marketing                                           344,541                  1,034
Operations and development                                    155,713                      -
Depreciation and amortization                                  23,345                    991
                                                        --------------------------------------------
                                                            1,340,390                 78,529
                                                        --------------------------------------------
Loss from operations                                         (992,582)               (58,420)

Other income (expenses):
  Interest expense                                            (2,833)                      -
  Interest income                                                843                       -
  Preferred return                                           (61,970)                 (3,000)
                                                        --------------------------------------------
Net loss                                                 $(1,056,542)               $(61,420)
                                                        ============================================


See accompanying notes.







                            Veritech Ventures LLC

                  Consolidated Statements of Members' Equity

                   Year ended December 31, 1997 and period
          from July 5, 1996 (date of inception) to December 31, 1996


                                         MANAGING       NON-MANAGING      ACCUMULATED
                                          MEMBER           MEMBERS          DEFICIT          TOTAL
                                 -------------------------------------------------------------------

Capital contributed                  $72,739            $     -            $    -         $  72,739
Preferred return                       3,000                  -                 -             3,000
Net loss for the period
  July 5, 1997  (date of
  inception) to December
  31, 1996                                 -                  -              (61,420)       (61,420)
                                ---------------------------------------------------------------------
Balance as of December 31, 1996       75,739                  -              (61,420)        14,319

Capital contributed                  774,760                266,596             -          1,041,356
Preferred return                      60,945                  1,025             -             61,970
Net loss for the year ended
  December 31, 1997                       -                   -           (1,056,542)     (1,056,542)
                                ----------------------------------------------------------------------
Balance as of December 31, 1997     $911,444               $267,621      $(1,117,962)     $   61,103
                                ======================================================================


See accompanying notes.





                            Veritech Ventures LLC

                    Consolidated Statements of Cash Flows

                                                                                        PERIOD FROM
                                                                                        JULY 5, 1996
                                                                                    (DATE OF INCEPTION)
                                                            YEAR ENDED DECEMBER          TO DECEMBER
                                                                 31, 1997                 31, 1996
                                                            --------------------------------------------

OPERATING ACTIVITIES
Net loss                                                   $   (1,056,542)              $  (61,420)
Adjustments to reconcile net loss to net cash used in
  operating activities:
    Depreciation and amortization                                  23,345                      991
    Deferred rent                                                  40,175                        -
    Preferred return                                               61,970                    3,000
    Changes in operating assets and liabilities:
      Accounts receivable                                           3,215                  (11,994)
      Prepaid expenses                                            (49,019)                       -
      Deposits                                                   (154,729)                       -
      Accounts payable and accrued expenses                       204,840                    5,256
                                                             --------------------------------------------
Net cash used in operating activities                            (890,745)                 (64,167)

CASH USED IN INVESTING ACTIVITIES
Organization costs                                                      -                   (5,139)
Acquisition of property and equipment                            (349,850)                  (3,433)
                                                             --------------------------------------------
Net cash used in investing activities                            (349,850)                  (8,572)

CASH FROM FINANCING ACTIVITIES
Payment of capital lease obligation                                (3,931)                       -
RSI loan                                                          325,000                        -
Members' contributions                                          1,041,356                   72,739
                                                             -------------------------------------------
Net cash provided by financing activities                       1,362,425                   72,739
                                                             -------------------------------------------

Increase in cash                                                  121,830                        -
Cash at beginning of period                                             -                        -
                                                             -------------------------------------------
Cash at end of period                                         $   121,830                   $    -
                                                             ===========================================


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION AND
                              NONCASH INVESTING AND
                              FINANCING ACTIVITIES


Included in property and equipment at December 31, 1997 is $173,658 of equipment acquired under a capital lease and $64,303 of equipment included in accounts payable and accrued expenses.


See accompanying notes.



                          VERITECH VENTURES LLC

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             DECEMBER 31, 1997

1. SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

Veritech Ventures, LLC (the "Company") was formed on July 5, 1996, as a New York Limited Liability Company, pursuant to an operating agreement (the "Members' Agreement") which will terminate on July 5, 2016 unless terminated earlier by certain events, as defined, in such Members' Agreement.

The Company has been organized for the purpose of developing and implementing concepts related to the integration of modern technology applications within commercial and residential real estate operations.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

EQUIPMENT

Equipment is recorded at cost and is depreciated on the straight-line method over its estimated useful life.

INCOME TAXES

The Company is taxed as a limited liability Company and, accordingly, no provision for federal, state or local income taxes has been made in the accompanying financial statements.

ORGANIZATION COSTS

Organization costs are being amortized on a straight-line basis over five years.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents. At December 31, 1997, the Company's cash is maintained at one financial institution.



                          VERITECH VENTURES LLC

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


1. SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CONCENTRATION

For the year ended December 31, 1997, approximately 89% of revenue was derived from one customer.

ADVERTISING COSTS

The Company's policy is to expense advertising costs as incurred. For the year ended December 31, 1997, the Company incurred approximately $19,000 of advertising expenses which are included in sales and marketing expenses.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. MEMBERS' EQUITY

The Members' Agreement provides that the Company shall have two classes of membership interest, managing and non-managing, with both classes voting equally. The Agreement further provides governance for the maintenance of individual member capital accounts, the allocation of profit and loss to such capital accounts, the accretion of a preferred return to certain outstanding member capital balances, and the return of such capital from available cash flow.

3. RSI LOAN

In December 1997 and January 1998 the Company received loans from Reckson Service Industries, Inc. ("RSI") in the amounts of $325,000 and $300,000, respectively. The loans bear interest at 12% per annum and were contributed to the joint venture formed by the Company and RSI in February 1998 (See Note
9).

                          VERITECH VENTURES LLC

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


4. PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                                  DECEMBER 31
                                          1997                    1996
                                       -----------------------------------
Wiring                                 $ 138,486                $    -
Computer hardware, software
and equipment                            378,319                   3,433
Leasehold improvement                     69,330                     -
Furniture and fixtures                     5,109                     -
                                        -----------------------------------
                                         591,244                   3,433

Less accumulated depreciation             22,794                     477
                                        ------------------------------------
                                        $568,450                  $2,956
                                        ====================================

5. CAPITAL LEASE

In December 1997, the Company executed a long-term lease agreement for equipment. The lease bears interest at 13.4% per annum and provides the Company with a bargain purchase option. For financial reporting purposes, the lease has been classified as a capital lease; accordingly, an asset of $173,658 (included in property and equipment at December 31, 1997) has been recorded.

The future minimum lease payments under the capital lease at December 31, 1997 is as follows:


          1998                                        $70,632
          1999                                         70,617
          2000                                         64,732
                                                    -----------
          Total minimum lease payment                 205,981

          Amounts representing interest               (36,253)
          Present value of net
                                                    -----------
          Minimum lease payments (including
              current portion of $50,945)            $169,727
                                                    ===========

                          VERITECH VENTURES LLC

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


6. COMMITMENTS

LEASES

The Company has lease commitments for office rentals which expire through July 30, 2002. These operating leases provide for basic annual rents plus escalation charges. Minimum commitments through the life of such lease are approximately as follows:

                1998                     $102,000
                1999                      105,000
                2000                      115,000
                2001                      119,000
                2002                       71,000
                                        ---------
                Total                    $512,000
                                        =========

In accordance with the provisions of Statement of Financial Accounting Standards No. 13, Accounting for Leases, the aggregate of the total minimum lease payments is amortized on the straight-line method over the term of the lease. The difference between the straight-line rent expense and the amounts paid in accordance with the terms of the lease has been included in "Deferred Rent". Rent expense was approximately $63,800 and $0 for the year ended December 31, 1997 and for the period from July 5, 1996 (date of inception) to December 31, 1996, respectively.

EMPLOYMENT AGREEMENTS

On January 6, 1997, the Company entered into a three-year employment agreement which obligates the Company to a minimum of $100,000 per year in guaranteed payments.

7. RELATED PARTY TRANSACTIONS

During the year ended December 31, 1997, the Company rented temporary office space from its managing member whereby the Company paid approximately $5,250 to such managing member.

During the year ended December 31, 1997, the Company purchased $56,000 of construction services from a related party of which $26,000 is included in accounts payable at December 31, 1997.

8. ORGANIZATION

On February 7, 1997, the Company formed two wholly-owned subsidiaries, OnSite Access, LLC and OnSite Access Local, LLC for purposes of implementing distinct elements of its business intentions (i.e., providing Internet access and local phone service, respectively).


                          VERITECH VENTURES LLC

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


9. SUBSEQUENT EVENT

On February 20, 1998, the Company entered into an agreement (the "RSI Agreement") with RSI and other third parties whereby the parties agreed to form a new company, OnSite Ventures, LLC ("OSV"). Pursuant to the RSI Agreement, the Company has agreed to contribute to OSV all of its assets and liabilities in consideration for approximately a 26% interest in OSV and RSI has agreed to contribute $6.5 million in consideration for its approximate 59% interest in OSV.




NO   DEALER,    SALESPERSON   OR   OTHER     RECKSON SERVICE INDUSTRIES, INC.
INDIVIDUAL  HAS BEEN  AUTHORIZED TO GIVE
ANY   INFORMATION   OR   TO   MAKE   ANY
REPRESENTATIONS    OTHER    THAN   THOSE
CONTAINED  IN THIS  PROSPECTUS  AND,  IF
GIVEN  OR  MADE,  SUCH   INFORMATION  OR                COMMON STOCK
REPRESENTATION  MUST NOT BE RELIED  UPON
AS  HAVING   BEEN   AUTHORIZED   BY  THE
COMPANY.  NEITHER  THE  DELIVERY OF THIS
PROSPECTUS  NOR  ANY   DISTRIBUTION   OR
OFFERING  MADE  PURSUANT  HERETO  SHALL,
UNDER  ANY  CIRCUMSTANCES,   CREATE  ANY
IMPLICATION   THAT  THERE  HAS  BEEN  NO
CHANGE  IN THE  FACTS  SET FORTH IN THIS
PROSPECTUS  OR IN AFFAIRS OF THE COMPANY
SINCE THE DATE HEREOF.

           TABLE OF CONTENTS                      RIGHTS TO SUBSCRIBE
                                                   FOR COMMON STOCK
                                       Page

Summary..................................6
Risk Factors............................19
The Distribution........................29
The Rights Offering.....................35           PROSPECTUS
Dividend Policy.........................38
Selected Financial Data.................38
Management's Discussion and
  Analysis and Financial
  Condition and Results
  of Operations.........................40
Business................................44
Management..............................53
Beneficial Ownership of RSI
  Common Stock..........................57
Certain Transactions....................61
Description of RSI Capital Stock........62
Certain Antitakeover Provisions.........67
Experts.................................75
Legal Matters...........................75
Index to Financial Statements..........F-1

UNTIL  JULY 24,  1998 (25 DAYS AFTER THE
EXPIRATION DATE OF THE RIGHTS OFFERING),
ALL DEALERS  EFFECTING  TRANSACTIONS  IN
THE COMMON  STOCK  DISTRIBUTED  PURSUANT
HERETO,  WHETHER OR NOT PARTICIPATING IN               MAY 13, 1998
THIS  DISTRIBUTION,  MAY BE  REQUIRED TO
DELIVER A PROSPECTUS.



                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the Common Stock registered hereby, all of which expenses, except for the SEC registration fee, are estimates:

                           DESCRIPTION                   AMOUNT
                           -----------                  -------

SEC Registration Fee................................   $  7,433
Transfer Agent's and Registrar's Fee................   $ 25,000
Printing and Engraving Fees.........................   $ 10,000
Legal Fees and Expenses.............................   $500,000
Accounting Fees and Expenses........................   $150,000
Miscellaneous.......................................   $ 57,567
                                                       --------

         Total......................................   $750,000
                                                       ========


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Delaware General Corporation Law (the "Delaware Law") provides that a corporation may limit the liability of each director to the corporation of its stockholders for monetary damages except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, and (iv) for any transaction from which the director derives an improper personal benefit. The Certificate of Incorporation and Bylaws provide for the elimination and limitation of the personal liability of directors of the Company for monetary damages to the fullest extent permitted by the Delaware Law. In addition, the Certificate of Incorporation and Bylaws provide that if the Delaware Law is amended to authorize the further elimination or limitation of the liability of a director, then the liability of the directors shall be eliminated or limited to the fullest extent permitted by the Delaware Law, as so amended. The effect of this provision is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. The provision does not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, the Bylaws provide that the Company shall, to the full extent permitted by the Delaware Law, as amended from time to time, indemnify and advance expenses to each of its currently acting and former directors, officers, members of the management advisory committee, employees and agents.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

         Reckson Operating Partnership, L.P. has acquired 95% of the Registrant's outstanding equity interests in the form of non-voting common stock for $4,256,324. Lightpost LLC has acquired the remaining 5% of the Registrant's outstanding equity interests in the form of voting common stock for $224,017. The foregoing issuances of unregistered securities are claimed to be exempt from the registration provisions of the Securities Act of 1933 pursuant to Section 4(2) of the Act.



ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a)      Exhibits.

 3.1                --       Certificate of Incorporation
 3.2                --       Form of Amended and Restated Certificate
                             of Incorporation
 3.3                --       Bylaws
 4.1                --       Specimen Common Stock certificate
 4.2                --       Form of Subscription certificate
 5.1
 8.1                --       Opinion of Brown & Wood LLP regarding the validity
                             of the securities being registered
10.1                --       Opinion of Brown & Wood LLP regarding certain tax
                             matters
10.1                --       Form of Intercompany Agreement between Reckson
                             Operating Partnership, L.P. and Reckson Service
                             Industries, Inc.
10.2A               --       Form of Credit Agreement between Reckson Operating
                             Partnership, L.P. and Reckson Service Industries,
                             Inc. relating to the operations of Reckson Service
                             Industries, Inc.
10.2B               --       Form of Credit Agreement between Reckson Operating
                             Partnership, L.P. and Reckson Service Industries,
                             Inc. relating to the operations of Reckson
                             Strategic Venture Partners, LLC
10.3                --       Form of Limited Liability Company Agreement of
                             OnSite Ventures L.L.C.
10.4                --       Standby Purchase Agreement
10.5                --       Limited Liability Company Agreement of RSVP
                             Holdings, LLC
10.6A               --       Operating Agreement of Reckson Strategic Venture
                             Partners, LLC
10.6B               --       Supplemental Agreement to Operating Agreement of
                             Reckson Strategic Venture Partners, LLC
10.7                --       Form of Registration Rights Agreement between
                             Reckson Service Industries, Inc. and certain
                             affiliates thereof
10.8                --       Option to Acquire Interoffice Superholdings
10.9                --       Loan Agreement regarding On-Site Convertible Loans
10.10               --       Stock Option Plan
10.11               --       Employment Agreement of Steven H. Shepsman
10.12               --       Employment Agreement of Seth V. Lipsay
21.1                --       List of Subsidiaries of Reckson Service Industries,
                             Inc.
23.1                --       Consent of Ernst & Young LLP
23.2                --       Consent of Arthur Andersen LLP
23.3                --       Consent of Arthur Andersen LLP
23.4                --       Consents of Brown & Wood LLP (included as part of
                             exhibits 5.1 and 8.1)
24.1                --       Power of Attorney (set forth on page II-4 of the
                             Registration Statement)
99.1                --       Form of Letter to Stockholders regarding Rights
                             Offering
99.2                --       Subscription Agent Agreement between Reckson
                             Service Industries, Inc. and American Stock
                             Transfer & Trust Company

         (b)      Financial Statement Schedules.

                  Dobie Center -

         Schedule III - Real Estate Investments, Accumulated Depreciation and Amortization


ITEM 17.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;"

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, New York on May 12, 1998.

                                  RECKSON SERVICE INDUSTRIES, INC.

                                  By:  /s/ Scott H. Rechler
                                       -------------------------------------
                                       Scott H. Rechler
                                       President and Chief Operating Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald Rechler, Scott H. Rechler and Michael Maturo, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capabilities, to sign any and all amendments (including post-efffective amendents) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated.

    Donald Rechler*           Director and Chief
-----------------------
     Donald Rechler           Executive Officer


/s/ Scott H. Rechler          Director, President      May 12, 1998
-----------------------       and Chief Operating
    Scott H. Rechler          Officer (Principal
                              Executive Officer)

  Michael Maturo*            Director, Executive
------------------------     Vice President and
   Michael Maturo            Chief Financial
                             Officer (Principal
                             Financial and
                             Accounting Officer)

   Roger Rechler*             Director
------------------------
   Roger Rechler


/s/ Gregg M. Rechler          Director and Member      May 12, 1998
------------------------
    Gregg M. Rechler          of Management

                              Advisory Committee

/s/ Mitchell D. Rechler       Director, Secretary      May 12, 1998
------------------------      and Member of
    Mitchell D. Rechler       Management Advisory
                              Committee


*By: /s/ Scott H. Rechler                              May 12, 1998
-------------------------
         Scott H. Rechler
         Attorney-in-Fact




                                  EXHIBIT INDEX

EXHIBIT

  NO.                           DESCRIPTION
------                          -----------


 3.1      --     Certificate of Incorporation
 3.2      --     Form of Amended and Restated Certificate
                 of Incorporation
 3.3      --     Bylaws
 4.1      --     Specimen Common Stock certificate
 4.2      --     Form of Subscription certificate
 5.1      --     Opinion of Brown & Wood LLP regarding the validity of
                 the securities being registered
 8.1      --     Opinion of Brown & Wood LLP regarding certain tax
                 matters
10.1      --     Form of Intercompany Agreement between Reckson Operating
                 Partnership, L.P. and Reckson Service Industries, Inc.
10.2A     --     Form of Credit Agreement between Reckson Operating
                 Partnership, L.P. and Reckson Service Industries, Inc.
                 relating to the operations of Reckson Service Industries, Inc.
10.2B     --     Form of Credit Agreement between Reckson Operating
                 Partnership, L.P. and Reckson Service Industries, Inc.
                 relating to the operations of Reckson Strategic Venture
                 Partners, LLC
10.3      --     Form of Limited Liability Company Agreement of OnSite
                 Ventures L.L.C.
10.4      --     Standby Purchase Agreement
10.5      --     Limited Liability Company Agreement of RSVP Holdings,
                 LLC
10.6A     --     Operating Agreement of Reckson Strategic Venture
                 Partners, LLC
10.6B     --     Supplemental Agreement to Operating Agreement of Reckson
                 Strategic Venture Partners, LLC
10.7      --     Form of Registration Rights Agreement between Reckson
                 Service Industries, Inc. and certain affiliates thereof
10.8      --     Option to Acquire Interoffice Superholdings
10.9      --     Loan Agreement regarding On-Site Convertible Loans
10.10     --     Stock Option Plan
10.11     --     Employment Agreement of Steven H. Shepsman
10.12     --     Employment Agreement of Seth V. Lipsay
21.1      --     List of Subsidiaries of Reckson Service Industries, Inc.
23.1      --     Consent of Ernst & Young LLP
23.2      --     Consent of Arthur Andersen LLP
23.3      --     Consent of Arthur Andersen LLP
23.4      --     Consents of Brown & Wood LLP (included as part of
                 exhibits 5.1 and 8.1)
24.1      --     Power of Attorney (set forth on page II-4 of the Registration
                 Statement)
99.1      --     Form of Letter to Stockholders regarding Rights Offering
99.2      --     Subscription Agent Agreement between Reckson Service
                 Industries, Inc. and American Stock Transfer & Trust
                 Company